As filed with the Securities and Exchange Commission on February 28, 2019

File No. 811-23232

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒

Amendment No. 6	☒

HARTFORD FUNDS MASTER FUND

(Exact Name of Registrant as Specified in Charter)

690 Lee Road, Wayne, Pennsylvania 19087

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (610) 386-4068

Thomas Phillips, Esquire

Hartford Funds Management Company, LLC

690 Lee Road

Wayne, Pennsylvania 19087

(Name and Address of Agent for Service)

Copy to:

John V. O’Hanlon, Esquire

Dechert LLP

One International Place, 40th Floor

100 Oliver Street

Boston, Massachusetts 02110-2605

Global Impact Master Portfolio

Registration Statement

FEBRUARY 28, 2019

Explanatory Note: This Registration Statement on Form N-1A has been filed by the Global Impact Master Portfolio, a series of a Delaware statutory trust (the “Portfolio”), pursuant to Section 8(b) of the Investment Company Act of 1940 (the “1940 Act”). However, beneficial interests in the Portfolio are not registered under the Securities Act of 1933 (the “1933 Act”) because such interests are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Portfolio may only be made by “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, within the meaning of the 1933 Act, any beneficial interests in the Portfolio to the public (for ease of reference, the terms, “interests” and “interestholders,” may be referred to as “shares” and “shareholders,” respectively, in this prospectus).

HARTFORD FUNDS

P.O. BOX 219060

KANSAS CITY, MO 64121-9060

[This Page Is Intentionally Left Blank]

Global Impact Master Portfolio

Form N-1A, Part A:

The responses to Items 1, 2, 3, 4, and 13 have been omitted pursuant to Section 2(b) of Instruction B of the General Instructions for Form N-1A.

Item 5.

MANAGEMENT. The investment manager of Global Impact Master Portfolio (the “Portfolio”) is Hartford Funds Management Company, LLC. The Portfolio’s sub-adviser is Wellington Management Company LLP.

Portfolio Manager	Title	Involved with the Portfolio Since
Eric M. Rice, PhD	Managing Director and Portfolio Manager	2017

Item 6.

PURCHASE AND SALE OF PORTFOLIO SHARES. Shares of the Portfolio are offered only for investment by other funds managed by Hartford Funds Management Company, LLC.  Shares of the Portfolio are not registered under the 1933 Act and will be offered solely to accredited investors in private placement transactions that do not involve any public offering.  There is no minimum initial or subsequent investment for shares of the Portfolio.  This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

Shares of the Portfolio may be sold on those days when the New York Stock Exchange is open, typically Monday through Friday.

Item 7.

TAX INFORMATION. Under the anticipated method of operation of the Portfolio, the Portfolio intends to be classified as a partnership under the Internal Revenue Code of 1986, as amended (the “Code”) and should, therefore, generally not be subject to any U.S. federal income tax. However, each investor in the Portfolio will be required to take into account its allocable share of the Portfolio’s taxable ordinary income and capital gains in determining its U.S. federal income tax liability, if any. The determination of each such share will be made in accordance with the governing instruments of the Portfolio, which are intended to comply with the requirements of the Code and the regulations promulgated thereunder.

The Portfolio expects to manage its assets in such a way that an investment company investing in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that it invests all of its assets in the Portfolio or other regulated investment companies that so manage their assets.

Item 8.

FINANCIAL INTERMEDIARY COMPENSATION.

Not applicable.

Item 9.

INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS.

INVESTMENT OBJECTIVE. The Portfolio seeks long-term capital appreciation.

PRINCIPAL INVESTMENT STRATEGY. The Portfolio seeks to achieve its objective by investing in equity securities of issuers located throughout the world, including non-dollar securities and securities of emerging market issuers.  Wellington Management Company LLP (“Wellington Management” or the “sub-adviser”), the Portfolio’s sub-adviser, seeks to invest the Portfolio’s assets in companies that focus their operations in areas that Wellington Management believes are likely to address major social and environmental challenges.  Within this universe of companies, Wellington Management conducts fundamental analysis to identify what it believes to be attractive investments across economic sectors within both developed and emerging countries. This fundamental analysis considers a company’s political/regulatory environment, quality of management, and competitive dynamics to assess the company’s ability to create value and sustain a competitive advantage. Furthermore, a company’s balance sheet and income statement are examined to determine the quality and stability of the company’s earnings and the potential for those earnings to grow. The Portfolio may invest in companies of any market capitalization, including small and mid capitalization securities, located anywhere in the world.  The Portfolio may also invest in depositary receipts or other securities that are convertible into securities of foreign issuers and could, at times hold a portion of its assets in cash.

Under normal circumstances, the Portfolio will invest at least 40% of its net assets in foreign securities or derivative instruments or other investments with exposure to foreign securities of at least three different countries outside the United States. During periods of unfavorable market conditions, the Portfolio may reduce its exposure to foreign securities, but typically will continue to invest at least 30% of its net assets in foreign securities as described above. Investments are deemed to be “foreign” if: (a) an issuer’s domicile or location of headquarters is in a foreign country; (b) an issuer derives a significant proportion (at least 50%) of its revenues or profits from goods produced or sold, investments made, or services performed in a foreign country or has at least 50% of its assets situated in a foreign country; (c) the principal trading market for a security is located in a foreign country; or (d) it is a foreign currency.

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Asset allocation decisions are actively managed and are based upon Wellington Management’s judgment of the relative attractiveness of various investment opportunities. As part of its fundamental analysis, Wellington Management may also consider certain environmental, social and/or governance (ESG) factors during its assessment. Wellington Management may also consider the research provided by its Global Industry Analysts (GIAs), who provide in-depth company analysis by sector coverage, in addition to other resources and tools. As part of the asset allocation decision making process, Wellington Management implements global impact thematic ideas based on macroeconomic and structural trends derived from its research.

In pursuit of its principal investment strategy, the Portfolio may use derivatives for hedging purposes, to gain exposure to certain issuers or market sectors, and/or to equitize cash. The derivatives in which the Master Portfolio may invest include exchange and over-the-counter traded transactions including, but not limited to, futures, options, swaps and similar derivative instruments or combinations thereof.

As of February 28, 2019, the primary areas that Wellington Management believes are likely to address major social and environmental challenges are listed below:

•	sustainable agriculture and nutrition, including state-of-the-art irrigation systems, smallholder agricultural equipment, genomic research to enhance farmer’s livestock breeding efforts, and businesses that enhance sustainable food and nutrition;
•	health, with a focus on best-in-class companies and approaches that are likely to deliver disruptive innovations in healthcare technologies or services aimed at serious illnesses and health improvements aimed at large, under-served populations;
•	clean water and sanitation, such as companies offering access to new technologies aimed at improving efficiency of water use, water desalination, and improved infrastructure that cuts leakages and helps reach growing populations;
•	affordable housing, with a focus on businesses that would attempt to elicit efforts across governments, multilateral agencies, philanthropic agencies, investors, and companies to facilitate the maintenance and plentiful construction of low-cost housing, to remove obstacles to credit availability for the underserved population, and to manage services for lower-budget entities, including community groups, local charities, the elderly, and the disabled;
•	education and training, including affordable early education, private provision of accessible, high-quality primary, secondary, and tertiary education, and companies seeking to address literacy and educational funding concerns;
•	financial inclusion, such as by offering simple, appropriate and inclusive products, flexible and convenient access, and providing financial literacy programs and financial counseling;
•	narrowing the digital divide, by, for example, establishing mobile phone operators in developing countries, bringing wireless broadband service to rural communities, and offering lower cost internet services;
•	alternative energy, with an emphasis on changing how energy is consumed and produced through renewable power sources like wind farms, solar plants, and hydroelectricity;
•	resource stewardship, including waste-to-power generation, waste clean-up operations, and bio-based products derived renewable resources;
•	resource efficiency, such as smart-metering technology for gas, water, and electricity, intelligent power grid management technology, and energy efficient innovations like LED lighting; and
•	multi-theme, which includes companies that are not focused specifically on any one of the above listed themes, but may focus on several themes and/or provide services to impact companies.

The areas noted in the list above may change from time to time without shareholder notice.

PRINCIPAL RISKS. The following are the principal risks of investing in the Portfolio. When you sell your shares they may be worth more or less than what you paid for them, which means that you could lose money as a result of your investment. An investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. As with any fund, there is no guarantee that the Portfolio will achieve its investment objective.

Active Investment Management Risk – The risk that, if the sub-adviser’s investment decisions and strategy does not perform as expected, the Portfolio could underperform its peers or lose money. The Portfolio’s performance depends on the judgment of the Portfolio’s sub-adviser about a variety of factors, such as markets, interest rates and/or the attractiveness, relative value, liquidity, or potential appreciation of particular investments. The investment models of the Portfolio’s sub-adviser may not adequately take into account certain factors, may perform differently than anticipated and may result in the Portfolio having a lower return than if the sub-adviser used another model or investment strategy. There is no guarantee that the strategy used by the Portfolio will allow the Portfolio to achieve its investment objective.

The Portfolio’s sub-adviser may consider certain environmental, social and governance (ESG) factors as part of its decision to buy and sell securities. Such consideration may fail to produce the intended result and, as a result, the Portfolio may underperform funds that are not subject to such assessment.

Market Risk – Market risk is the risk that one or more markets in which the Portfolio invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. Securities of a company or other investments may decline in value due to factors affecting securities markets generally or individual issuers. The value of a security or other investment may change in value due to general market conditions that are not related to a particular issuer, such as real or perceived adverse economic conditions, changes in the general outlook for revenues or corporate earnings, changes in interest or currency rates or adverse investor sentiment generally. The value of a security or other investment may also change in value due to factors that affect an individual issuer, including data breaches and cybersecurity attacks, or a particular sector or industry. During a general downturn in the securities or other markets, multiple asset classes may decline in value simultaneously. When markets perform well, there can be no assurance that securities or other investments

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held by the Portfolio will participate in or otherwise benefit from the advance. Any market disruptions, including those arising out of geopolitical events or natural/environmental disasters, could also prevent the Portfolio from executing advantageous investment decisions in a timely manner. Although the Portfolio generally seeks to reduce the risks related to the equity and fixed income markets, there is no guarantee that the Portfolio’s strategy will be successful and the Portfolio is still exposed to overall market risk.

Equity Risk – Equity securities represent an ownership interest, or the right to acquire an ownership interest, in a company. Equity securities include but are not limited to common stock, preferred stock, securities convertible into common or preferred stock and warrants or rights to acquire common stock, including options. The value of an equity security may be based on the real or perceived success or failure of the particular company’s business, any income paid to stockholders in the form of a dividend, the value of the company’s assets, general market conditions, or investor sentiment generally. Equity securities may have greater price volatility than other types of investments. These risks are generally magnified in the case of equity investments in distressed companies.

Foreign Investments Risk – Investments in foreign securities may be riskier than investments in U.S. securities and may also be less liquid and more difficult to value than securities of U.S. issuers. Foreign investments may be affected by the following:

•	changes in currency exchange rates
•	changes in foreign or U.S. law or restrictions applicable to such investments and in exchange control regulations
•	increased volatility
•	substantially less volume on foreign stock markets and other securities markets
•	higher commissions and dealer mark-ups
•	inefficiencies in certain foreign clearance and settlement procedures that could result in an inability to execute transactions or delays in settlement
•	less uniform accounting, auditing and financial reporting standards
•	less publicly available information about a foreign issuer or borrower
•	less government regulation
•	unfavorable foreign tax laws
•	political, social, economic or diplomatic developments in a foreign country or region or the U.S. (including the imposition of sanctions, tariffs, or other governmental restrictions)
•	differences in individual foreign economies
•	geopolitical events that may disrupt securities markets and adversely affect global economies and markets

Governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth. In addition, global economies and financial markets are becoming increasingly interconnected, which increases the possibility that conditions in one country or region might adversely impact issuers in a different country or region.

Certain European countries in which the Portfolio may invest have recently experienced significant volatility in financial markets and may continue to do so in the future. The impact of the United Kingdom’s intended departure from the European Union, commonly known as “Brexit,” and the potential departure of one or more other countries from the European Union may have significant political and financial consequences for global markets. These consequences include greater market volatility and illiquidity, currency fluctuations, deterioration in economic activity, a decrease in business confidence and an increased likelihood of a recession in such markets. Uncertainty relating to the withdrawal procedures and timeline may have adverse effects on asset valuations and the renegotiation of current trade agreements, as well as an increase in financial regulation in such markets. This may adversely impact Portfolio performance.

Currency Risk − The risk that the value of the Portfolio’s investments in foreign securities or currencies will be affected by the value of the applicable currency relative to the U.S. dollar. When the Portfolio sells a foreign currency or foreign currency denominated security, its value may be worth less in U.S. dollars even if the investment increases in value in its local market. U.S. dollar-denominated securities of foreign issuers may also be affected by currency risk, as the revenue earned by issuers of these securities may also be affected by changes in the issuer’s local currency. Currency markets generally are not as regulated as securities markets. The dollar value of foreign investments may be affected by exchange controls. The Portfolio may be positively or negatively affected by governmental strategies intended to make the U.S. dollar, or other currencies in which the Portfolio invests, stronger or weaker. Currency risk may be particularly high to the extent that the Portfolio invests in foreign securities or currencies that are economically tied to emerging market countries.

Emerging Markets Risk – The risks of foreign investments are usually greater for emerging markets. Investments in emerging markets may be considered speculative. Emerging markets are those markets (1) included in emerging market or equivalent classifications by the United Nations (and its agencies); (2) having per capita income in the low to middle ranges, as determined by the World Bank; or (3) the Portfolio’s benchmark index provider designates as emerging. Emerging countries are generally located in Africa, Asia, the Middle East, Eastern and Central Europe and Central and South America. Emerging markets are riskier than more developed markets because they tend to develop unevenly and may never fully develop. They are more likely to experience hyperinflation and currency devaluations, which adversely affect returns to U.S. investors. In addition, many emerging markets have far lower trading volumes and less liquidity than developed markets. Since these markets are often small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets. Also, there may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject. Many emerging markets have histories of political instability and abrupt changes in policies. As a result, their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries, including expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable

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diplomatic developments. In such an event, it is possible that the Portfolio could lose the entire value of its investments in the affected market. Some countries have pervasive corruption and crime that may hinder investments. Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth. Emerging markets may also have differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. governmental laws or restrictions applicable to such investments. Settlements of trades in emerging markets may be subject to significant delays. The inability to make intended purchases of securities due to settlement problems could cause missed investment opportunities. Losses could also be caused by an inability to dispose of portfolio securities due to settlement problems. Sometimes, emerging markets may lack or be in the relatively early development of legal structures governing private and foreign investments and private property. In addition to withholding taxes on investment income, some countries with emerging markets may impose differential capital gains taxes on foreign investors.

The risks outlined above are often more pronounced in “frontier markets” in which the Portfolio may invest. Frontier markets are those emerging markets that are considered to be among the smallest, least mature and least liquid. These factors make investing in frontier market countries significantly riskier than investing in other countries.

Mid Cap and Small Cap Securities Risk – The securities of small capitalization and mid capitalization companies involve greater risks than stocks of larger, more established companies and may be subject to more abrupt or erratic price movements. Securities of such issuers may lack sufficient market liquidity to enable the Portfolio to effect sales at an advantageous time or without a substantial drop in price. Both mid-cap and small-cap companies often have narrower markets and more limited managerial and financial resources than larger, more established companies. It is often more difficult to obtain information on smaller companies, which tend to be less well known, have shorter operating histories, do not have significant ownership by large investors and are followed by relatively few securities analysts. As a result, the performance of such stocks can be more volatile, especially in the short term, and they face greater risk of business failure, which could increase the volatility of the Portfolio’s investment portfolio. Generally, the smaller the company size, the greater these risks.

Impact Investing Risk – The Portfolio intends to invest in companies whose core business seeks to address the world’s major social and environmental challenges. This investment focus may affect the Portfolio’s exposure to certain companies or industries and the Portfolio may forego certain investment opportunities. The Portfolio may underperform other funds that do not seek to invest in companies based on expected societal impact outcomes. Although the Portfolio seeks to identify companies that it believes seek to address major social and environmental challenges, investors may differ in their views of what constitutes such challenges. As a result, the Portfolio may invest in companies that do not reflect the beliefs and values of any particular investor.

Master-Feeder Structure Risk – A non-accredited investor may not directly purchase an interest in the Portfolio, but instead may purchase shares in one or more investment companies that invest all of their assets in the Portfolio (each, a “Feeder Fund”). Therefore, the Portfolio is also subject to risks related to the master-feeder structure. As shareholders of the Portfolio, Feeder Funds vote on matters pertaining to the Portfolio. Feeder Funds with a greater pro rata ownership in the Portfolio could have effective voting control of the operations of the Portfolio. Also, a large-scale redemption by one Feeder Fund may increase the proportionate share of the costs of the Portfolio borne by the remaining Feeder Funds. The Feeder Funds may also redeem their entire investment in the Portfolio, in which case the Portfolio may cease operations.

Securities Lending Risk - Securities lending involves the risk that the Portfolio may lose money because the borrower of the loaned securities fails to return the securities in a timely manner or at all. The Portfolio could also lose money in the event of a decline in the value of the collateral provided for loaned securities or a decline in the value of any investments made with cash collateral. These events could also trigger adverse tax consequences for the Portfolio. Securities lending also involves exposure to certain additional risks, including operational risk (i.e., the risk of losses resulting from problems in the settlement and accounting process – especially so in certain international markets), “gap” risk (i.e., the risk of a mismatch between the return on cash collateral reinvestments and the fees the Portfolio has agreed to pay a borrower), risk of loss of collateral, credit, legal, counterparty and market risk. Although the Portfolio’s securities lending agent has agreed to provide the Portfolio with indemnification in the event of a borrower default, the Portfolio is still exposed to the risk of losses in the event a borrower does not return the Portfolio’s securities as agreed and the agent fails to indemnify the Portfolio.

Large Shareholder Transaction Risk − The Portfolio may experience adverse effects when certain large shareholders purchase or redeem large amounts of shares of the Portfolio. Such large shareholder redemptions may cause the Portfolio to sell portfolio securities at times when it would not otherwise do so, which may negatively impact the Portfolio’s NAV and liquidity. Similarly, large Portfolio share purchases may adversely affect the Portfolio’s performance to the extent that the Portfolio is delayed in investing new cash and is required to maintain a larger cash position than it ordinarily would. These transactions may also accelerate the realization of taxable income to shareholders if such sales of investments resulted in gains, and may also increase transaction costs. In addition, a large redemption could result in the Portfolio’s current expenses being allocated over a smaller asset base, leading to an increase in the Portfolio’s expense ratio.

The Portfolio is subject to certain additional risks, which are discussed below.

Additional Risks and Investment Information.

Many factors affect the Portfolio’s performance. There is no assurance that the Portfolio will achieve its investment objective, and you should not consider any one fund alone to be a complete investment program. The different types of securities, investments, and investment techniques used by the Portfolio have attendant risks of varying degrees. The Statement of Additional Information (“SAI”) contains more detailed information about the Portfolio’s investment policies and risks.

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Depositary Receipts Risk – The Portfolio may invest in securities of foreign issuers in the form of depositary receipts or other securities that are convertible into securities of foreign issuers. American Depositary Receipts are receipts typically issued by an American bank or trust company that evidence underlying securities issued by a foreign corporation. European Depositary Receipts (issued in Europe) and Global Depositary Receipts (issued throughout the world) each evidence a similar ownership arrangement. The Portfolio may invest in Depositary Receipts that are not sponsored by a financial institution (“Unsponsored Depositary Receipts”). Depositary Receipts are generally subject to the same risks as the foreign securities that they evidence or into which they may be converted. The issuers of unsponsored Depositary Receipts are not obligated to disclose information that is, in the United States, considered material. Therefore, there may be less information available regarding their issuers and there may not be a correlation between such information and the market value of the Depositary Receipts. The Portfolio may also invest in Global Depositary Notes (“GDNs”), a form of depositary receipt. GDNs emulate the terms (interest rate, maturity date, credit quality, etc.) of particular local bonds; however, they trade, settle, and pay interest and principal in U.S. Dollars. Any distributions paid to the holders of GDNs are usually subject to a fee charged by the depositary and holders of GDNs may have limited rights. Certain investment restrictions in certain countries may adversely impact the value of GDNs because such restrictions may limit the ability to convert bonds into GDNs and vice versa.

Derivatives Risk – The Portfolio may use derivatives for investment purposes and/or for hedging purposes, including anticipatory hedges. Derivatives are instruments whose value depends on, or is derived from, the value of an underlying asset, reference rate or index. Successful use of derivative instruments by the Portfolio depends on the sub-adviser’s judgment with respect to a number of factors and the Portfolio’s performance could be worse and/or more volatile than if it had not used these instruments. Derivatives may involve significant risks, including:

•	Counterparty/Credit Risk – the risk that the party on the other side of the transaction will be unable to honor its financial obligation to the Portfolio.
•	Currency Risk – the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.
•	Leverage Risk – the risk associated with certain types of investments or trading strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.
•	Liquidity Risk – the risk that certain investments may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth, which could expose the Portfolio to losses and could make derivatives more difficult for the Portfolio to value accurately.
•	Index Risk – if the derivative is linked to the performance of an index, it will be subject to the risks associated with changes in that index. If the index changes, the Portfolio could receive lower interest payments or experience a reduction in the value of the derivative to below what the Portfolio paid. Certain indexed securities, including inverse securities (which move in an opposite direction to the index), may create leverage, to the extent that they increase or decrease in value at a rate that is a multiple of the changes in the applicable index. For this reason, the Portfolio’s investment in these instruments may decline significantly in value if index levels move in a way that is not anticipated.
•	Regulatory Risk – Government legislation or regulation may make derivatives more costly, may limit the availability of derivatives, or may otherwise adversely affect the use, value or performance of derivatives.
•	Tax Risk – The tax treatment of a derivative may not be as favorable as a direct investment in the underlying asset. The use of derivatives may adversely affect the timing, character and amount of income the Portfolio realizes from its investments, and could impair the ability of the sub-adviser to use derivatives when it wishes to do so.
•	Short Position Risk – the Portfolio may also take a short position in a derivative instrument, such as a future, forward or swap. A short position in a derivative instrument involves the risk of a theoretically unlimited increase in the value of the underlying instrument which could cause the Portfolio to suffer a (potentially unlimited) loss.

The Portfolio may invest a significant portion of its assets in derivative instruments. If it does, the Portfolio’s exposure could far exceed the value of its portfolio securities and its investment performance could be primarily dependent upon securities it does not own.

Counterparty Risk – The risk that the counterparty to an over-the-counter derivatives contract or a borrower of the Portfolio’s securities may be unable or unwilling to make timely principal, interest or settlement payments, or otherwise to honor its obligations. The protections available to the Portfolio in exchange traded derivatives may not be available for over-the-counter transactions.

Hedging Risk – Hedging is a strategy in which the Portfolio uses a derivative to offset the risks associated with other Portfolio holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a manner different from that anticipated by the Portfolio or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Portfolio, in which case any losses on the holdings being hedged may not be reduced and may be increased. There can be no assurance that the Portfolio’s hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Portfolio is not required to use hedging and may choose not to do so.

Futures and Options Risks – An option is an agreement that, for a premium payment or fee, gives the purchaser the right but not the obligation to buy or sell the underlying asset at a specified price during a period of time or on a specified date. A future is a contract that obligates the purchaser to take delivery, and the seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. Futures and options are subject to the risk that the sub-adviser may incorrectly predict the direction of securities prices, interest rates, currency exchange rates and other economic factors that may affect the value of the underlying asset. Futures and options may be more volatile than direct investments in the securities underlying the futures and options and may not correlate perfectly to the

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underlying securities. Futures and options also involve additional expenses as compared to investing directly in the underlying securities, which could reduce any benefit or increase any loss to the Portfolio from using the strategy. Futures and options may also involve the use of leverage as the Portfolio may make a small initial investment relative to the risk assumed, which could result in losses greater than if futures or options had not been used. Futures and options transactions may be effected on securities exchanges or in the over-the-counter market. When futures or options are purchased over-the-counter, the Portfolio bears the risk that the counter-party that wrote the future or option will be unable or unwilling to perform its obligations under the contract. Such futures and options may also be illiquid, and in such cases, the Portfolio may have difficulty closing out its position or valuing the contract. Options on foreign currencies are affected by the factors that influence foreign exchange rates and investments generally. The Portfolio’s ability to establish and close out positions on foreign currency options is subject to the maintenance of a liquid secondary market, and there can be no assurance that a liquid secondary market will exist for a particular option at any specific time.

Swaps Risk – Swap agreements are two-party contracts entered into for a set period of time in which the parties agree to exchange payments based on some underlying reference asset (such as interest rates). The use of swaps is a highly specialized activity that involves investment techniques, risk analyses and tax planning different from those associated with ordinary portfolio securities transactions. These transactions can result in sizeable realized and unrealized capital gains and losses relative to the gains and losses from the Portfolio’s direct investments in the reference assets.

Transactions in swaps can involve greater risks than if the Portfolio had invested directly in the reference asset since, in addition to general market risks, swaps may be leveraged and are also subject to illiquidity risk, counterparty risk, credit risk and valuation risk. Because they are two-party contracts and because they may have terms of greater than seven days, certain swap transactions may be considered to be illiquid. Moreover, the Portfolio bears the risk of loss of the amount expected to be received under a swap in the event of the default or bankruptcy of a swap counterparty. Some swaps may be complex and difficult to value. Swaps may also be subject to pricing or “basis” risk, which exists when a particular swap becomes extraordinarily expensive relative to historical prices or the price of corresponding cash market instruments. Under certain market conditions it may not be economically feasible to initiate a transaction or liquidate a position in time to avoid a loss or take advantage of an opportunity. If a swap transaction is particularly large or if the relevant market is illiquid, it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price, which may result in significant losses.

The prices of swaps can be very volatile, and a variance in the degree of volatility or in the direction of the price of the reference asset from the sub-adviser’s expectations may produce significant losses in the Portfolio’s investments in swaps. In addition, a perfect correlation between a swap and an investment position may be impossible to achieve. As a result, the Portfolio’s use of swaps may not be effective in fulfilling the Portfolio’s investment strategies and may contribute to losses that would not have been incurred otherwise.

Certain swaps are centrally-cleared and will eventually be exchange-traded. Central clearing is expected to decrease credit risk and exchange-trading is expected to improve liquidity. However, central clearing does not make the contracts risk-free and there is no guarantee that the Portfolio would consider exchange-traded swaps to be liquid.

In order to reduce the risk associated with leveraging, the Portfolio may “set aside” liquid assets (often referred to as “asset segregation”), or otherwise “cover” its position in a manner consistent with the 1940 Act or the rules and SEC interpretations thereunder. The Portfolio reserves the right to modify its asset segregation policies in the future to comply with any changes in the SEC’s positions regarding asset segregation.

Private Placement Risk − Investments in private placements are generally considered to be illiquid. Privately placed securities may be difficult to sell promptly or at reasonable prices and might thereby cause the Portfolio difficulty in satisfying redemption requests. In addition, less information may be available about companies that make private placements than about publicly offered companies and such companies may not be subject to the disclosure and other investor protection requirements that would be applicable if their securities were publicly traded. Privately placed securities are typically fair valued and generally have no secondary trading market; therefore, such investments may be more difficult to value than publicly traded securities. Difficulty in valuing a private placement may make it difficult to accurately determine the Portfolio’s exposure to private placement investments, which could cause the Portfolio to invest to a greater extent than permitted in illiquid investments and subject the Portfolio to increased risks. Private placement investments may subject the Portfolio to contingent liabilities in the event a private issuer is acquired by another company during the period it is held by the Portfolio. Private placement investments may involve a high degree of business and financial risk and may result in substantial losses. These factors may have a negative effect on the Portfolio’s performance.

Illiquid Investments Risk – An illiquid investment means any investment that the Portfolio’s sub-adviser reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. In addition, securities and other investments purchased by the Portfolio that are liquid at the time of purchase may subsequently become illiquid due to events relating to the issuer of the securities, market events, rising interest rates, economic conditions or investor perceptions. If the Portfolio holds illiquid investments, it may be unable to quickly sell them or may be able to sell them only at a price below current value. If one or more of the Portfolio’s investments becomes illiquid, the Portfolio may exceed its limit on such investments. In this case, the Portfolio will consider appropriate steps to bring the Portfolio’s holdings back under the limit. In October 2016, the SEC adopted new regulations that may limit the Portfolio’s ability to invest in investments with reduced liquidity. These requirements may adversely affect the Portfolio’s performance and ability to pursue its investment objective.

Real Estate Related Securities Risk – The main risk of real estate related securities is that the value of the underlying real estate may go down. Many factors may affect real estate values. These factors include both the general and local economies, vacancy rates, tenant bankruptcies, the ability to release space under expiring leases on attractive terms, the amount of new construction in a particular area, the laws and regulations (including zoning and tax laws) affecting real estate and the costs of owning, maintaining and improving real estate. The availability of mortgages and changes in interest rates, a decline in rents resulting from unanticipated economic, legal or

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technological developments or a decline in the price of securities of real estate companies due to a failure of borrowers to pay their loans or poor management may also affect real estate values. The real estate industry is particularly sensitive to economic downturns. When economic growth is slow, demand for property decreases and prices may decline. If the Portfolio’s real estate related investments are concentrated in one geographic area or in one property type, the Portfolio will be particularly subject to the risks associated with that area or property type.

In addition to the risks facing real estate related securities, investments in real estate investment trusts (“REITs”), which pool investor money to invest in real estate and real estate related holdings, involve unique risks. REITs may have limited financial resources, may trade less frequently and in limited volume and may be more volatile than other securities. REITs depend generally on their ability to generate cash flow to make distributions to shareholders or unitholders, and may be subject to defaults by borrowers and to self-liquidations. Many issuers of real estate related securities are highly leveraged, which increases the risk to holders of such securities. REITs are also subject to additional risks, such as poor performance by the manager of the REIT, adverse changes to the tax laws, failure by the REIT to qualify for tax-free pass-through of income under the Internal Revenue Code or failure to maintain exemption from registration under the 1940 Act. In addition, some REITs have limited diversification because they invest in a limited number of properties, a narrow geographic area, or a single type of property, which may make REITs more susceptible to adverse developments affecting a single project or market segment than more broadly diversified investments. Also, the organizational documents of a REIT may contain provisions that make changes in control of the REIT difficult and time-consuming. Because REITs are pooled investment vehicles that have expenses of their own, the Portfolio will indirectly bear its proportionate share of those expenses. REITs and other real estate related securities tend to be small- to mid-cap stocks that are subject to risks of investing in small- to mid-cap stocks.

Restricted Securities Risk – Restricted securities are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale. Restricted securities include private placement securities that have not been registered under the applicable securities laws, such as Rule 144A securities, and securities of U.S. and non-U.S. issuers that are issued pursuant to Regulation S. Restricted securities may not be listed on an exchange and may have no active trading market. Restricted securities may be illiquid. The Portfolio may be unable to sell them on short notice or may be able to sell them only at a price below current value. Also, the Portfolio may get only limited information about the issuer of a restricted security, so it may be less able to predict a loss. In addition, if Portfolio management receives material non-public information about the issuer, the Portfolio may as a result be unable to sell the securities. Certain restricted securities may involve a high degree of business and financial risk and may result in substantial losses. For more information regarding Rule 144A securities, see “Rule 144A Securities Risk” below.

Rule 144A Securities Risk − “Rule 144A” securities are privately placed, restricted securities that may only be resold under certain circumstances to other qualified institutional buyers. Rule 144A investments are compared to publicly traded securities. If there are not enough qualified buyers interested in purchasing Rule 144A securities when the Portfolio wishes to sell such securities, the Portfolio may be unable to dispose of such securities promptly or at reasonable prices. For this reason, although Rule 144A securities are generally considered to be liquid, the Portfolio’s holdings in Rule 144A securities may adversely affect the Portfolio’s overall liquidity if qualified buyers become uninterested in buying them at a particular time. Issuers of Rule 144A securities are required to furnish information to potential investors upon request. However, the required disclosure is much less extensive than that required of public companies and is not publicly available. Further, issuers of Rule 144A securities can require recipients of the information (such as the Portfolio) to agree contractually to keep the information confidential, which could also adversely affect the Portfolio’s ability to dispose of a security.

Exchange Traded Notes Risk – Exchange traded notes (“ETNs”) are a type of unsecured, unsubordinated debt security that have characteristics and risks similar to those of fixed-income securities, including credit risk, and trade on a major exchange similar to shares of ETFs. Unlike other types of fixed income securities, however, the performance of ETNs is based upon that of a market index or other reference asset minus fees and expenses, no coupon payments are made and no principal protection exists.  The value of an ETN may be affected by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying commodities or securities markets, changes in the applicable interest rates, changes in the issuer’s credit rating and economic, legal, political or geographic events that affect the referenced commodity or security. The Portfolio’s ability to sell its ETN holdings also may be limited by the availability of a secondary market and the Portfolio may have to sell such holdings at a discount. ETNs also are subject to counterparty credit risk, fixed-income risk and tracking error risk (where the ETN’s performance may not match or correlate to that of its market index). ETNs also incur certain expenses not incurred by their applicable index.

Other Investment Companies Risk – Investments in securities of other investment companies are generally subject to limitations prescribed by the Investment Company Act of 1940, as amended (the “1940 Act”) and its rules, and applicable SEC staff interpretations or applicable exemptive relief granted by the SEC. Such investments subject the Portfolio to the risks that apply to the other investment company, including market and selection risk, and may increase the Portfolio’s expenses to the extent the Portfolio pays fees, including investment advisory and administrative fees, charged by the other investment company. The success of the Portfolio’s investment in these securities is directly related, in part, to the ability of the other investment companies to meet their investment objective.

Investments in exchange traded funds (“ETFs”) and closed-end funds are subject to the additional risk that shares of the ETF or closed-end fund may trade at a premium or discount to their net asset value per share. There may also not be an active trading market available for shares of some ETFs or closed-end funds. Additionally, trading of ETF and closed-end fund shares may be halted and ETF and closed-end fund shares may be delisted by the listing exchange. In addition, the Portfolio pays brokerage commissions in connection with the purchase and sale of shares of ETF and closed-end funds. ETFs and closed-end funds are also subject to specific risks depending on the nature of the ETF or closed-end fund, such as liquidity risk, sector risk, and foreign and emerging markets risk, as well as risks associated with fixed income securities, real estate investments and commodities. Closed-end funds may utilize more leverage than other types of investment companies. They can utilize leverage by issuing preferred stocks or debt securities to raise additional capital which can, in turn, be used to buy more securities and leverage its portfolio.

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A business development company (“BDC”), which is a type of closed-end fund, typically invests in small and medium-sized companies. A BDC’s portfolio is subject to the risks inherent in investing in smaller companies, including that portfolio companies may be dependent on a small number of products or services and may be more adversely affected by poor economic or market conditions. Some BDCs invest substantially, or even exclusively, in one sector or industry group and therefore the BDC may be susceptible to adverse conditions and economic or regulatory occurrences affecting the sector or industry group, which tends to increase volatility and result in higher risk. The Small Business Credit Availability Act, which was signed into law in March 2018, permits BDCs to adopt a lower asset coverage ratio, thereby enhancing their ability to use leverage. Investments in BDCs that use greater leverage may be subject to heightened risks.

The Portfolio will indirectly bear a pro rata share of fees and expenses incurred by any investment companies in which the Portfolio is invested. The Portfolio’s pro rata portion of the cumulative expenses charged by the investment companies is calculated as a percentage of the Portfolio’s average net assets. The pro rata portion of the cumulative expenses may be higher or lower depending on the allocation of the Portfolio’s assets among the investment companies and the actual expenses of the investment companies. Business development company expenses are similar to the expenses paid by any operating company held by the Portfolio. They are not direct costs paid by Fund shareholders and are not used to calculate the Portfolio’s net asset value. They have no impact on the costs associated with Fund operations.

Participation in Securities Lending Activities

The Portfolio may lend portfolio securities to certain borrowers in U.S. and non-U.S. markets in an amount not to exceed one third (33 1/3 percent) of the value of its total assets.

Use of Cash or Money Market Investments

The Portfolio may participate in a cash sweep program whereby the Portfolio’s uninvested cash balance is used to purchase shares of affiliated or unaffiliated money market funds or cash management pooled investment vehicles at the end of each day. To the extent the Portfolio invests its uninvested cash through a sweep program, it is subject to the risks of the account or fund into which it is investing, including liquidity issues that may the Portfolio from accessing its cash.

The Portfolio may also invest some or all of its assets in cash, high quality money market instruments (including, but not limited to U.S. government securities, bank obligations, commercial paper and repurchase agreements involving the foregoing securities) and shares of money market funds for temporary defensive purposes in response to adverse market, economic or political conditions. In addition, the Portfolio may invest some of its assets in these instruments to maintain liquidity or in response to atypical circumstances such as unusually large cash inflows or redemptions. Under such conditions, the Portfolio may not invest in accordance with its investment objective or principal investment strategy and, as a result, there is no assurance that the Portfolio will achieve its investment objective, and may lose the benefit of market upswings.

About The Portfolio’s Investment Objective

The Portfolio’s investment objective may be changed by the Portfolio’s Board without approval of the shareholders of the Portfolio. The Portfolio’s prospectus will be updated prior to any change in the Portfolio’s investment objective.

Consequences of Portfolio Trading Practices

The Portfolio may have a relatively high portfolio turnover and may, at times, engage in short-term trading. Such activity could produce higher brokerage expenses for the Portfolio and may result in the realization of substantial net short-term capital gains and therefore could adversely affect the Portfolio’s performance. The Portfolio is not managed to achieve a particular tax result for shareholders. Shareholders should consult their own tax advisor for individual tax advice.

OPERATIONAL RISKS ASSOCIATED WITH CYBERSECURITY

The Portfolio and its service providers’ use of internet, technology and information systems may expose the Portfolio to potential risks linked to cybersecurity breaches of those technological or information systems. Cybersecurity breaches, amongst other things, could allow an unauthorized party to gain access to proprietary information, customer data, or fund assets, or cause the Portfolio and/or its service providers to suffer data corruption or lose operational functionality. For instance, cybersecurity breaches may interfere with the processing of shareholder transactions, impact the Portfolio’s ability to calculate its NAV, cause the release of private shareholder information or confidential business information, impede trading, subject the Portfolio to regulator fines or financial losses and/or cause reputational damage.

Additional Investment Strategies and Risks

The Portfolio may invest in various securities and engage in various investment techniques that are not the principal focus of the Portfolio and, therefore, are not described in this prospectus. These securities and techniques, together with their risks, are discussed in the Portfolio’s SAI, which may be obtained free of charge by contacting the Portfolio.

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Disclosure of Portfolio Holdings

The Portfolio’s complete month-end portfolio holdings, excepting certain de minimis or short-term investments, will be publicly disclosed on the Hartford Funds’ website at www.hartfordfunds.com no earlier than 25 calendar days after the end of each month.

The largest ten holdings in which the Portfolio invests (and the percentage invested in each) will also be publicly disclosed on the web site no earlier than 15 calendar days after the end of each month.

A description of the Portfolio’s policies and procedures with respect to the disclosure of the Portfolio’s portfolio securities is available in the SAI.

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Item 10.

MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE.

The Portfolio is a series of Hartford Funds Master Fund (the “Trust”), which was organized in the state of Delaware as a trust with transferable interests, commonly referred to as a “Delaware statutory trust” on October 25, 2016 and intends to be treated as a partnership for U.S. federal income tax purposes.

Hartford Funds Management Company, LLC (the “Investment Manager”) is the investment manager to the Portfolio. The Investment Manager is an indirect subsidiary of The Hartford Financial Services Group, Inc. (“The Hartford”), a Connecticut-based financial services company.  Excluding affiliated funds of funds, as of December 31, 2018, the Investment Manager, and its wholly owned subsidiary, Lattice Strategies, LLC had approximately $105.1 billion in discretionary and non-discretionary assets under management.  The Investment Manager is responsible for the management of the Portfolio.  The Investment Manager supervises the activities of the investment sub-adviser described below. The Investment Manager is principally located at 690 Lee Road, Wayne, PA 19087.

“Manager of Managers” Structure

The Investment Manager and the Portfolio rely on an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission (“SEC”) under which the Portfolio operates pursuant to a “Manager of Managers” structure. The Investment Manager has responsibility, subject to oversight by the Board of Trustees, to oversee the sub-adviser and recommend its hiring, termination and replacement. The Order permits the Investment Manager, on behalf of the Portfolio and subject to the approval of the Board of Trustees, to hire, and to materially amend any existing or future sub-advisory agreement with, sub-advisers that are not affiliated with the Investment Manager, as well as sub-advisers that are indirect or direct, wholly-owned subsidiaries of the Investment Manager or of another company that, indirectly or directly wholly owns the Investment Manager, in each case without obtaining approval from the Portfolio’s shareholders. The Portfolio’s shareholders have approved the operation of the Portfolio under any “manager of managers” structure, including under (i) the Order and/or (ii) any future law, regulation, or exemptive relief provided by the SEC. Within 90 days after hiring any new sub-adviser, the Portfolio’s shareholders will receive information about any new sub-advisory relationship.

The Investment Sub-Adviser

Wellington Management serves as the Portfolio’s sub-adviser and performs the daily investment of the assets for the Portfolio. Wellington Management is a Delaware limited liability partnership with principal offices at 280 Congress Street, Boston, Massachusetts 02210. Wellington Management is a professional investment counseling firm that provides investment services to investment companies, employee benefit plans, endowments, foundations, and other institutions. Wellington Management and its predecessor organizations have provided investment advisory services for over 80 years. Wellington Management is owned by the partners of Wellington Management Group, LLP, a Massachusetts limited liability partnership. As of December 31, 2018, Wellington Management and its investment advisory affiliates had investment management authority with respect to approximately $1.003 trillion in assets.

Portfolio Manager.

The Portfolio’s SAI provides additional information about the portfolio manager’s compensation, other accounts managed by the portfolio manager and the portfolio manager’s ownership of securities in the Portfolio. The primary individual portfolio manager for the Portfolio is:

Eric M. Rice, PhD, Managing Director and Portfolio Manager of Wellington Management, has served as portfolio manager of the Portfolio since its inception in 2017. Mr. Rice joined Wellington Management as an investment professional in 1997.

MANAGEMENT FEE. The Portfolio pays a monthly management fee to the Investment Manager as set forth in its investment management agreement at an annual rate, based on the Portfolio’s average daily NAV, shown below.

AVERAGE DAILY NET ASSETS	ANNUAL RATE(1)
First $500 million	0.6200%
Next $500 million	0.6000%
Next $1.5 billion	0.5800%
Next $2.5 billion	0.5750%
Amount Over $5 billion	0.5700%

(1)	From November 1, 2017 through February 28, 2018, the management fee set forth in the investment management agreement with respect to the Portfolio was 0.7500% of the first $500 million, 0.7000% of the next $500 million, 0.6800% of the next $1.5 billion, 0.6750% of the next $2.5 billion and 0.6700% in excess of $5 billion annually of the Portfolio’s average daily net assets.

The Investment Manager pays a sub-advisory fee to Wellington Management out of its advisory fee.

A discussion regarding the basis for the Board of Trustees’ approval of the investment management agreement for the Portfolio with the Investment Manager, as well as the investment sub-advisory agreement between the Investment Manager and the Portfolio’s sub-adviser, is available in the Portfolio’s annual report to shareholders for the fiscal year ended October 31, 2018.

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Item 11.

Shareholder Information.

PURCHASING SHARES

The Portfolio engages in a continuous offering of its shares at a price equal to the NAV next determined after a purchase order is received in proper form. No sales charge is imposed on shares of the Portfolio. Consequently, sales commissions do not reduce the proceeds of the offering available to the Portfolio for investment. The Portfolio may suspend the continuous offering of its shares at any time without prior notice. Similarly, the Portfolio may resume the offering at any time. If there is a suspension of the offering of shares of the Portfolio, shareholders that reinvest their distributions in additional shares will be permitted to continue to make those reinvestments.

Shares of the Portfolio have not been registered under the 1933 Act, which means they may not be sold publicly. However, shares of the Portfolio may be sold through private placements pursuant to available exemptions from the requirements of the 1933 Act.

The Portfolio issues shares only in private placement transactions that do not involve a public offering within the meaning of Section 4(a)(2) of the 1933 Act. This Registration Statement is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the 1933 Act. Investments in the Portfolio may not be transferred, except upon exemption from the registration requirements of the 1933 Act, but an investor may withdraw all or any portion of their investment at any time at NAV. Shares are electronically recorded and, therefore, share certificates are not issued. Shares of the Portfolio are sold only to accredited investors, as defined in Regulation D under the 1933 Act. Accredited investors include common or commingled trust funds, investment companies and other institutional investors.  The Portfolio is intended only for purchase by other funds managed by Hartford Funds Management Company, LLC.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens a new account.

For non-persons wishing to open an account or establish a relationship, Federal law requires Hartford Funds Distributor, LLC, as the Portfolio’s distributor (the “Distributor”), to obtain, verify and record information that identifies each business, entity or individual holding 25% or more ownership with that entity.  Therefore, when an investor opens an account or establishes a relationship, the Distributor will ask for a business name, a street address, a tax identification number and may request additional information pertaining to the entity. The Distributor is also required to obtain information that identifies each authorized signer by requesting name, residential address, date of birth, and social security number that identifies an investor’s authorized signers.

If the Portfolio is not able to adequately identify an investor within the time frames set forth in the law, purchased shares may be automatically redeemed.  If the net asset value per share has decreased since a purchase, an investor will lose money as a result of this redemption.

Selling Shares

As stated above, the Portfolio’s shares are restricted securities, which may not be sold unless registered or pursuant to an available exemption from the 1933 Act. Redemptions are processed on any day the Portfolio is open for business and are effected at the NAV next calculated after the Portfolio receives a redemption request in proper form.

Redemption payments will be made within seven days after receipt of the redemption request in proper form. Proceeds for redemption orders cannot be wired on those business days when the Federal Reserve Bank System and the custodian bank are closed.

The Portfolio reserves the right to transact in kind to the extent permitted under the 1940 Act and its rules, or any relief from those provisions.

The Portfolio has the right to pay the redemption price of shares of the Portfolio in whole or in part in kind rather than in cash.  When the shareholder sells portfolio securities received in this fashion, a brokerage charge would be incurred.  Any such securities would be valued for the purposes of making such payment at the same value as used in determining the Portfolio’s net asset value.

Valuation of Shares

The net asset value per share (“NAV”) is determined for the Portfolio’s shares as of the close of regular trading on the New York Stock Exchange (the “Exchange”) (normally 4:00 p.m. Eastern Time) (the “NYSE Close”) on each day that the Exchange is open (“Valuation Date”). If the Exchange is closed due to weather or other extraordinary circumstances on a day it would typically be open for business, the Portfolio may treat such day as a typical business day and accept purchase and redemption orders and calculate the Portfolio’s NAV in accordance with applicable law. The NAV for the shares is determined by dividing the value of the Portfolio’s net assets attributable to the shares by the number of shares outstanding. Information that becomes known to the Portfolio after the NAV has been calculated on a particular day will not generally be used to retroactively adjust the NAV determined earlier that day.

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For purposes of calculating the NAV, portfolio securities and other assets held in the Portfolio’s portfolio for which market prices are readily available are valued at market value. Market value is generally determined on the basis of official close price or last reported trade price. If no trades were reported, market value is based on prices obtained from a quotation reporting system, established market makers (including evaluated prices), or independent pricing services. Pricing vendors may use matrix pricing or valuation models that utilize certain inputs and assumptions to derive values, including transaction data, credit quality information, general market conditions, news, and other factors and assumptions.

If market prices are not readily available or are deemed unreliable, the Portfolio will use the fair value of the security or other instrument as determined in good faith under policies and procedures established by and under the supervision of the Board of Trustees of the Trust and Board of Trustees of the Trust (“Valuation Procedures”). Market prices are considered not readily available where there is an absence of current or reliable market-based data (e.g., trade information or broker quotes), including where events occur after the close of the relevant market, but prior to the NYSE Close that materially affect the values of the Portfolio’s portfolio holdings or assets. In addition, market prices are considered not readily available when, due to extraordinary circumstances, the exchanges or markets on which the securities or other instruments trade, do not open for trading for the entire day and no other market prices are available. Fair value pricing is subjective in nature and the use of fair value pricing by the Portfolio may cause the NAV of its shares to differ significantly from the NAV that would have been calculated using market prices at the close of the exchange on which a portfolio holding is primarily traded. There can be no assurance that the Portfolio could obtain the fair value assigned to an investment if the Portfolio were to sell the investment at approximately the time at which the Portfolio determines its NAV.

Prices of foreign equities that are principally traded on certain foreign markets will generally be adjusted daily pursuant to a fair value pricing service in order to reflect an adjustment for the factors occurring after the close of certain foreign markets but before the NYSE Close. Securities and other instruments that are primarily traded on foreign markets may trade on days that are not business days of the Portfolio. The value of the foreign securities or other instruments in which the Portfolio invests may change on days when a shareholder will not be able to purchase or redeem shares of the Portfolio.

Fixed income investments (other than short-term obligations held by the Portfolio are normally valued at prices supplied by independent pricing services in accordance with the Valuation Procedures. Short term investments maturing in 60 days or less are generally valued at amortized cost if their original term to maturity was 60 days or less, or by amortizing their value on the 61st day prior to maturity, if the original term exceeded 60 days.

Exchange-traded derivatives, such as options, futures and options on futures, are valued at the last sale price determined by the exchange where such instruments principally trade as of the close of such exchange (“Exchange Close”). If a last sale price is not available, the value will be the mean of the most recently quoted bid and ask prices as of the Exchange Close. If a mean of the bid and ask prices cannot be calculated for the day, the value will be the most recently quoted bid price as of the Exchange Close. Over-the-counter derivatives are normally valued based on prices supplied by independent pricing services in accordance with the Valuation Procedures.

Investments valued in currencies other than U.S. dollars are converted to U.S. dollars using the prevailing spot currency exchange rates obtained from independent pricing services for calculation of the NAV. As a result, the NAV of the Portfolio’s shares may be affected by changes in the value of currencies in relation to the U.S. dollar. The value of securities or other instruments traded in markets outside the United States or denominated in currencies other than the U.S. dollar may be affected significantly on a day that the Exchange is closed and the market value may change on days when an investor is not able to purchase, redeem or exchange shares of the Portfolio.

Foreign currency contracts represent agreements to exchange currencies on specific future dates at predetermined rates. Foreign currency contracts are valued using foreign currency exchange rates and forward rates as provided by an independent pricing service on the Valuation Date.

Investments in open-end mutual funds are valued at the respective NAV of each open-end mutual fund on the Valuation Date. Shares of investment companies listed and traded on an exchange are valued in the same manner as any exchange-listed equity security. Such open-end mutual funds and listed investment companies may use fair value pricing as disclosed in their prospectuses.

Financial instruments for which prices are not available from an independent pricing service may be valued using market quotations obtained from one or more dealers that make markets in the respective financial instrument in accordance with the Valuation Procedures.

Execution Of Requests

The Portfolio is open on those days when the Exchange is open, typically Monday through Friday. Buy and sell requests are executed at the next NAV calculated after your request is received, if your order is in “good order” (has all required information).

In unusual circumstances, the Portfolio may temporarily suspend the processing of sell requests, or may postpone payment of redemption proceeds for up to seven days. The Portfolio may suspend the right of redemption for longer than seven days only as allowed by federal securities laws.

Frequent Purchases and Redemptions of Fund Shares

The Board of Trustees of the Trust has not adopted Portfolio policies and procedures with respect to frequent purchases and redemptions because the boards of trustees/directors of the Feeder Funds have either: i) adopted policies to discourage short-term trading and market timing and to seek to minimize the potentially detrimental effects of frequent purchases and redemptions of Portfolio shares; or ii) made

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a determination that the Portfolio’s structure and imposition of transaction fees make it unlikely that attempts to market time the Portfolio will materially harm the Portfolio or its shareholders.

The Portfolio’s SAI provides additional information about the Federal tax status of the Portfolio.

Item 12.

DISTRIBUTION ARRANGEMENTS.

Sales Loads

Not applicable.

Rule 12b-1 Fees

Not applicable.

Multiple Class and Master-Feeder Funds

The Portfolio operates as a “master fund.” A non-accredited investor may not directly purchase an interest in the Portfolio, but instead may purchase shares in an investment company that invests all of its assets in the Portfolio. The Portfolio is a series of the Trust. The Portfolio has the same investment objective and limitations as the Feeder Funds. The Portfolio invests directly in portfolio securities. The Feeder Funds, on the other hand, do not buy investment securities directly. Use of the master/feeder structure enables the Feeder Funds to pool their assets with other investors in the Portfolio, if any, which may result in efficiencies in portfolio management and administration that could lower Portfolio costs and enhance shareholder returns.

The Portfolio seeks to transact with its investors on a basis that protects the Portfolio (and, indirectly, any other investors in the Portfolio) against the costs of accommodating investor inflows and outflows. The Portfolio may impose a fee (“Master Portfolio Transaction Fee”) on inflows and outflows by Portfolio investors, sized to cover the estimated cost to the Portfolio of, in connection with issuing interests, converting the cash and/or other instruments it receives to the desired composition and, in connection with redeeming its interests, converting Portfolio holdings to cash and or/other instruments to be distributed. The amount of Master Portfolio Transaction Fees may vary over time, depending on estimated trading costs, processing costs and other considerations. Master portfolios generally impose higher Master Portfolio Transaction Fees on cash transactions than on in-kind contributions and distributions. In all cases, the Master Portfolio Transaction Fee would be limited to amounts that have been authorized by the Board of Trustees and determined by the Investment Manager to be appropriate. The maximum Master Portfolio Transaction Fee imposed would be 2.00% of the amount of the contribution or withdrawal.

The Trust normally will not hold meetings of investors except as required by the 1940 Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Portfolio. When a Feeder Fund is requested to vote on matters pertaining to the Portfolio, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Portfolio in the same proportion as the voting instructions received from the shareholders of the Feeder Fund. As shareholders of the Portfolio, Feeder Funds would vote on matters pertaining to the Portfolio. Feeder Funds with a greater pro rata ownership in the Portfolio could have effective voting control of the operations of the Portfolio.

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STATEMENT OF ADDITIONAL INFORMATION

FOR GLOBAL IMPACT MASTER PORTFOLIO

Form N-1A, Part B:

Item 14. Cover Page and Table of Contents

This Part B, referred to as the Statement of Additional Information (“SAI”), is not a prospectus, and it should be read in conjunction with Part A, the Prospectus, for Global Impact Master Portfolio (the “Portfolio”), a series of Hartford Funds Master Fund (the “Trust”), described below and as may be amended, restated or supplemented from time to time. The Trust is an open-end management investment company currently consisting of one series.

The Portfolio’s Prospectus is incorporated by reference into this SAI, and this SAI is incorporated by reference in its entirety into the Portfolio’s Prospectus. The Portfolio’s audited financial statements and the notes thereto, which are included in the Portfolio’s Annual Report to shareholders dated October 31, 2018, are incorporated into this SAI by reference to the Portfolio’s Annual Report to Shareholders. A free copy of each Annual/Semi-Annual Report and the Portfolio’s Prospectus is available upon request by writing to, Hartford Funds, P.O. Box 219060, Kansas City, MO 64121-9060 or calling 1-888-843-7824.

Date of Prospectus: February 28, 2019, as may be amended, restated or supplemented from time to time.

Date of Statement of Additional Information: February 28, 2019

Item 15. Portfolio History

This SAI relates to the Portfolio listed on the front cover page. Hartford Funds Master Fund was organized as a Delaware statutory trust on October 25, 2016.

Item 16. Description of the Portfolio and Its Investments and Risks

The Portfolio is a diversified fund.

Hartford Funds Management Company, LLC (“HFMC” or the “Investment Manager”) is the investment manager to the Portfolio. Hartford Funds Distributors, LLC (“HFD”) is the principal underwriter to the Portfolio. HFMC and HFD are indirect subsidiaries of The Hartford Financial Services Group, Inc. (“The Hartford”), a Connecticut-based financial services company. The Hartford may be deemed to control each of HFMC and HFD through the indirect ownership of such entities. In addition, Wellington Management Company LLP (“Wellington Management”) is a sub-adviser to the Portfolio and is responsible for the daily investment of the assets for the Portfolio (the “sub-adviser”).

The Portfolio commenced operations on February 28, 2017.

HFMC also serves as the investment manager to the series of The Hartford Mutual Funds, Inc., The Hartford Mutual Funds II, Inc., Hartford Funds NextShares Trust, Hartford Funds Exchange-Traded Trust, Hartford Series Fund, Inc. and Hartford HLS Series Fund II, Inc. (together with the series of the Trust, the “Funds”).

Investments in the Portfolio are not:

•	Deposits or obligations of any bank;

•	Guaranteed or endorsed by any bank; or

•	Federally insured or guaranteed by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other federal agency.

The Prospectus and SAI do not purport to create any contractual obligations between the Trust or the Portfolio and its interestholders (for ease of reference, the terms, “interests” and “interestholders,” may be referred to as “shares” and “shareholders,” respectively, in this SAI). Further, shareholders are not intended third-party beneficiaries of any contracts entered into by (or on behalf of) the Portfolio, including contracts with the Investment Manager or other parties who provide services to the Portfolio.

INVESTMENT OBJECTIVES AND POLICIES

The investment objectives and principal investment strategies of the Portfolio are described in the Portfolio’s Prospectus. Additional information concerning certain of the Portfolio’s investments, strategies and risks is set forth below.

A.	FUNDAMENTAL INVESTMENT RESTRICTIONS OF THE PORTFOLIO

The Portfolio has adopted the following fundamental investment restrictions. These fundamental restrictions may not be changed without approval of a majority of the Portfolio’s outstanding voting securities, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).  Under the 1940 Act and as used in the Prospectus and this SAI, a “majority of the outstanding voting securities” means the approval of the lesser of (1) the holders of 67% or more of the outstanding shares of the Portfolio represented at a meeting if the holders of more than 50% of the outstanding shares of the Portfolio are present in person or by proxy, or (2) the holders of more than 50% of the outstanding shares of the Portfolio. Unless otherwise provided below, all references below to the assets of the Portfolio are in terms of current market value.

The Portfolio:

1.          will not borrow money or issue any class of senior securities, except to the extent consistent with the 1940 Act, and the rules and regulations thereunder, or as may otherwise be permitted from time to time by regulatory authority;

2.          will not “concentrate” its investments in a particular industry or group of industries, except as permitted under the 1940 Act, and the rules and regulations thereunder as such may be interpreted or modified from time to time by regulatory authorities having appropriate jurisdiction;

3.          will not make loans, except to the extent consistent with the 1940 Act, and the rules and regulations thereunder, or as may otherwise be permitted from time to time by regulatory authority;

4.          will not act as an underwriter of securities of other issuers, except to the extent that, in connection with the disposition of portfolio securities, the Portfolio may be deemed an underwriter under applicable laws;

5.          will not purchase or sell real estate, except to the extent permitted under the 1940 Act and the rules and regulations thereunder, as such may be interpreted or modified from time to time by regulatory authorities having appropriate jurisdiction; and

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6.          will not invest in physical commodities or contracts relating to physical commodities, except to the extent permitted under the 1940 Act and other applicable laws, rules and regulations, as such may be interpreted or modified by regulatory authorities having jurisdiction, from time to time and as set forth in the Portfolio’s Prospectus and SAI.

B.	NON-FUNDAMENTAL INVESTMENT RESTRICTIONS OF THE PORTFOLIO

The Portfolio has adopted the following non-fundamental investment restrictions. The investment objective of the Portfolio is non-fundamental and may be changed by the Board of Trustees of the Trust (the “Board”) without a shareholder vote. The following restrictions also are non-fundamental and may be changed by the Board without a shareholder vote. The Portfolio may not:

1.          Pledge its assets other than to secure permitted borrowings or to secure investments permitted by the Portfolio’s investment policies as set forth in its Prospectus and this SAI, as they may be amended from time to time, and applicable law.

2.          Purchase securities on margin except to the extent permitted by applicable law.

3.          Purchase securities while outstanding borrowings exceed 5% of the Portfolio’s total assets, except where the borrowing is for temporary or emergency purposes. Reverse repurchase agreements, dollar rolls, securities lending, borrowing securities in connection with short sales (where permitted in the Portfolio’s Prospectus and SAI), and other investments or transactions described in the Portfolio’s Prospectus and this SAI, as they may be amended from time to time, are not deemed to be borrowings for purposes of this restriction.

4.          Make short sales of securities or maintain a short position, except to the extent permitted by the Portfolio’s Prospectus and SAI, as amended from time to time, and applicable law.

5.          Invest more than 15% of the Portfolio’s net assets in illiquid securities.

C.	NON-FUNDAMENTAL TAX RESTRICTIONS OF THE PORTFOLIO

The Portfolio must:

1.          Maintain its assets so that, at the close of each quarter of its taxable year,

(a)        at least 50 percent of the fair market value of its total assets is comprised of cash, cash items, U.S. Government securities, securities of other regulated investment companies and other securities (including bank loans), limited in respect of any one issuer to no more than 5 percent of the fair market value of the Portfolio’s total assets and 10 percent of the outstanding voting securities of such issuer, and

(b)        no more than 25 percent of the fair market value of its total assets is invested in the securities (including bank loans) of any one issuer (other than U.S. Government securities and securities of other regulated investment companies), or of two or more issuers controlled by the Portfolio and engaged in the same, similar, or related trades or businesses, or of one or more qualified publicly traded partnerships.

These tax-related limitations are subject to cure provisions under applicable tax laws and may be changed by the Board without shareholder approval to the extent appropriate in light of changes to applicable tax law requirements.

D.	CLASSIFICATION

The Portfolio has elected to be classified as a diversified series of an open-end management investment company. As a diversified Portfolio, at least 75% of the value of the Portfolio’s total assets must be represented by cash and cash items (including receivables), U.S. Government securities, securities of other investment companies, and other securities for the purposes of this calculation limited in respect of any one issuer (i) to an amount not greater in value than 5% of the value of the total assets of the Portfolio and (ii) to not more than 10% of the outstanding voting securities of such issuer.

The Portfolio may not change its classification status from diversified to non-diversified without the prior approval of shareholders but may change its classification status from non-diversified to diversified without such approval.

E.	ADDITIONAL INFORMATION REGARDING FUNDAMENTAL INVESTMENT RESTRICTIONS

The information below is not considered to be part of the Portfolio’s fundamental policy and is provided for informational purposes only.

With respect to fundamental investment restriction 2, the 1940 Act does not define what constitutes “concentration” in an industry.  However, the U.S. Securities and Exchange Commission (“SEC”) has taken the position that an investment in excess of 25% of the Portfolio’s total assets in one or more issuers conducting their principal business activities in the same industry generally constitutes concentration.  The Portfolio does not apply this restriction to municipal securities, repurchase agreements collateralized by securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, or other investment companies.

With respect to fundamental investment restriction 5, the 1940 Act does not directly restrict the Portfolio’s ability to invest in real estate, but does require that every fund have a fundamental investment policy governing such investments. The Portfolio may acquire real estate as a result of ownership of securities or other instruments and the Portfolio may invest in securities or other instruments backed by real estate or securities of companies engaged in the real estate business or real estate investment trusts.

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The Portfolio is limited in the amount of illiquid assets it may purchase, and to the extent that investments in real estate are considered illiquid, Rule 22e-4 generally limits the Portfolio’s purchases of illiquid securities to 15% of its net assets.

With respect to fundamental investment restriction 6, although the 1940 Act does not directly limit the Portfolio’s ability to invest in physical commodities or contracts relating to physical commodities, the Portfolio’s investments in physical commodities or contracts relating to physical commodities may be limited by the Portfolio’s intention to qualify as a registered investment company, as at least 90% of its gross income must come from certain qualifying sources of income, and income from physical commodities or contracts relating to physical commodities does not constitute qualifying income for this purpose. In addition, to the extent that any physical commodity or contracts relating to a physical commodity is considered to be an illiquid investment, Rule 22e-4 generally limits the Portfolio’s purchases of illiquid securities to 15% of its net assets. Other restrictions that could also limit the Portfolio’s investment in physical commodities or contracts relating to physical commodities include where that investment implicates the Portfolio’s diversification, concentration, or securities-related issuer policies, and where the Portfolio would need to take certain steps as set forth in its policies to avoid being considered to issue any class of senior securities.

F.	ADDITIONAL INFORMATION REGARDING INVESTMENT RESTRICTIONS

Except with respect to the asset coverage requirements included in the limitation on borrowing set forth in Section A.1 above, if the percentage restrictions on investments described in this SAI and the Prospectus are adhered to at the time of investment, a later increase or decrease in such percentage resulting from a change in the values of securities or loans, a change in the Portfolio’s net assets or a change in security characteristics is not a violation of any of such restrictions.

G.	CERTAIN INVESTMENT STRATEGIES, RISKS AND CONSIDERATIONS

The investment objective and principal investment strategies for the Portfolio are discussed in the Portfolio’s Prospectus. Set forth below are further descriptions of certain types of investments and investment strategies used by the Portfolio. Please see the Portfolio’s Prospectus and the “Investment Objectives and Policies” section of this SAI for further information on the Portfolio’s investment policies and risks.

Certain descriptions in the Portfolio’s Prospectus and this SAI of a particular investment practice or technique in which the Portfolio may engage or a financial instrument that the Portfolio may purchase are meant to describe the spectrum of investments that the Portfolio’s sub-adviser, in its discretion, might, but is not required to, use in managing the Portfolio’s portfolio assets in accordance with the Portfolio’s investment objective, policies and restrictions. The sub-adviser, in its discretion, may employ any such practice, technique or instrument for one or more of the funds, but not for all of the funds, for which it serves as sub-adviser. It is possible that certain types of financial instruments or techniques may not be available, permissible or effective for their intended purposes in all markets.

Investments in new portfolios with limited operating history give rise to additional risks because there can be no assurance that new portfolios will grow to or be able to maintain an economically viable size. To the extent a new portfolio fails to grow to and maintain an economically viable size, the Board may decide to liquidate such portfolio. While shareholder interests will be the paramount consideration, the timing of any liquidation may not be favorable to certain individual shareholders.

Under the rules of the Commodity Exchange Act (“CEA”), HFMC must either operate within certain guidelines and restrictions with respect to the Portfolio’s use of futures, options on such futures, commodity options and certain swaps, or be subject to registration with the Commodity Futures Trading Commission (“CFTC”) as a “commodity pool operator” (“CPO”) with respect to the Portfolio and be required to operate the Portfolio in compliance with certain disclosure, reporting, and recordkeeping requirements.

Under current CFTC rules, the investment adviser of a registered investment company may claim an exemption from registration as a CPO only if the registered investment company that it advises uses futures contracts, options on such futures, commodity options and certain swaps solely for “bona fide hedging purposes,” or limits its use of such instruments for non-bona fide hedging purposes to certain de minimis amounts.

The Portfolio has currently elected not to register with the CFTC as a commodity pool. As a result, the Portfolio will not purchase commodity futures, commodity options contracts, or swaps if, immediately after and as a result of such purchase, (i) the Portfolio’s aggregate initial margin and premiums posted for its non-bona fide hedging trading in these instruments exceeds 5% of the liquidation value of the Portfolio’s portfolio (after taking into account unrealized profits and losses and excluding the in the-money amount of an option at the time of purchase) or (ii) the aggregate net notional value of the Portfolio’s positions in such instruments not used solely for bona fide hedging purposes exceeds 100 percent of the liquidation value of the Portfolio’s portfolio (after taking into account unrealized profits and losses). The Portfolio may choose to change its election at any time. If the Portfolio operates subject to CFTC regulation, it may incur additional expenses.

INVESTMENT RISKS

The discussion set forth below provides descriptions of some of the types of investments and investment strategies that the Portfolio may use, and the risks and considerations associated with those investments and investment strategies. Please see the Portfolio’s Prospectus and the “Investment Objectives and Policies” section of this SAI for further information on the Portfolio’s investment policies and risks. Information contained in this section about the risks and considerations associated with the Portfolio’s investments and/or investment strategies applies only to the Portfolio.

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ACTIVE INVESTMENT MANAGEMENT RISK. The risk that, if the investment decisions and strategy of the sub-adviser does not perform as expected, the Portfolio could underperform its peers or lose money. The Portfolio’s performance depends on the sub-adviser’s judgment about a variety of factors, such as markets, interest rates and/or the attractiveness, relative value, liquidity, or potential appreciation of particular investments made for the Portfolio. The sub-adviser’s investment models may not adequately take into account certain factors, may perform differently than anticipated and may result in the Portfolio having a lower return than if the portfolio managers used another model or investment strategy. In addition, to the extent the Portfolio allocates a portion of its assets to specialist portfolio managers, the styles employed by the different portfolio managers may not be complementary, which could adversely affect the Portfolio’s performance.

The Portfolio’s sub-adviser may consider certain environmental, social and/or governance (ESG) factors as part of its decision to buy and sell securities. Such consideration may fail to produce the intended result and, as a result, the Portfolio may underperform funds that do not consider ESG factors.

ACTIVE TRADING RISK. Active or frequent trading of the Portfolio’s portfolio securities could increase the Portfolio’s transaction costs and may increase an investor’s tax liability as compared to a fund with less active trading policies. These effects may adversely affect Portfolio performance.

ASSET-BACKED SECURITIES. Asset-backed securities are securities backed by a pool of some underlying asset, including but not limited to home equity loans, installment sale contracts, credit card receivables or other assets. Asset-backed securities are “pass-through” securities, meaning that principal and interest payments — net of expenses — made by the borrower on the underlying assets (such as credit card receivables) are passed through to the Portfolio. The value of asset-backed securities, like that of traditional fixed income securities, typically increases when interest rates fall and decreases when interest rates rise. However, asset-backed securities differ from traditional fixed income securities because of their potential for prepayment. The price paid by the Portfolio for its asset-backed securities, the yield the Portfolio expects to receive from such securities and the average life of the securities are based on a number of factors, including the anticipated rate of prepayment of the underlying assets. In a period of declining interest rates, borrowers may prepay the underlying assets more quickly than anticipated, thereby reducing the yield to maturity and the average life of the asset-backed securities. Moreover, when the Portfolio reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid. To the extent that the Portfolio purchases asset-backed securities at a premium, prepayments may result in a loss to the extent of the premium paid. If the Portfolio buys such securities at a discount, both scheduled payments and unscheduled prepayments will increase current and total returns and unscheduled prepayments will also accelerate the recognition of income which, when distributed to shareholders, will be taxable as ordinary income. In a period of rising interest rates, prepayments of the underlying assets may occur at a slower than expected rate, creating maturity extension risk. This particular risk may effectively change a security that was considered short- or intermediate-term at the time of purchase into a longer term security. Since the value of longer-term securities generally fluctuates more widely in response to changes in interest rates than does the value of shorter term securities, maturity extension risk could increase the volatility of the Portfolio. When interest rates decline, the value of an asset-backed security with prepayment features may not increase as much as that of other fixed-income securities, and, as noted above, changes in market rates of interest may accelerate or retard prepayments and thus affect maturities.

Asset-backed securities do not always have the benefit of a security interest in the underlying asset. For example, credit card receivables are generally unsecured, and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off amounts owed. The ability of an issuer of asset-backed securities to enforce its security interest in the underlying securities may be limited, and recoveries on repossessed collateral may not, in some cases, be available to support payments on these securities. If the Portfolio purchases asset-backed securities that are “subordinated” to other interests in the same asset-backed pool, the Portfolio as a holder of those securities may only receive payments after the pool’s obligations to other investors have been satisfied. Tax-exempt structured securities, such as tobacco bonds, are not considered asset-backed securities for purposes of the Portfolio’s investments.

Collateralized Debt Obligations (CDOs). The Portfolio may invest in collateralized debt obligations (“CDOs”), which include collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”) and other similarly structured securities. CBOs and CLOs are types of asset-backed securities. A CBO is a trust that is typically backed by a diversified pool of high risk, below investment grade fixed income securities. The collateral can be from many different types of fixed income securities such as high yield debt, residential privately issued mortgage-related securities, commercial privately issued mortgage-related securities, trust preferred securities and emerging market debt. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. Other CDOs are trusts backed by other types of assets representing obligations of various parties. CDOs may charge management fees and administrative expenses.

For CBOs, CLOs and other CDOs, the cash flows from the trust are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the “equity” tranche which bears the bulk of defaults from the bonds or loans in the trust and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Since they are partially protected from defaults, senior tranches from a CBO trust, CLO trust or trust of another CDO typically have higher ratings and lower yields than their underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, CBO, CLO or other CDO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral

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default and disappearance of protecting tranches, market anticipation of defaults, as well as aversion to CBO, CLO or other CDO securities as a class.

The risks of an investment in a CDO depend largely on the type of collateral held by the special purpose entity (SPE) and the tranche of the CDO in which the Portfolio invests. Investment risk may also be affected by the performance of a CDO’s collateral manager (the entity responsible for selecting and managing the pool of collateral securities held by the SPE trust), especially during a period of market volatility. CDOs may be deemed to be illiquid investments and subject to Rule 22e-4’s restrictions on investments in illiquid investments. However, an active dealer market may exist for CDOs allowing a CDO to qualify for Rule 144A transactions. Normally, CBOs, CLOs and other CDOs are privately offered and sold, and thus, are not registered under the securities laws. The Portfolio’s investment in CDOs will not receive the same investor protection as an investment in registered securities. In addition, prices of CDO tranches can decline considerably. In addition to the normal risks associated with debt securities and asset backed securities (e.g., interest rate risk, credit risk and default risk), CDOs carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or quality or go into default or be downgraded; (iii) the Portfolio may invest in tranches of a CDO that are subordinate to other classes; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer, difficulty in valuing the security or unexpected investment results.

ASSET Segregation. To the extent required by the SEC guidelines, if the Portfolio engages in transactions that expose it to an obligation to another party, the Portfolio will either (i) hold an offsetting position for the same type of financial asset or (ii) maintain cash or liquid securities, designated on the Portfolio’s books or held in a segregated account, with a value sufficient at all times to cover its potential obligations not covered pursuant to clause (i). Assets used as offsetting positions, designated on the Portfolio’s books or held in a segregated account cannot be sold while the position(s) requiring cover is/are open unless replaced with other appropriate assets. As a result, the commitment of a large portion of assets to be used as offsetting positions or to be designated or segregated in such a manner could impede portfolio management or the Portfolio’s ability to meet shareholder redemption requests or other current obligations. The Portfolio reserves the right to modify its asset segregation policies in the future to comply with any changes in the SEC’s positions regarding asset segregation.

BOND FORWARDS RISK. A bond forward is a contractual agreement between the Portfolio and another party to buy or sell an underlying asset at an agreed-upon future price and date. When the Portfolio enters into a bond forward, it will also simultaneously enter into a reverse repurchase agreement. In a bond forward transaction, no cash premium is paid when the parties enter into the bond forward. If the transaction is collateralized, an exchange of margin collateral will take place according to an agreed-upon schedule. Otherwise, no asset of any kind changes hands until the bond forward matures (typically in 30 days) or is rolled over for another agreed-upon period. Generally, the value of the bond forward will change based on changes in the value of the underlying asset. Bond forwards are subject to market risk (the risk that the market value of the underlying bond may change), non-correlation risk (the risk that the market value of the bond forward might move independently of the market value of the underlying bond) and counterparty credit risk (the risk that a counterparty will be unable to meet its obligation under the contract). If there is no cash exchanged at the time the Portfolio enters into the bond forward, counterparty risk may be limited to the loss of any marked-to-market profit on the contract and any delays or limitations on the Portfolio’s ability to sell or otherwise use the investments used as collateral for the bond forward). Reverse repurchase agreements involve the sale of securities held by the Portfolio with an agreement to repurchase the securities at an agreed-upon price, date and interest payment. Reverse repurchase agreements carry the risk that the market value of the securities that the Portfolio is obligated to repurchase may decline below the repurchase price. The Portfolio could also lose money if it is unable to recover the securities and the value of the any collateral held or assets segregated by the Portfolio to cover the transaction is less than the value of securities. The use of reverse repurchase agreements may increase the possibility of fluctuation in the Portfolio’s net asset value.

In order to reduce the risk associated with leveraging, the Portfolio may “set aside” liquid assets, as described in “Asset Segregation” above, or otherwise “cover” its position in bond forwards in a manner consistent with the 1940 Act or the rules and SEC interpretations thereunder.

BORROWING. The Portfolio may borrow money to the extent set forth under “Investment Objectives and Policies.” The Portfolio does not intend to borrow for leverage purposes, except as may be set forth under “Investment Objectives and Policies.” Interest paid on borrowings will decrease the net earnings of the Portfolio and will not be available for investment.

CALL RISK. Call risk is the risk that an issuer, especially during periods of falling interest rates, may redeem a security by repaying it early. Issuers may call outstanding securities prior to their maturity due to a decline in interest rates, a change in credit spreads or changes to or improvements in the issuer’s credit quality. If an issuer calls a security in which the Portfolio has invested, the Portfolio may not recoup the full amount of its initial investment and may be forced to reinvest the money it receives in lower-yielding securities, securities with greater credit risks or securities with other, less favorable features. This could potentially lower the Portfolio’s income, yield and its distributions to shareholders.

COMMODITIES REGULATORY RISK. Commodity-related companies are subject to significant federal, state and local government regulation in virtually every aspect of their operations, including how facilities are constructed, maintained and operated, environmental and safety controls, and the prices they may charge for the products and services they provide. In addition, certain derivatives (for example, interest rate swaps) are considered to be commodities for regulatory purposes. The CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive

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implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Any of these actions, if taken, could adversely affect the returns of the Portfolio by limiting or precluding investment decisions the Portfolio might otherwise make. In addition, various national governments have expressed concern regarding the derivatives markets and the need to regulate such markets. Stricter laws, regulations or enforcement policies, with respect to the derivatives market, could be enacted in the future which would likely increase compliance costs and may adversely affect the operations and financial performance of commodity-related companies. The effect of any future regulatory change on the Portfolio is impossible to predict, but could be substantial and adverse to the Portfolio. Also, future regulatory developments may impact the Portfolio’s ability to invest in commodity-linked derivatives.

CONVERTIBLE SECURITIES. The market value of a convertible security typically performs like that of a regular debt security; this means that if market interest rates rise, the value of a convertible security usually falls. Convertible securities are also subject to the risk that the issuer will not be able to pay interest or dividends when due, and their market value may change based on changes in the issuer’s credit rating or the market’s perception of the issuer’s creditworthiness. Since it derives a portion of its value from the common stock into which it may be converted, a convertible security is also subject to the same types of market and issuer risk that apply to the underlying common stock. A convertible security tends to perform more like a stock when the underlying stock price is high relative to the conversion price (because more of the security’s value resides in the option to convert) and more like a debt security when the underlying stock price is low relative to the conversion price (because the option to convert is less valuable).

Contingent Convertibles. Contingent convertible securities (“CoCos”) are a form of hybrid debt security that are intended to either convert into equity or have their principal written down upon the occurrence of certain “triggers.” The triggers are generally linked to regulatory capital thresholds or regulatory actions calling into question the issuing banking institution’s continued viability as a going-concern. CoCos’ unique equity conversion or principal write-down features are tailored to the issuing banking institution and its regulatory requirements. Some additional risks associated with CoCos include, but are not limited to:

•	Loss absorption risk. CoCos have no stated maturity and have fully discretionary coupons. This means coupons can potentially be cancelled at the banking institution’s discretion or at the request of the relevant regulatory authority in order to help the bank absorb losses.

•	Subordinated instruments. CoCos will, in the majority of circumstances, be issued in the form of subordinated debt instruments in order to provide the appropriate regulatory capital treatment prior to a conversion. Accordingly, in the event of liquidation, dissolution or winding-up of an issuer prior to a conversion having occurred, the rights and claims of the holders of the CoCos, such as the Portfolio, against the issuer in respect of or arising under the terms of the CoCos shall generally rank junior to the claims of all holders of unsubordinated obligations of the issuer. In addition, if the CoCos are converted into the issuer’s underlying equity securities following a conversion event (i.e., a “trigger”), each holder will be subordinated due to their conversion from being the holder of a debt instrument to being the holder of an equity instrument.

•	Market value will fluctuate based on unpredictable factors. The value of CoCos is unpredictable and will be influenced by many factors including, without limitation: (i) the creditworthiness of the issuer and/or fluctuations in such issuer’s applicable capital ratios; (ii) supply and demand for the CoCos; (iii) general market conditions and available liquidity; and (iv) economic, financial and political events that affect the issuer, its particular market or the financial markets in general.

Synthetic Convertibles. Synthetic convertible securities involve the combination of separate securities that possess the two principal characteristics of a traditional convertible security (i.e., an income-producing component and a right to acquire an equity security). Synthetic convertible securities are often achieved, in part, through investments in warrants or options to buy common stock (or options on a stock index), and therefore are subject to the risks associated with derivatives. The value of a synthetic convertible security will respond differently to market fluctuations than a traditional convertible security because a synthetic convertible is composed of two or more separate securities or instruments, each with its own market value. Because the convertible component is typically achieved by investing in warrants or options to buy common stock at a certain exercise price, or options on a stock index, synthetic convertible securities are subject to the risks associated with derivatives. In addition, if the value of the underlying common stock or the level of the index involved in the convertible component falls below the exercise price of the warrant or option, the warrant or option may lose all value.

COUNTERPARTY Risk. With respect to certain transactions, such as over-the-counter (“OTC”) derivatives contracts or repurchase agreements, the Portfolio will be exposed to the risk that the counterparty to the transaction may be unable or unwilling to make timely principal, interest or settlement payments, or otherwise to honor its obligations. In the event of a bankruptcy or insolvency of a counterparty, the Portfolio could experience delays in liquidating its positions and significant losses, including declines in the value of its investment during the period in which the Portfolio seeks to enforce its rights, the inability to realize any gains on its investment during such period and any fees and expenses incurred in enforcing its rights. The Portfolio also bears the risk of loss of the amount expected to be received under a derivative transaction in the event of the default or bankruptcy of a counterparty.

CREDIT RISK. Credit risk is the risk that the issuer of a security will not be able to make timely principal and interest payments. Changes in an issuer’s financial strength, credit rating or the market’s perception of an issuer’s creditworthiness may also affect the value of the Portfolio’s investment in that issuer. The degree of credit risk depends on both the financial condition of the issuer and

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the terms of the obligation. Securities issued by the U.S. Treasury historically have presented minimal credit risk. However, in recent years the long-term U.S. credit rating was downgraded by at least one major rating agency as a result of disagreements within the U.S. Government over raising the debt ceiling to repay outstanding obligations and this event introduced greater uncertainty about the future ability of the U.S. to repay its obligations due to political or other developments. A further credit rating downgrade or a U.S. credit default could decrease the value and increase the volatility of the Portfolio’s investments.

CURRENCY RISK. The risk that the value of the Portfolio’s investments in foreign securities or currencies will be affected by the value of the applicable currency relative to the U.S. dollar. When the Portfolio sells a foreign currency or foreign currency denominated security, its value may be worth less in U.S. dollars even if the investment increases in value in its local market. U.S. dollar-denominated securities of foreign issuers may also be affected by currency risk, as the revenue earned by issuers of these securities may also be affected by changes in the issuer’s local currency. Currency markets generally are not as regulated as securities markets. The dollar value of foreign investments may be affected by exchange controls. The Portfolio may be positively or negatively affected by governmental strategies intended to make the U.S. dollar, or other currencies in which the Portfolio invests, stronger or weaker. Currency risk may be particularly high to the extent that the Portfolio invests in foreign securities or currencies that are economically tied to emerging market countries.

Cybersecurity Risk. Cybersecurity breaches are either intentional or unintentional events that allow an unauthorized party to gain access to Portfolio assets, customer data, or proprietary information, or cause the Portfolio or Portfolio service provider to suffer data corruption or lose operational functionality. Intentional cybersecurity incidents include: unauthorized access to systems, networks, or devices (such as through “hacking” activity); infection from computer viruses or other malicious software code; and attacks that shut down, disable, slow, or otherwise disrupt operations, business processes, or website access or functionality. In addition, unintentional incidents can occur, such as the inadvertent release of confidential information.

A cybersecurity breach could result in the loss or theft of customer data or funds, the inability to access electronic systems (“denial of services”), loss or theft of proprietary information or corporate data, physical damage to a computer or network system, or costs associated with system repairs, any of which could have a substantial impact on the Portfolio. For example, in a denial of service, Portfolio shareholders could lose access to their electronic accounts indefinitely, and employees of the investment manager, the sub-adviser, or the Portfolio’s other service providers may not be able to access electronic systems to perform critical duties for the Portfolio, such as trading, NAV calculation, shareholder accounting, or fulfillment of Portfolio share purchases and redemptions. Cybersecurity incidents could cause the Portfolio, the investment manager, the sub-adviser, or other service provider to incur regulatory penalties, reputational damage, compliance costs associated with corrective measures, or financial loss. They may also result in violations of applicable privacy and other laws. In addition, such incidents could affect issuers in which the Portfolio invests, thereby causing the Portfolio’s investments to lose value.

The investment manager, the sub-adviser, and their affiliates have established risk management systems that seek to reduce cybersecurity risks, and business continuity plans in the event of a cybersecurity breach. However, there are inherent limitations in such plans, including that certain risks have not been identified, and there is no guarantee that such efforts will succeed, especially since none of the investment manager, the sub-adviser, or their affiliates controls the cybersecurity systems of the Portfolio’s third-party service providers (including the Portfolio’s custodian), or those of the issuers of securities in which the Portfolio invests.

DEPOSITARY RECEIPTS (ADRs, EDRs and GDRs). The Portfolio may invest in securities of foreign issuers in the form of depositary receipts or other securities that are convertible into securities of foreign issuers, including American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”) and Global Depositary Receipts (“GDRs”). ADRs are receipts typically issued by a U.S. bank or trust company that evidence underlying securities issued by a foreign corporation. ADRs are traded on U.S. securities exchanges, or in OTC markets, and are denominated in U.S. dollars. EDRs and GDRs are similar instruments that are issued in Europe (EDRs) or globally (GDRs), traded on foreign securities exchanges and denominated in foreign currencies. The value of a depositary receipt will fluctuate with the value of the underlying security, reflect changes in exchange rates and otherwise involve the same risks associated with the foreign securities that they evidence or into which they may be converted. The Portfolio may also invest in depositary receipts that are not sponsored by a financial institution (“Unsponsored Depositary Receipts”). Depositary Receipts are generally subject to the same risks as the foreign securities that they evidence or into which they may be converted. The issuers of Unsponsored Depositary Receipts are not obligated to disclose information that would be considered material in the United States. Therefore, there may be less information available regarding their issuers and there may not be a correlation between such information and the market value of the depositary receipts.

The Portfolio may also invest in Global Depositary Notes (“GDN”), a form of depositary receipt. A GDN is a debt instrument created by a bank that evidences ownership of a local currency-denominated debt security. An investment in GDNs involves further risks due to certain features of GDNs. GDNs emulate the terms (interest rate, maturity date, credit quality, etc.) of particular local currency-denominated bonds; however, they trade, settle, and pay interest and principal in U.S. dollars, and are Depository Trust Company/Euroclear/Clearstream eligible. Any distributions paid to the holders of GDNs are usually subject to a fee charged by the depositary. Certain investment restrictions in certain countries may adversely impact the value of GDNs because such restrictions may limit the ability to convert bonds into GDNs and vice versa. Such restrictions may cause bonds of the underlying issuer to trade at a discount or premium to the market price of the GDN. See also “Foreign Investments” below.

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DERIVATIVE INSTRUMENTS

The Portfolio may use instruments called derivatives or derivative securities. A derivative is a financial instrument the value of which is derived from the value of one or more underlying securities, commodities, currencies, indices, debt instruments, other derivatives or any other agreed upon pricing index or arrangement (e.g., the movement over time of the Consumer Price Index or freight rates) (each an “Underlying Instrument”). Derivatives contracts are either physically settled, which means the parties trade the Underlying Instrument itself, or cash settled, which means the parties simply make cash payments based on the value of the Underlying Instrument (and do not actually deliver or receive the Underlying Instrument). Derivatives may allow the Portfolio to increase or decrease the level of risk to which the Portfolio is exposed more quickly and efficiently than transactions in other types of instruments.

Many derivative contracts are traded on securities or commodities exchanges, the contract terms are generally standard, and the parties make payments due under the contracts through the exchange. Most exchanges require the parties to post margin against their obligations under the contracts, and the performance of the parties’ obligations under such contracts is usually guaranteed by the exchange or a related clearing corporation. Other derivative contracts are traded OTC in transactions negotiated directly between the counterparties. OTC derivative contracts do not have standard terms, so they are generally less liquid and more difficult to value than exchange-traded contracts. OTC derivatives also expose the Portfolio to additional credit risks to the extent a counterparty defaults on a contract. See “Additional Risk Factors and Considerations of OTC Transactions” below.

Depending on how the Portfolio uses derivatives and the relationships between the market values of the derivative and the Underlying Instrument, derivatives could increase or decrease the Portfolio’s exposure to the risks of the Underlying Instrument. Derivative contracts may also expose the Portfolio to additional liquidity and leverage risks. See “Risk Factors in Derivative Instruments” below.

The Portfolio may use derivatives for cash flow management or, as part of their overall investment strategies, to seek to replicate the performance of a particular index or to enhance returns. The use of derivatives to enhance returns is considered speculative because the Portfolio is primarily seeking to achieve gains rather than to offset, or hedge, the risks of other positions. When the Portfolio invests in a derivative for speculative purposes, the Portfolio is fully exposed to the risks of loss of that derivative, which may sometimes be greater than the cost of the derivative itself. The Portfolio may not use any derivative to gain exposure to an asset or class of assets that it would be prohibited by its investment restrictions from purchasing directly.

Hedging Risk. The Portfolio may use derivative instruments to offset the risks, or to “hedge” the risks, associated with other Portfolio holdings. For example, derivatives may be used to hedge against movements in interest rates, currency exchange rates and the equity markets through the use of options, futures transactions and options on futures. Derivatives may also be used to hedge against duration risk in fixed-income investments. Losses on one Portfolio investment may be substantially reduced by gains on a derivative that reacts to the same market movements in an opposite manner. However, while hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a manner different from that anticipated by the Portfolio or if the cost of the derivative offsets the advantage of the hedge.

Among other risks, hedging involves correlation risk, which is the risk that changes in the value of the derivative will not match (i.e., will not offset) changes in the value of the holdings being hedged as expected by the Portfolio. In such a case, any losses on the Portfolio holdings being hedged may not be reduced or may even be increased as a result of the use of the derivative. The inability to close options and futures positions also could have an adverse impact on the Portfolio’s ability effectively to hedge its portfolio.

There can be no assurance that the use of hedging transactions will be effective. The Portfolio is not required to engage in hedging transactions, and the Portfolio may choose not to do so. A decision as to whether, when and how to hedge involves the exercise of skill and judgment, and even a well-conceived hedge may be unsuccessful to some degree because of market behavior or unexpected interest rate trends.

The Portfolio might not employ any of the derivatives strategies described below, and there can be no assurance that any strategy used will succeed. The Portfolio’s success in employing derivatives strategies may depend on the sub-adviser’s correctly forecasting interest rates, market values or other economic factors, and there can be no assurance that the sub-adviser’s forecasts will be accurate. If the sub-adviser’s forecasts are not accurate, the Portfolio may end up in a worse position than if derivatives strategies had not been employed at all. The Portfolio’s ability to use certain derivative transactions may be limited by tax considerations and certain other legal considerations. Further, suitable derivative transactions might not be available at all times or in all circumstances. Described below are certain derivative instruments and trading strategies the Portfolio may use (either separately or in combination) in seeking to achieve its overall investment objectives.

Options Contracts

An options contract, or an “option,” is a type of derivative. An option is an agreement between two parties in which one gives the other the right, but not the obligation, to buy or sell an Underlying Instrument at a set price (the “exercise price” or “strike price”) for a specified period of time. The buyer of an option pays a premium for the opportunity to decide whether to carry out the transaction (exercise the option) when it is beneficial. The option seller (writer) receives the initial premium and is obligated to carry out the transaction if and when the buyer exercises the option. Options can trade on exchanges or in the OTC market and may be bought or sold on a wide variety of Underlying Instruments. Options that are written on futures contracts, or futures options (discussed below), are subject to margin requirements similar to those applied to futures contracts. The Portfolio may engage in options transactions

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on any security or instrument in which it may invest, on any securities index based on securities in which it may invest or on any aggregates of equity and debt securities consisting of securities in which it may invest (aggregates are composites of equity or debt securities that are not tied to a commonly known index). The Portfolio may also enter into options on foreign currencies. As with futures and swaps (discussed below), the success of any strategy involving options depends on the sub-adviser’s analysis of many economic and mathematical factors, and the Portfolio’s return may be higher if it does not invest in such instruments at all. The Portfolio may only write “covered” options. The sections below describe certain types of options and related techniques that the Portfolio may use.

Call Options. A call option gives the holder the right to purchase the Underlying Instrument at the exercise price for a fixed period of time. The Portfolio would typically purchase a call option in anticipation of an increase in value of the Underlying Instrument because owning the option allows the Portfolio to participate in price increases on a more limited risk basis than if the Portfolio had initially directly purchased the Underlying Instrument. If, during the option period, the market value of the Underlying Instrument exceeds the exercise price, plus the option premium paid by the Portfolio and any transaction costs the Portfolio incurs in purchasing the option, the Portfolio realizes a gain upon exercise of the option. Otherwise, the Portfolio realizes either no gain or a loss on its purchase of the option.

The Portfolio is also permitted to write (i.e., sell) “covered” call options, which obligate the Portfolio, in return for the option premium, to sell the Underlying Instrument to the option holder for the exercise price if the option is exercised at any time before or on its expiration date. In order for a call option to be covered, the Portfolio must have at least one of the following in place with respect to the option and for so long as the option is outstanding: (i) the Portfolio owns the Underlying Instrument subject to the option (or, in the case of an option on an index, owns securities whose price changes are expected to be similar to those of the underlying index), (ii) the Portfolio has an absolute and immediate right to acquire the Underlying Instrument without additional cash consideration (or for additional cash consideration so long as the Portfolio segregates such additional cash amount) upon conversion or exchange of other securities in its portfolio, (iii) the Portfolio enters into an offsetting forward contract and/or purchases an offsetting option or any other option that, by virtue of its exercise price or otherwise, reduces the Portfolio’s net exposure on its written option position, or (iv) the Portfolio segregates assets with an aggregate value equal to the exercise price of the option.

The Portfolio would typically write a call option to generate income from the option premium and/or in anticipation of a decrease, or only a limited increase (i.e., an increase that is less than the option premium received by the Portfolio in writing the option), in the market value of the Underlying Instrument. In writing a call option, however, the Portfolio would not profit if the market value of the Underlying Instrument increases to an amount that exceeds the sum of the exercise price plus the premium received by the Portfolio. Also, the Portfolio cannot sell the Underlying Instrument while the option is in effect unless the Portfolio enters into a closing purchase transaction. A closing purchase transaction cancels out the Portfolio’s position as option writer by means of an offsetting purchase of an identical option prior to the expiration or exercise of the option it has written.

Put Options. A put option gives the holder the right to sell the Underlying Instrument at the exercise price for a fixed period of time. The Portfolio would typically purchase a put option in anticipation of a decline in market values of securities. This limits the Portfolio’s potential for loss in the event that the market value of the Underlying Instrument falls below the exercise price.

The Portfolio is also permitted to write covered put options on the securities or instruments in which it may invest. In order for a put option to be covered, the Portfolio must have at least one of the following in place with respect to the option and for so long as the option is outstanding: (i) the Portfolio enters into an offsetting forward contract and/or purchases an offsetting option or any other option that, by virtue of its exercise price or otherwise, reduces the Portfolio’s net exposure on its written option position or (ii) the Portfolio segregates assets or cash with an aggregate value equal to the exercise price of the option.

The Portfolio would typically write a put option on an Underlying Instrument to generate income from premiums and in anticipation of an increase or only a limited decrease in the value of the Underlying Instrument. However, as writer of the put and in return for the option premium, the Portfolio takes the risk that it may be required to purchase the Underlying Instrument at a price in excess of its market value at the time of purchase. Because the purchaser may exercise its right under the option contract at any time during the option period, the Portfolio has no control over when it may be required to purchase the Underlying Instrument unless it enters into a closing purchase transaction.

Swaps Risk. Swap agreements are two-party contracts entered into for a set period of time in which the parties agree to exchange payments based on some underlying reference asset (such as interest rates). The use of swaps is a highly specialized activity that involves investment techniques, risk analyses and tax planning different from those associated with ordinary portfolio securities transactions. These transactions can result in sizeable realized and unrealized capital gains and losses relative to the gains and losses from the Portfolio’s direct investments in the reference assets.

Transactions in swaps can involve greater risks than if the Portfolio had invested directly in the reference asset since, in addition to general market risks, swaps may be leveraged and are also subject to illiquidity risk, counterparty risk, credit risk and valuation risk. Because they are two-party contracts and because they may have terms of greater than seven days, certain swap transactions may be considered to be illiquid. Moreover, the Portfolio bears the risk of loss of the amount expected to be received under a swap in the event of the default or bankruptcy of a swap counterparty. Some swaps may be complex and difficult to value. Swaps may also be subject to pricing or “basis” risk, which exists when a particular swap becomes extraordinarily expensive relative to historical prices or the price of corresponding cash market instruments. Under certain market conditions it may not be economically feasible to initiate a transaction or liquidate a position in time to avoid a loss or take advantage of an opportunity. If a swap transaction is particularly

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large or if the relevant market is illiquid, it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price, which may result in significant losses.

The prices of swaps can be very volatile, and a variance in the degree of volatility or in the direction of the price of the reference asset from the sub-adviser’s expectations may produce significant losses in the Portfolio’s investments in swaps. In addition, a perfect correlation between a swap and an investment position may be impossible to achieve. As a result, the Portfolio’s use of swaps may not be effective in fulfilling the Portfolio’s investment strategies and may contribute to losses that would not have been incurred otherwise.

Certain swaps are centrally-cleared and are exchange-traded. Central clearing tends to decrease credit risk and exchange-trading is expected to improve liquidity. However, central clearing does not make the contracts risk-free and there is no guarantee that the Portfolio would consider all exchange-traded swaps to be liquid.

In order to reduce the risk associated with leveraging, the Portfolio may “set aside” liquid assets (often referred to as “asset segregation”), or otherwise “cover” its position in a manner consistent with the 1940 Act or the rules and SEC interpretations thereunder. The Portfolio reserves the right to modify its asset segregation policies in the future to comply with any changes in the SEC’s positions regarding asset segregation.

Collars and Straddles. The Portfolio may employ collars, which are options strategies in which a call with an exercise price greater than the price of the Underlying Instrument (an “out-of-the-money call”) is sold and an in-the-money put (where the exercise price is again above the price of the Underlying Instrument) is purchased, to preserve a certain return within a predetermined range of values. The Portfolio may also write covered straddles consisting of a combination of a call and a put written on the same Underlying Instrument. A straddle is covered when sufficient assets are deposited to meet the Portfolio’s immediate obligations. The Portfolio may use the same liquid assets to cover both the call and put options where the exercise price of the call and put are the same, or the exercise price of the call is higher than that of the put. In such cases, the Portfolio will also segregate or designate on their books liquid assets equivalent to the amount, if any, by which the put is “in the money.”

Options on Indices. The Portfolio is permitted to invest in options on any index made up of securities or other instruments in which the Portfolio itself may invest. Options on indices are similar to options on securities except that index options are always cash settled, which means that upon exercise of the option the holder receives cash equal to the difference between the closing price of the index and the exercise price of the option times a specified multiple that determines the total monetary value for each point of such difference. As with other written options, all index options written by the Portfolio must be covered.

Risks Associated with Options. There are several risks associated with options transactions. For example, there are significant differences between the options market and the securities markets that could result in imperfect correlation between the two markets. Such imperfect correlation could then cause a given transaction to fail to achieve its objectives. Options are also subject to the risks of an illiquid secondary market, whether those options are traded OTC or on a national securities exchange. There can be no assurance that a liquid secondary market on an options exchange will exist for any particular exchange-traded option at any particular time. If the Portfolio is unable to effect a closing purchase transaction with respect to options it has written, the Portfolio will not be able to sell the Underlying Instruments or dispose of the segregated assets used to cover the options until the options expire or are exercised. Similarly, if the Portfolio is unable to effect a closing sale transaction with respect to options it has purchased, it would have to exercise the options in order to realize any profit and would incur transaction costs upon the purchase or sale of the Underlying Instruments. Moreover, the Portfolio’s ability to engage in options transactions may be limited by tax considerations and other legal considerations.

The presence of a liquid secondary market on an options exchange may dry up for any or all of the following reasons: (i) there may be insufficient trading interest in certain options; (ii) the exchange may impose restrictions on opening or closing transactions or both; (iii) the exchange may halt or suspend trading, or impose other restrictions, on particular classes or series of options; (iv) unusual or unforeseen circumstances may interrupt normal exchange operations; (v) the facilities of the exchange or its related clearing corporation may at times be inadequate to handle trading volume; and/or (vi) one or more exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or particular classes or series of options), in which event the secondary market on that exchange (or in such classes or series of options) would cease to exist. However, if the secondary market on an exchange ceases to exist, it would be expected (though it cannot be guaranteed) that outstanding options on that exchange, if any, that had been issued as a result of trades on that exchange would continue to be exercisable in accordance with their terms.

The Portfolio’s options transactions will also be subject to limitations, established by exchanges, boards of trade or other trading facilities, governing the maximum number of options in each class that may be written or purchased by any single investor or a group of investors acting in concert. As such, the number of options the Portfolio can write or purchase may be affected by options already written or purchased by other Funds. An exchange, board of trade or other trading facility may order the liquidation of positions found to be in excess of these limits and/or impose sanctions. Also, the hours of trading for options may not conform to the hours during which the Underlying Instruments are traded. To the extent that the options markets close before the markets for the Underlying Instruments, significant price movements can take place in the underlying markets that would not be reflected in the options markets.

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OTC options implicate additional liquidity and credit risks. Unlike exchange-listed options, where an intermediary or clearing corporation assures that the options transactions are properly executed, the responsibility for performing OTC options transactions rests solely on the writer and holder of those options. See “Additional Risk Factors and Considerations of OTC Transactions” below.

The writing and purchase of options is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. The successful use of options depends on the sub-adviser’s ability to predict correctly future price fluctuations and the degree of correlation between the options and securities markets. See “Risk Factors in Derivative Instruments” below.

Additional Risk Associated with Options on Indices. The writer’s payment obligation under an index option (which is a cash-settled option) usually equals a multiple of the difference between the exercise price, which was set at initiation of the option, and the closing index level on the date the option is exercised. As such, index options implicate a “timing risk” that the value of the underlying index will change between the time the option is exercised by the option holder and the time the obligation thereunder is settled in cash by the option writer.

Futures Contracts and Options on Futures Contracts

A futures contract, which is a type of derivative, is a standardized, exchange-traded contract that obligates the purchaser to take delivery, and the seller to make delivery, of a specified quantity of an Underlying Instrument at a specified price and specified future time. The Portfolio is generally permitted to invest in futures contracts and options on futures contracts with respect to, but not limited to, equity and debt securities and foreign currencies, aggregates of equity and debt securities (aggregates are composites of equity or debt securities that are not tied to a commonly known index), interest rates, indices, commodities and other financial instruments.

No price is paid upon entering into a futures contract. Rather, when the Portfolio purchases or sells a futures contract it is required to post margin (“initial margin”) with the futures commission merchant (“FCM”) executing the transaction. The margin required for a futures contract is usually less than ten percent of the contract value, but it is set by the exchange on which the contract is traded and may by modified during the term of the contract. Subsequent payments, known as “variation margin,” to and from the FCM, will then be made daily as the currency, financial instrument or securities index underlying the futures contract fluctuates (a process known as “marking to market”). If the Portfolio has insufficient cash available to meet daily variation margin requirements, it might need to sell securities at a time when such sales are disadvantageous. Futures involve substantial leverage risk.

An option on a futures contract (“futures option”) gives the option holder the right (but not the obligation) to buy or sell its position in the underlying futures contract at a specified price on or before a specified expiration date. As with a futures contract itself, the Portfolio is required to deposit and maintain margin with respect to futures options it writes. Such margin deposits will vary depending on the nature of the underlying futures contract (and the related initial margin requirements), the current market value of the option and other futures positions held by the Portfolio.

The sale of a futures contract limits the Portfolio’s risk of loss, prior to the futures contract’s expiration date, from a decline in the market value of portfolio holdings correlated with the futures contract. In the event the market values of the portfolio holdings correlated with the futures contract increase rather than decrease, however, the Portfolio will realize a loss on the futures position and a lower return on the portfolio than would have been realized without the purchase of the futures contract.

Positions taken in the futures markets are usually not held to maturity but instead liquidated through offsetting transactions that may result in a profit or loss. While the Portfolio’s futures contracts will usually be liquidated in this manner, the Portfolio may instead make or take delivery of the Underlying Instrument whenever it appears economically advantageous to do so.

The Portfolio is permitted to enter into a variety of futures contracts, including interest rate futures, index futures, currency futures and commodity futures, and options on such futures contracts. The Portfolio may also invest in instruments that have characteristics similar to futures contracts, such as debt securities with interest or principal payments determined by reference to the value of a security, an index of securities or a commodity or currency at a future point in time. The risks of such investments reflect the risks of investing in futures and derivatives generally, including volatility and illiquidity.

Risks Associated with Futures and Futures Options. The primary risks associated with the use of futures contracts and options are: (a) imperfect correlation between the change in market value of instruments held by the Portfolio and the price of the futures contract or option; (b) the possible lack of an active market for a futures contract or option, or the lack of a liquid secondary market for a futures option, and the resulting inability to close the futures contract or option when desired; (c) losses, which are potentially unlimited, caused by unanticipated market movements; (d) the sub-adviser’s failure to predict correctly the direction of securities prices, interest rates, currency exchange rates and other economic factors; and (e) the possibility that the counterparty will default in the performance of its obligations. Futures contracts and futures options also involve brokerage costs, require margin deposits and, in the case of contracts and options obligating the Portfolio to purchase securities or currencies, require the Portfolio to segregate assets to cover such contracts and options. Moreover, futures are inherently volatile, and the Portfolio’s ability to engage in futures transactions may be limited by tax considerations and other legal considerations.

U.S. futures exchanges and some foreign exchanges limit the amount of fluctuation in futures contract prices which may occur in a single business day (generally referred to as “daily price fluctuation limits”). The maximum or minimum price of a contract as a result of these limits is referred to as a “limit price.” If the limit price has been reached in a particular contract, no trades may

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be made beyond the limit price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices.

Additional Considerations of Commodity Futures Contracts. In addition to the risks described above, there are several additional risks associated with transactions in commodity futures contracts. In particular, the costs to store underlying physical commodities are reflected in the price of a commodity futures contract. To the extent that storage costs for an underlying commodity change while the Portfolio is invested in futures contracts on that commodity, the value of the futures contract may change proportionately. Further, the commodities that underlie commodity futures contracts may be subject to additional economic and non-economic variables, such as drought, floods, weather, livestock disease, embargoes, tariffs and international economic, political and regulatory developments and may be subject to broad price fluctuations.

Other Considerations Related to Options and Futures Options. The Portfolio will engage in transactions in futures contracts and related options only to the extent such transactions are consistent with the requirements of the Internal Revenue Code of 1986, as amended, (the “Code”) for maintaining qualification as a regulated investment company for U.S. federal income tax purposes.

Swap Agreements and Swaptions

A swap agreement, or a swap, is a type of derivative instrument. Swap agreements are entered into for periods ranging from a few weeks to more than one year. In a standard swap, two parties exchange the returns (or differentials in rates of return) earned or realized on an Underlying Instrument. The gross returns to be exchanged (or “swapped”) between the parties are calculated with respect to a “notional amount,” which is a predetermined dollar principal that represents the hypothetical underlying quantity upon which the parties’ payment obligations are computed. The notional amount may be, among other things, a specific dollar amount invested, for example, at a particular interest rate, in a particular foreign currency or in a “basket” of securities or commodities that represents a particular index. The notional amount itself normally is not exchanged between the parties, but rather it serves as a reference amount from which to calculate the parties’ obligations under the swap.

The Portfolio will usually enter into swap agreements on a “net basis,” which means that the two payment streams are netted out with each party receiving or paying, as the case may be, only the net amount of the payments. The Portfolio’s obligations under a swap agreement are generally accrued daily (offset against any amounts owing to the Portfolio), and accrued but unpaid net amounts owed to a counterparty are covered by segregating liquid assets, marked to market daily, to avoid leveraging the Portfolio’s portfolio. If the Portfolio enters into a swap on other than a net basis, the Portfolio will segregate the full amount of its obligations under such swap. The Portfolio may enter into swaps, caps, collars, floors and related instruments with member banks of the Federal Reserve System, members of the New York Stock Exchange (“NYSE”) or other entities determined by the sub-adviser to be creditworthy. If a default occurs by the other party to such transaction, the Portfolio will have contractual remedies under the transaction documents, but such remedies may be subject to bankruptcy and insolvency laws that could affect the Portfolio’s rights as a creditor.

The Portfolio may engage in a wide variety of swap transactions, including, but not limited to, credit- and event-linked swaps, interest rate swaps, swaps on specific securities or indices, swaps on rates (such as mortgage prepayment rates) and other types of swaps, such as caps, collars, and floors. In addition, to the extent the Portfolio is permitted to invest in foreign currency-denominated securities, it may invest in currency swaps. The Portfolio may also enter into options on swap agreements (“swaptions”). Depending on how they are used, swap agreements may increase or decrease the overall volatility of the Portfolio’s investments and its share price and yield. The sections below describe certain swap arrangements and related techniques that the Portfolio may use.

Interest Rate Swaps, Caps, Floors and Collars. An interest rate swap is an OTC contract in which the parties exchange interest rate exposures (e.g., exchange floating rate payments for fixed rate payments or vice versa). For example, a $10 million LIBOR swap requires one party to pay the equivalent of the London Interbank Offered Rate of Interest (which fluctuates) on the $10 million principal amount in exchange for the right to receive from the other party the equivalent of a stated fixed rate of interest on the $10 million principal amount.

Among other techniques, the Portfolio may use interest rate swaps to hedge interest rate and duration risk on fixed-income securities or portfolios, which can be particularly sensitive to interest rate changes. Duration measures the sensitivity in prices of fixed-income securities to changes in interest rates; the duration of a portfolio or basket of bonds is the weighted average of the individual component durations. Longer maturity bonds typically have a longer duration than shorter maturity bonds and, therefore, higher sensitivity to interest rate changes. In an environment where interest rates are expected to rise, the Portfolio may use interest rate swaps to hedge interest rate and duration risk across a portfolio at particular duration points (such as two-, five- and 10- year duration points).

The Portfolio may also purchase or sell interest rate caps or floors. In a typical interest rate cap, the buyer receives payments from the seller to the extent that a specified interest rate exceeds a predetermined level. In a typical interest rate floor, the buyer receives payments from the seller to the extent that a specified interest rate falls below a predetermined level. An interest rate collar combines elements of purchasing a cap and selling a floor and is usually employed to preserve a certain return within a predetermined range of values.

Commodity Swaps. A commodity swap agreement is a contract in which one party agrees to make periodic payments to another party based on the change in market value of a commodity-based Underlying Instrument (such as a specific commodity or commodity index) in return for periodic payments based on a fixed or variable interest rate or the total return from another commodity-

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based Underlying Instrument. In a total return commodity swap, the Portfolio receives the price appreciation of a commodity index, a portion of a commodity index or a single commodity in exchange for paying an agreed-upon fee. As with other types of swap agreements, if the commodity swap lasts for a finite period of time, the swap may be structured such that the Portfolio pays a single fixed fee established at the outset of the swap. However, if the term of the commodity swap is ongoing, with interim swap payments, the Portfolio may pay a variable or “floating” fee. Such a variable fee may be pegged to a base rate, such as LIBOR, and is adjusted at specific intervals. As such, if interest rates increase over the term of the swap contract, the Portfolio may be required to pay a higher fee at each swap reset date.

Currency Swaps. A currency swap agreement is a contract in which two parties exchange one currency (e.g., U.S. dollars) for another currency (e.g., Japanese yen) on a specified schedule. The currency exchange obligations under currency swaps could be either interest payments calculated on the notional amount or payments of the entire notional amount (or a combination of both). The Portfolio may engage in currency swap agreements as a tool to protect against uncertainty and fluctuations in foreign exchange rates in the purchase and sale of securities. However, the use of currency swap agreements does not eliminate, or even always mitigate, potential losses arising from fluctuations in exchange rates. In the case of currency swaps that involve the delivery of the entire notional amount of currency in exchange for another currency, the entire notional principal of the currency swap is subject to the risk that the counterparty will default on its contractual delivery obligations.

Credit Default Swaps. A credit default swap (“CDS”) is an agreement between two parties whereby one party (the “protection buyer”) makes an up-front payment or a stream of periodic payments over the term of the CDS to the other party (the “protection seller”), provided generally that no event of default or other credit-related event (a “credit event”) with respect to an Underlying Instrument occurs. In return, the protection seller agrees to make a payment to the protection buyer if a credit event does occur with respect to the Underlying Instrument. The CDS market allows the Portfolio to manage credit risk through buying and selling credit protection on a specific issuer, asset or basket of assets. Credit default swaps typically last between six months and three years, provided that no credit event occurs. Credit default swaps may be physically settled or cash settled.

The Portfolio may be either the protection buyer or the protection seller in a CDS. The Portfolio generally will not buy protection on issuers that are not currently held by that particular Portfolio. However, the Portfolio may engage in credit default swap trades on single names, indices and baskets to manage asset class exposure and to capitalize on spread differentials in instances where there is not complete overlap between the Portfolio’s holdings or exposures and the reference entities in the credit default swap. If the Portfolio is the protection buyer and no credit event occurs, the Portfolio loses its entire investment in the CDS (i.e., an amount equal to the aggregate amount of payments made by the Portfolio to the protection seller over the term of the CDS). However, if a credit event does occur, the Portfolio (as protection buyer), will deliver the Underlying Instrument to the protection seller and is entitled to a payment from the protection seller equal to the full notional value of the Underlying Instrument, even though the Underlying Instrument at that time may have little or no value. If the Portfolio is the protection seller and no credit event occurs, the Portfolio receives a fixed income throughout the term of the CDS (or an up-front payment at the beginning of the term of the CDS) in the form of payments from the protection buyer. However, if the Portfolio is the protection seller and a credit event occurs, the Portfolio is obligated to pay the protection buyer the full notional value of the Underlying Instrument in return for the Underlying Instrument (which may at that time be of little or no value).

The Portfolio may also invest in the Dow Jones CDX (“CDX”), which is a family of indices that track credit derivative indices in various countries around the world. The CDX provides investors with exposure to specific reference baskets of issuers of bonds or loans in certain segments, such as North American investment grade credit derivatives or emerging markets. CDX reference baskets are generally priced daily and rebalanced every six months in conjunction with leading market makers in the credit industry. While investing in CDXs increases the universe of bonds and loans to which the Portfolio is exposed, such investments entail risks that are not typically associated with investments in other debt instruments (rather, they entail risks more associated with derivative instruments). The liquidity of the market for CDXs is also subject to liquidity in the secured loan and credit derivatives markets.

Total return swaps, asset swaps, inflation swaps and similar instruments. The Portfolio may enter into total return swaps, asset swaps, inflation swaps and other types of swap agreements. In a total return swap, the parties exchange the total return (i.e., interest payments plus any capital gains or losses) of an Underlying Instrument (or basket of such instruments) for the proceeds of another Underlying Instrument (or basket of such instruments). Asset swaps combine an interest rate swap with a bond and are generally used to alter the cash flow characteristics of the Underlying Instrument. For example, the parties may exchange a fixed investment, such as a bond with guaranteed coupon payments, for a floating investment like an index. Inflation swaps are generally used to transfer inflation risk. See “Inflation-Linked Instruments” herein.

Swaptions. The Portfolio may also enter into swap options, or “swaptions.” A swaption is a contract that gives one party the right (but not the obligation), in return for payment of the option premium, to enter into a new swap agreement or to shorten, extend, cancel or otherwise modify an existing swap agreement at some designated future time and on specified terms. The Portfolio may write (sell) and purchase put and call swaptions. Depending on the terms of the particular option agreement, the Portfolio will generally incur a greater degree of risk when it writes a swaption than it will incur when it purchases a swaption. When the Portfolio purchases a swaption, it risks losing only the option premium it paid should it decide not to exercise the option. When the Portfolio writes a swaption, however, it is obligated according to the terms of the underlying agreement if the option holder exercises the option.

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Risks Associated with Swaps and Swaptions. Investing in swaps and swaptions, and utilizing these and related techniques in managing the Portfolio, are highly specialized activities that involve investment techniques and risks different from those associated with ordinary portfolio transactions. These investments involve significant risk of loss. Whether the Portfolio’s use of swaps will be successful in furthering its investment objective will depend on the sub-adviser’s ability to predict correctly whether certain types of investments are likely to produce greater returns than other investments. If the sub-adviser is incorrect in its forecast of market values, the sub-adviser’s utilization of swap arrangements and related techniques could negatively impact the Portfolio’s performance.

The swaps market is largely unregulated. It is possible that developments in the swaps market, including potential government regulation, could adversely affect the Portfolio’s ability to terminate existing swap agreements or to realize amounts to be received under such agreements. Also, certain restrictions imposed by the Code may limit the Portfolio’s ability to use swap agreements.

If the creditworthiness of the Portfolio’s swap counterparty declines, it becomes more likely that the counterparty will fail to meet its obligations under the contract, and consequently the Portfolio will suffer losses. Although there can be no assurance that the Portfolio will be able to do so, the Portfolio may be able to reduce or eliminate its exposure under a swap agreement either by assignment or other disposition, or by entering into an offsetting swap agreement with the same party or another creditworthy party. However, the Portfolio may have limited ability to eliminate its exposure under a credit default swap if the credit of the reference entity or underlying asset has declined. There can be no assurance that the Portfolio will be able to enter into swap transactions at prices or on terms the sub-adviser believes are advantageous to the Portfolio. In addition, although the terms of swaps, caps, collars and floors may provide for termination, there can be no assurance that the Portfolio will be able to terminate a swap or to sell or offset caps, collars or floors that it has purchased. Investing in swaps and related techniques involves the risks associated with investments in derivative instruments. Please see “Risk Factors in Derivative Instruments” and “Additional Risk Factors and Considerations of OTC Transactions” below.

Inflation-Linked Instruments. The Portfolio is permitted to invest in a variety of inflation-linked instruments, such as inflation-indexed securities and inflation-linked derivatives, to manage inflation risk or to obtain inflation exposure. Inflation – a general rise in the prices of goods and services – is measured by inflation indices like the Consumer Price Index (CPI), which is calculated monthly by the U.S. Bureau of Labor Statistics, and the Retail Prices Index (RPI), which is calculated by the U.K. Office for National Statistics. The CPI is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy.

Inflation-linked derivatives are derivative instruments that tie payments to an inflation index. Currently, most inflation derivatives are in the form of inflation swaps, such as CPI swaps. A CPI swap is a fixed-maturity, OTC derivative where one party pays a fixed rate in exchange for payments tied to the CPI. The fixed rate, which is set by the parties at the initiation of the swap, is often referred to as the “breakeven inflation” rate and generally represents the current difference between Treasury yields and Treasury inflation protected securities (“TIPS”) yields of similar maturities at the initiation of the swap agreement. CPI swaps are typically designated as “zero coupon,” where all cash flows are exchanged at maturity. The value of a CPI swap is expected to fluctuate in response to changes in the relationship between nominal interest rates and the rate of inflation, as measured by the CPI. A CPI swap can lose value if the realized rate of inflation over the life of the swap is less than the fixed market implied inflation rate (the breakeven inflation rate) the investor agreed to pay at the initiation of the swap.

Other types of inflation derivatives include inflation options and futures. There can be no assurance that the CPI, or any foreign inflation index, will accurately measure the rate of inflation in the prices of consumer goods and services. Further, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States. Moreover, inflation-linked instruments are subject to the risks inherent in derivative transactions generally. See “Risk Factors in Derivative Instruments” herein. The market for inflation-linked instruments is still developing. The sub-adviser reserves the right to use the instruments discussed above and similar instruments that may be available in the future.

Hybrid Instruments

A hybrid instrument is an interest in an issuer that combines the characteristics of an equity security, a debt security, a commodity and/or a derivative. For example, an oil company might issue a commodity-linked bond that pays a fixed level of interest plus additional interest that accrues in correlation with the extent to which oil prices exceed a certain predetermined level. This is a hybrid instrument combining a bond with an option on oil.

Depending on the types and terms of hybrid instruments, they present risks that may be similar to, different from or greater than those associated with more traditional investments with similar characteristics. Hybrid instruments are potentially more volatile than more traditional investments and, depending on the structure of the particular hybrid, may expose the Portfolio to additional leverage and liquidity risks. Moreover, the purchase of hybrids exposes the Portfolio to the credit risk of the issuers of the hybrids. Described below are certain hybrid instruments the Portfolio may use in seeking to achieve their investment objectives. The sub-adviser reserves the right to use the instruments mentioned below and similar instruments that may be available in the future.

Credit-Linked Securities. Credit-linked securities are issued by a limited purpose trust or other vehicle that, in turn, invests in a basket of derivative instruments, such as credit default swaps, interest rate swaps and other securities. Investments in credit-linked securities normally consist of the right to receive periodic payments during the term and payment of principal at the end of the term. However, these payments depend on the issuer’s own investments in derivative instruments and are, accordingly, subject to the risks associated with derivative instruments, which include volatility, illiquidity and counterparty risk.

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Indexed Securities and Structured Notes. Indexed securities are derivative securities the interest rate or principal of which is determined by an unrelated indicator (e.g., a currency, security, commodity or index). Structured notes are debt indexed securities. Indexed securities implicate a high degree of leverage, which magnifies the potential for gain and the risk of loss, when they include a multiplier that multiplies the indexed element by a specific factor.

Structured notes and indexed securities can be very volatile investments because, depending on how they are structured, their value may either increase or decrease in response to the value of the Underlying Instruments. The terms of these securities may also provide that in some instances no principal is due at maturity, which may result in a loss of invested capital. These instruments also may entail a greater degree of market risk than other types of securities because the investor bears the risk not only of the instrument but also of the unrelated indicator. Indexed securities may involve significant credit risk and liquidity risk and, as with other sophisticated strategies, the Portfolio’s use of these instruments may not work as intended.

Event-Linked Bonds. The Portfolio may invest in “event-linked bonds” (or “catastrophe bonds”). The event-linked bond market is a growing sector of the global fixed income market that provides investors with high return potentials in exchange for taking on “event risk,” such as the risk of a major hurricane, earthquake or pandemic. If such trigger event occurs, the Portfolio may lose a portion or its entire principal invested in the bond. Some event-linked bonds provide for an extension of maturity to process and audit loss claims if a trigger has, or possibly has, occurred. Such extension may increase volatility. Event-linked bonds may also expose the Portfolio to other unanticipated risks including credit risk, counterparty risk, liquidity risk, adverse regulatory or jurisdictional interpretations and adverse tax consequences. Event-linked bonds are subject to the risks inherent in derivative transactions. See “Derivative Instruments – Risk Factors in Derivative Instruments” below.

Foreign Currency Transactions

The Portfolio also may purchase and sell foreign currency options and foreign currency futures contracts and futures options, and they may engage in foreign currency transactions either on a spot (cash) basis at prevailing currency exchange rates or through forward currency contracts. The Portfolio may engage in these transactions to hedge, directly or indirectly, against currency fluctuations, for other investment purposes and/or, with respect to the Portfolio, to seek to enhance returns. The Portfolio may enter into currency transactions only with counterparties that the sub-adviser deems to be creditworthy. Certain of the foreign currency transactions the Portfolio may use are described below.

Forward Currency Contracts. The Portfolio may enter into forward currency contracts (“forwards”) in connection with settling purchases or sales of securities, to hedge the currency exposure associated with some or all of the Portfolio’s investments or as part of its investment strategy. Forwards are OTC contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a set price on a future date. The market value of a forward fluctuates with changes in foreign currency exchange rates. Forwards are marked to market daily based upon foreign currency exchange rates from an independent pricing service, and the change in value is recorded as unrealized appreciation or depreciation. The Portfolio’s gains from its positions in forward foreign currency contracts may accelerate and/or recharacterize the Portfolio’s income or gains and its distributions to shareholders. The Portfolio’s losses from such positions may also recharacterize the Portfolio’s income and its distributions to shareholders and may cause a return of capital to the Portfolio’s shareholders. Such acceleration or recharacterization could affect an investor’s tax liability. Forwards are highly volatile, involve substantial currency risk and may also involve credit and liquidity risks.

The Portfolio may use a forward in a “settlement hedge,” or “transaction hedge,” to lock in the U.S. dollar price on the purchase or sale of securities denominated in a foreign currency between the time when the security is purchased or sold and the time at which payment is received. Forward contracts on foreign currency may also be used by the Portfolio in anticipation generally of the Portfolio’s making investments denominated in a foreign currency, even if the specific investments have not yet been selected by the sub-adviser.

In a “position hedge,” the Portfolio uses a forward contract to hedge against a decline in the value of existing investments denominated in foreign currency. For example, the Portfolio may enter into a forward contract to sell Japanese yen in return for U.S. dollars in order to hedge against a possible decline in the yen’s value. Position hedges tend to offset both positive and negative currency fluctuations. Alternately, the Portfolio could hedge its position by selling another currency expected to perform similarly to the Japanese yen. This is called a “proxy hedge” and may offer advantages in terms of cost, yield or efficiency. However, proxy hedges may result in losses if the currency used to hedge does not move in tandem with the currency in which the hedged securities are denominated.

The Portfolio may also engage in cross-hedging by entering into forward contracts in one currency against a different currency. Cross-hedging may be used to limit or increase exposure to a particular currency or to establish active exposure to the exchange rate between the two currencies.

Options on foreign currencies are affected by the factors that influence foreign exchange rates and investments generally. The Portfolio’s ability to establish and close out positions on foreign currency options is subject to the maintenance of a liquid secondary market, and there can be no assurance that a liquid secondary market will exist for a particular option at any specific time.

Forward Rate Agreements. The Portfolio may also enter into forward rate agreements. Under a forward rate agreement, the buyer locks in an interest rate at a future settlement date. If the interest rate on the settlement date exceeds the lock rate, the buyer pays the seller the difference between the two rates. If the lock rate exceeds the interest rate on the settlement date, the seller pays the buyer the difference between the two rates. Any such gain received by the Portfolio would be taxable. These instruments are

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traded in the OTC market. These transactions involve risks, including counterparty risk. See “Derivative Instruments – Risk Factors in Derivative Instruments” below.

Currency Swaps, Options and Futures. In order to protect against currency fluctuations and for other investment purposes, the Portfolio may enter into currency swaps, options and futures. Options on foreign currencies are affected by the factors that influence foreign exchange rates and investments generally. The Portfolio’s ability to establish and close out positions on foreign currency options is subject to the maintenance of a liquid secondary market, and there can be no assurance that a liquid secondary market will exist for a particular option at any specific time. See “Swap Agreements and Swaptions – Currency Swaps,” “Options Contracts,” and “Futures Contracts and Options on Futures Contracts” herein.

Additional Risks Associated with Foreign Currency Transactions. It is extremely difficult to forecast currency market movements, and whether any hedging or other investment strategy will be successful is highly uncertain. Further, it is impossible to forecast with precision the market value of portfolio securities at the expiration of a foreign currency forward. Therefore, the Portfolio may be required to buy or sell additional currency on the spot market (and bear the expense of such transaction) if the sub-adviser’s predictions regarding the movement of foreign currency or securities markets prove inaccurate. To the extent the Portfolio hedges against anticipated currency movements that do not occur, the Portfolio may realize losses and reduce its total return as a result of its hedging transactions. It is impossible to hedge fully or perfectly against the effects of currency fluctuations on the value of non-U.S. securities because currency movements impact the value of different securities in differing degrees.

The Portfolio may buy or sell foreign currency options either on exchanges or in the OTC market. Foreign currency transactions on foreign exchanges may not be regulated to the same extent as similar transactions in the United States, may not involve a clearing mechanism and related guarantees and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign securities. The value of such positions also could be adversely affected by (i) other complex foreign political, legal and economic factors, (ii) lesser availability than in the United States of data on which to make trading decisions, (iii) delays in the Portfolio’s ability to act upon economic events occurring in foreign markets during non-business hours in the United States, (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States and (v) lesser trading volume. Foreign currency transactions are also subject to the risks inherent in investments in foreign markets. See “Foreign Investments” below.

Risk Factors in Derivative Instruments

Derivatives are volatile and involve significant risks, including:

Correlation Risk – the risk that changes in the value of a derivative instrument will not match the changes in the value of the Portfolio holdings that are being hedged.

Counterparty Risk – the risk that the party on the other side of an OTC derivatives contract or a borrower of the Portfolio’s securities may be unable or unwilling to make timely principal, interest or settlement payments, or otherwise to honor its obligations.

Credit Risk – the risk that the issuer of a security will not be able to make timely principal and interest payments. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may affect the value of the Portfolio’s investment in and/or exposure to that issuer. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.

Currency Risk – the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

Index Risk – in respect of index-linked derivatives, the risks associated with changes in the underlying indices. If an underlying index changes, the Portfolio may receive lower interest payments or experience a reduction in the value of the derivative to below what the Portfolio paid. Certain indexed securities, including inverse securities (which move in an opposite direction from the reference index), may create leverage to the extent that they increase or decrease in value at a rate that is a multiple of the changes in the applicable index.

Interest Rate Risk – the risk that the value of an investment may decrease when interest rates rise because when interest rates rise, the prices of bonds and fixed rate loans fall. Generally, the longer the maturity of a bond or fixed rate loan, the more sensitive it is to this risk (interest rate risk is commonly measured by a fixed income investment’s duration). Falling interest rates also create the potential for a decline in the Portfolio’s income.

Leverage Risk – the risk associated with certain types of investments or trading strategies (for example, borrowing money to increase the amount being invested) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that substantially exceed the amount originally invested.

Liquidity Risk – the risk that certain securities may be difficult or impossible to sell at the time that the seller would like to sell them or at the price the seller believes the security is currently worth.

Short Position Risk – The Portfolio may also take a short position in a derivative instrument, such as a future, forward or swap. A short position in a derivative instrument involves the risk of a theoretically unlimited increase in the value of the underlying instrument which could cause the Portfolio to suffer a (potentially unlimited) loss.

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Tax Risk – The tax treatment of a derivative may not be as favorable as a direct investment in the underlying asset. The use of derivatives may adversely affect the timing, character and amount of income the Portfolio realizes from its investments, and could impair the ability of the sub-adviser to use derivatives when it wishes to do so.

The potential loss on derivative instruments may be substantial relative to the initial investment therein. The Portfolio incurs transaction costs in opening and closing positions in derivative instruments. There can be no assurance that the use of derivative instruments will be advantageous.

Additional Risk Factors and Considerations of OTC Transactions. Certain derivatives traded in OTC markets, including swaps, OTC options and indexed securities, involve substantial liquidity risk. This risk may be increased in times of financial stress if the trading market for OTC derivatives contracts or otherwise becomes restricted. The absence of liquidity may make it difficult or impossible for the Portfolio to ascertain a market value for such instruments and/or to sell them promptly and at an acceptable price.

Because derivatives traded in OTC markets are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that the Portfolio has unrealized gains in such instruments or has deposited collateral with its counterparty, the Portfolio is at risk that its counterparty will become bankrupt or otherwise fail to honor its obligations. The counterparty’s failure to honor its obligations would result in the loss of any premium paid by the Portfolio as well as the loss of any expected benefit of the transaction. In addition, closing transactions can be made for OTC options only by negotiating directly with the counterparty or effecting a transaction in the secondary market (if any such market exists). There can be no assurance that the Portfolio will in fact be able to close out an OTC option position at a favorable price prior to expiration. In the event of insolvency of the counterparty, the Portfolio might be unable to close out an OTC option at any time prior to its expiration, if at all.

DIVIDEND PAYING SECURITY INVESTMENT RISK. Income provided by the Portfolio may be affected by changes in the dividend policies of the companies in which the Portfolio invests and the capital resources available for such payments at such companies. Issuers that have paid regular dividends or distributions to shareholders may not continue to do so at the same level or at all in the future. In addition, securities that pay dividends as a group can fall out of favor with the market, causing the Portfolio to underperform funds that do not focus on dividends. The Portfolio’s focus on dividend yielding investments may cause the Portfolio’s share price and total return to fluctuate more than the share price and total return of funds that do not focus their investments on dividend paying securities.

DOLLAR ROLLS. The Portfolio may enter into “dollar rolls” in which the Portfolio sells securities for delivery in the current month and simultaneously contracts with the same counterparty to repurchase substantially similar (same type, coupon and maturity) but not identical securities on a specified future date. The Portfolio gives up the right to receive principal and interest paid on the securities sold. However, the Portfolio would benefit to the extent that the price received for the securities sold is higher than the forward price for the future purchase plus any fee income received. Unless such benefits exceed the income and capital appreciation that would have been realized on the securities sold as part of the dollar roll, the use of this technique would adversely affect the Portfolio’s investment performance. The benefits derived from the use of dollar rolls may depend, among other things, upon the ability of the sub-adviser, as appropriate, to predict interest rates correctly. There can be no assurance that dollar rolls can be successfully employed. In addition, if the Portfolio uses dollar rolls while remaining substantially fully invested, the amount of the Portfolio’s assets that are subject to market risk would exceed the Portfolio’s net asset value (“NAV”), which could result in increased volatility of the price of the Portfolio’s shares. Further, entering into dollar rolls involves potential risks that are different from those related to the securities underlying the transactions. For example, if the counterparty becomes insolvent, the Portfolio’s right to purchase from the counterparty may be restricted. Also, the value of the underlying security may change adversely before the Portfolio is able to purchase it, or the Portfolio may be required to purchase securities in connection with a dollar roll at a higher price than may be otherwise available on the open market. Further, because the counterparty may deliver a similar, but not identical, security, the Portfolio may be required to buy a security under the dollar roll that may be of less value than an identical security would have been.

EQUITY RISK. Equity securities represent an ownership interest, or the right to acquire an ownership interest, in a company. Equity securities include but are not limited to common stock, preferred stock, securities convertible into common or preferred stock and warrants or rights to acquire common stock, including options. The value of an equity security may be based on the real or perceived success or failure of the particular company’s business, any income paid to stockholders in the form of a dividend, the value of the company’s assets, general market conditions, or investor sentiment generally. Equity securities may have greater price volatility than other types of investments. These risks are generally magnified in the case of equity investments in distressed companies.

EXCHANGE-TRADED FUNDS (ETFs). ETFs are registered investment companies that trade their shares on stock exchanges (such as the NYSE Arca, Inc., Cboe BZX Exchange, Inc. and The NASDAQ Stock Market LLC) at market prices (rather than NAV) and only are redeemable from the fund itself in large increments or in exchange for baskets of securities. As an exchange traded security, an ETF’s shares are priced continuously and trade throughout the day. ETFs may track a securities index, a particular market sector, a particular segment of a securities index or market sector, or they may be actively managed. An investment in an ETF generally implicates the following risks: (i) the same primary risks as an investment in a fund that is not exchange-traded that has the same investment objectives, strategies and policies of the ETF; (ii) the risk that the ETF may fail to accurately track the market segment or index that underlies its investment objective; (iii) the risk that, to the extent the ETF does not fully replicate the underlying index, the ETF’s investment strategy may not produce the intended results; (iv) the risk of more frequent price fluctuations due to secondary

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market trading, which may result in a loss to the Portfolio; (v) the risk that an ETF may trade at a price that is lower than its NAV; and (vi) the risk that an active market for the ETF’s shares may not develop or be maintained. Also, the Portfolio will indirectly pay a proportional share of the asset-based fees of the ETFs in which it invests. ETFs are also subject to specific risks depending on the nature of the ETF, such as liquidity risk, sector risk and foreign and emerging market risk, as well as risks associated with fixed income securities, real estate investments and commodities. An investment in an ETF presents the risk that the ETF may no longer meet the listing requirements of any applicable exchanges on which the ETF is listed. Further, trading in an ETF may be halted if the trading in one or more of the securities held by an ETF is halted. The Portfolio may pay brokerage commissions in connection with the purchase and sale of shares of ETFs.

Generally, the Portfolio will not purchase securities of an investment company (which would include an ETF) if, as a result: (1) more than 10% of the Portfolio’s total assets would be invested in securities of other investment companies; (2) such purchase would result in more than 3% of the total outstanding voting securities of any such investment company being held by the Portfolio; or (3) more than 5% of the Portfolio’s total assets would be invested in any one such investment company. Many ETFs have obtained exemptive relief from the SEC to permit unaffiliated funds sponsored by other fund families to invest in the ETF’s shares beyond the above statutory limitations, subject to certain conditions and pursuant to a contractual arrangement between the ETFs and the investing fund. The Portfolio may rely on these exemptive orders to invest in ETFs. Please see “Other Investment Companies” below.

EXCHANGE-TRADED NOTES (ETNs). ETNs are a type of unsecured, unsubordinated debt security that have characteristics and risks similar to those of fixed-income securities, including credit risk, and trade on a major exchange similar to shares of ETFs. Unlike other types of fixed income securities, however, the performance of ETNs is based upon that of a market index or other reference asset minus fees and expenses, no coupon payments are made and no principal protection exists. The value of an ETN may be affected by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying commodities or securities markets, changes in the applicable interest rates, changes in the issuer’s credit rating and economic, legal, political or geographic events that affect the referenced commodity or security. The Portfolio’s ability to sell its ETN holdings also may be limited by the availability of a secondary market and the Portfolio may have to sell such holdings at a discount. ETNs also are subject to counterparty credit risk, fixed-income risk and tracking error risk (where the ETN’s performance may not match or correlate to that of its market index). ETNs also incur certain expenses not incurred by their applicable index.

EVENT RISK. Event risk is the risk that corporate issuers may undergo restructurings, such as mergers, leveraged buyouts, takeovers or similar events financed by the issuer’s taking on additional debt. As a result of the added debt, the credit quality and market value of a company’s bonds and/or other debt securities may decline significantly.

FIXED INCOME SECURITIES. The Portfolio is permitted to invest in fixed income securities including, but not limited to: (1) securities issued or guaranteed as to principal or interest by the U.S. Government, its agencies or instrumentalities; (2) non-convertible debt securities issued or guaranteed by U.S. corporations or other issuers (including foreign issuers); (3) asset-backed securities; (4) mortgage-related securities, including collateralized mortgage obligations (“CMOs”); (5) securities issued or guaranteed as to principal or interest by a foreign issuer, including supranational entities such as development banks, non-U.S. corporations, banks or bank holding companies or other foreign issuers; (6) commercial mortgage-backed securities; and (7) other capital securities issued or guaranteed by U.S. corporations or other issuers (including foreign issuers).

FOREIGN INVESTMENTS

The Portfolio may invest in foreign issuers and borrowers, which include: (1) companies organized outside of the United States, including in emerging market countries; (2) foreign sovereign governments and their agencies, authorities, instrumentalities and political subdivisions, including foreign states, provinces or municipalities; and (3) issuers and borrowers whose economic fortunes and risks are primarily linked with markets outside the United States. These securities may be denominated or quoted in, or pay income in, U.S. dollars or in a foreign currency. Certain companies organized outside the United States may not be deemed to be foreign issuers or borrowers if the issuer’s or borrower’s economic fortunes and risks are primarily linked with U.S. markets.

Investing in securities of foreign issuers and loans to foreign borrowers involves considerations and potential risks not typically associated with investing in obligations issued by U.S. entities. Less information may be available about foreign entities compared with U.S. entities. For example, foreign issuers and borrowers generally are not subject to uniform accounting, auditing and financial reporting standards or to other regulatory practices and requirements comparable to those applicable to U.S. issuers and borrowers. In addition, prices of foreign securities may fluctuate more than prices of securities traded in the United States. Other potential foreign market risks include difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts and political and social conditions, such as diplomatic relations, confiscatory taxation, expropriation, limitation on the removal of funds or assets or imposition of (or change in) exchange control regulations. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States or other foreign countries. In addition, changes in government administrations or economic or monetary policies in the United States or abroad could result in appreciation or depreciation of portfolio securities. Any of these actions could severely affect security prices, impair the Portfolio’s ability to purchase or sell foreign securities or transfer the Portfolio’s assets or income back into the United States, or otherwise adversely affect the Portfolio’s operations.

Recent geopolitical events in the European Union (particularly in Greece and Italy) and in China may disrupt securities markets and adversely affect global economies and markets. Such developments could lead to increased short-term market volatility and may have adverse long-term effects on world economies and markets generally. Those events as well as other changes in regional

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economic and political conditions could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Portfolio’s investments. Given the increasing interdependence among global economies and markets, conditions in one country, market, or region might adversely affect markets, issuers, and/or foreign exchange rates in other countries.

A default or debt restructuring by any European country would adversely impact holders of that country’s debt, and sellers of credit default swaps linked to that country’s creditworthiness (which may be located in other countries). These events may have an adverse effect on the value and exchange rate of the euro and may continue to significantly affect the economies of every country in Europe, including European Union member countries that do not use the euro and non-European Union member countries. If any member country exits the European Monetary Union, the departing country would face the risks of currency devaluation and its trading partners and banks and others around the world that hold the departing country’s debt would face the risk of significant losses. In addition, the resulting economic instability of Europe and the currency markets in general could have a severe adverse effect on the value of securities held by the Portfolio.

Certain European countries in which the Portfolio may invest have recently experienced significant volatility in financial markets and may continue to do so in the future. The impact of the United Kingdom’s intended departure from the European Union, commonly known as “Brexit,” and the potential departure of one or more other countries from the European Union may have significant political and financial consequences for global markets.  These consequences include greater market volatility and illiquidity, currency fluctuations, deterioration in economic activity, a decrease in business confidence and an increased likelihood of a recession in such markets. Uncertainty relating to the withdrawal procedures and timeline may have adverse effects on asset valuations and the renegotiation of current trade agreements, as well as an increase in financial regulation in such markets. This may adversely impact Portfolio performance.

Currency Risk and Exchange Risk. Because foreign securities generally are denominated and pay dividends or interest in foreign currencies, the value of the Portfolio as measured in U.S. dollars will be affected by changes in exchange rates. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a stronger U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns. Moreover, transaction costs are incurred in connection with conversions between currencies.

Linked Notes. The Portfolio may invest in debt exchangeable for common stock, debt, currency or equity linked notes and similar linked securities (e.g., zero-strike warrants) (“LNs”), which are derivative securities, typically issued by a financial institution or special purpose entity, the performance of which depends on the performance of a corresponding foreign security or index. Upon redemption or maturity, the principal amount or redemption amount is payable based on the price level of the linked security or index at the time of redemption or maturity, or is exchanged for corresponding shares of common stock. LNs are generally subject to the same risks as direct holdings of securities of foreign issuers and non-dollar securities, including currency risk and the risk that the amount payable at maturity or redemption will be less than the principal amount of a note because the price of the linked security or index has declined. LNs are also subject to counterparty risk, which is the risk that the company issuing the LN may fail to pay the full amount due at maturity or redemption. The Portfolio may also have difficulty disposing of LNs because there may be restrictions on redemptions and there may be no market or only a thin trading market in such securities.

Settlement Risk. Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement procedures and trade regulations may involve certain risks (such as delays in payment for or delivery of securities) not typically generated in the settlement of U.S. investments. Settlements in certain foreign countries at times have not kept pace with the number of securities transactions being undertaken; these problems may make it difficult for the Portfolio to carry out transactions. If the Portfolio cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may remain uninvested with no return earned thereon for some period. There may also be the danger that, because of uncertainties in the operation of settlement systems in individual markets, competing claims may arise in respect of securities held by or to be transferred to the Portfolio. Further, compensation schemes may be non-existent, limited or inadequate to meet the Portfolio’s claims in any of these events. In connection with any of these events, and other similar circumstances, the Portfolio may experience losses because of failures of or defects in settlement systems.

There are additional and magnified risks involved with investments in emerging or developing markets, which may exhibit greater price volatility and risk of principal, have less liquidity and have settlement arrangements that are less efficient than in developed markets. In addition, the economies of emerging market countries generally are heavily dependent on international trade and, accordingly, have been and may continue to be adversely affected by trade barriers, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade. Emerging market economies also have been and may continue to be adversely affected by economic conditions in the countries with which they trade. See “Investments in Emerging Market Securities” below.

Government Intervention in Financial Markets. From time to time, governments – including the U.S. Government, may take actions that directly affect the financial markets. During the 2008 global financial crisis, for example, instability in the financial markets led the U.S. Government to take a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that experienced extreme volatility and, in some cases, a lack of liquidity. Federal,

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state, and other governments, their regulatory agencies or self-regulatory organizations may in the future take actions that affect the regulation of the instruments in which the Portfolio invests, or the issuers of such instruments, in ways that are unforeseeable. Legislation or regulation may also change the way in which the Portfolio itself is regulated. In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) provides for widespread regulation of financial institutions, consumer financial products and services, broker-dealers, OTC derivatives, investment advisers, credit rating agencies and mortgage lending, which expands federal oversight in the financial sector and may affect the investment management industry as a whole. The Dodd-Frank Act leaves many issues to be resolved by regulatory studies and rulemakings, and in some cases further remedial legislation, by deferring their resolution to a future date. This legislation, as well as additional legislation and regulatory changes that may be enacted in the future, could change the fund industry as a whole and limit or preclude the Portfolio’s ability to achieve its investment objective.

Governments or their agencies may also acquire distressed assets from financial institutions and acquire ownership interests in those institutions. The implications of government ownership and disposition of these assets are unclear, and such programs may have positive or negative effects on the liquidity, valuation and performance of the Portfolio’s portfolio holdings. Furthermore, volatile financial markets can expose the Portfolio to greater market and liquidity risk and potential difficulty in valuing portfolio instruments held by the Portfolio. The Portfolio has established procedures to assess the liquidity of portfolio holdings and to value instruments for which market prices may not be readily available. HFMC and the sub-adviser will monitor developments and seek to manage the Portfolio in a manner consistent with achieving the Portfolio’s investment objective, but there can be no assurance that they will be successful in doing so.

HEALTHCARE-RELATED SECURITIES RISK. Many healthcare-related companies are smaller and less seasoned than companies in other sectors. Healthcare-related companies may also be strongly affected by scientific or technological developments, and their products may quickly become obsolete. Many healthcare companies are heavily dependent on patent protection and the actual or perceived safety and efficiency of their products. The expiration of patents may adversely affect the profitability of these companies. Many healthcare companies are subject to extensive litigation based on product liability and similar claims. Further, many healthcare-related companies offer products and services that are subject to governmental regulation and may be adversely affected by changes in governmental policies or laws. For example, the Patient Protection and Affordable Care Act was enacted in 2010 and the long-term impact of this legislation or of other healthcare-related proposals that might be proposed or enacted in the future on healthcare-related companies cannot be accurately predicted.

HIGH YIELD INVESTMENTS (“JUNK BONDS”). Any security or loan with a long-term credit rating of “Ba” or lower by Moody’s Investors Service, Inc. (“Moody’s”), “BB” or lower by Standard and Poor’s Corporation (“S&P”) or “BB” or lower by Fitch, Inc. (“Fitch”), as well as any security or loan that is unrated but determined by the sub-adviser to be of comparable quality, is below investment grade.

Securities and bank loans rated below investment grade are commonly referred to as “high yield-high risk debt securities,” “junk bonds,” “leveraged loans” or “emerging market debt,” as the case may be. Each rating category has within it different gradations or sub-categories. For instance the “Ba” rating for Moody’s includes “Ba3”, “Ba2” and “Ba1”. Likewise the S&P and Fitch rating category of “BB” includes “BB+”, “BB” and “BB-”. If the Portfolio is authorized to invest in a certain rating category, the Portfolio is also permitted to invest in any of the sub-categories or gradations within that rating category. Descriptions of the debt securities and bank loans ratings system, including the speculative characteristics attributable to each ratings category, are set forth in Appendix A to this SAI.

Although junk bonds generally pay higher rates of interest than investment grade bonds, junk bonds are high risk investments that may cause income and principal losses for the Portfolio. Junk bonds may be issued by less creditworthy issuers. Issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. In the event of an issuer’s bankruptcy, claims of other creditors may have priority over the claims of junk bond holders, leaving few or no assets available to repay junk bond holders. Junk bonds are also subject to extreme price fluctuations. Adverse changes in an issuer’s industry and general economic conditions may have a greater impact on the prices of junk bonds than on other higher rated fixed income securities. Further, issuers of junk bonds may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments or the unavailability of additional financing.

In addition, junk bonds frequently have redemption features that permit an issuer to repurchase the security before it matures. If an issuer redeems junk bonds owned by the Portfolio, the Portfolio may have to invest the proceeds in bonds with lower yields and may lose income. Junk bonds may also be less liquid than higher rated fixed income securities, even under normal economic conditions. Moreover, there are relatively few dealers in the junk bond market, and there may be significant differences among these dealers’ price quotes. Because they are less liquid, judgment may play a greater role in valuing these securities than is the case with securities that trade in a more liquid market.

The Portfolio may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer. The credit rating of a junk bond does not necessarily take into account its market value risk. Ratings and market value may change from time to time, positively or negatively, to reflect new developments regarding the issuer. These securities and bank loans generally entail greater risk (including the possibility of default or bankruptcy of the issuer), involve greater volatility of price and risk to principal and income and may be less liquid than securities and bank loans in higher rating categories. Securities and bank loans in the highest category below investment grade are considered to be of poor standing and predominantly speculative

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with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligations. As such, these investments often have reduced values that, in turn, negatively impact the value of the Portfolio’s shares. If a security or bank loan is downgraded to a rating category that does not qualify for investment, the sub-adviser will use its discretion on whether to hold or sell based upon its opinion on the best method to maximize value for shareholders over the long term.

Distressed Securities. The Portfolio may invest in debt securities issued by companies that are involved in reorganizations, financial restructurings or bankruptcy. Investments in such distressed securities are speculative and involve substantial risks in addition to the risks of investing in junk bonds. The Portfolio will generally not receive interest payments on the distressed securities and may incur costs to protect its investment. In addition, distressed securities involve the substantial risk that principal will not be repaid. These securities may present a substantial risk of default or may be in default at the time of investment. The Portfolio may incur additional expenses to the extent it is required to seek recovery upon a default in the payment of principal of or interest on its portfolio holdings. In any reorganization or liquidation proceeding relating to a portfolio company, the Portfolio may lose its entire investment or may be required to accept cash or securities, including equity securities, with a value less than its original investment. Distressed securities and any securities received in an exchange for such securities may be subject to restrictions on resale, and sales may be possible only at substantial discounts. Distressed securities and any securities received in exchange for such securities may also be difficult to value and/or liquidate.

ILLIQUID INVESTMENTS. An illiquid investment for the Portfolio means any investment that the Investment Manager or the Portfolio’s sub-adviser reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. The Portfolio may not be able to sell illiquid investments or other investments when the sub-adviser considers it desirable to do so or may have to sell such securities or other investments at a price that is lower than the price that could be obtained if the securities or other investments were more liquid. Illiquid investments also may be more difficult to value due to the lack of reliable market quotations for such securities or investments, and investments in them may have an adverse impact on the Portfolio’s NAV.

Securities and other investments purchased by the Portfolio that are liquid at the time of purchase may subsequently become illiquid due to events relating to the issuer of the security, market events, economic conditions or investor perceptions. Domestic and foreign markets are becoming more and more complex and interrelated such that events in one sector of the market or the economy, or in one geographical region, can reverberate and have negative consequences for other market, economic or regional sectors in a manner that may not be reasonably foreseen. With respect to OTC securities, the continued viability of any OTC secondary market depends on the continued willingness of dealers and other participants to purchase the securities.

If one or more instruments in the Portfolio’s portfolio become illiquid, the Portfolio may exceed its limit on illiquid instruments. If this occurs, the Portfolio must take steps to bring the aggregate amount of illiquid instruments back within the prescribed limitations as soon as reasonably practicable. However, this requirement will not force the Portfolio to liquidate any portfolio instrument where the Portfolio would suffer a loss on the sale of that instrument.

In October 2016, the SEC adopted new regulations that may limit the Portfolio’s ability to invest in investments with reduced liquidity. These requirements may adversely affect the Portfolio’s performance and ability to pursue its investment objective.

IMPACT AND SOCIALLY RESPONSIBLE INVESTING RISK. The application of the Portfolio’s impact and socially responsible investment criteria may affect the Portfolio’s exposure to certain sectors or types of investments and may impact the Portfolio’s relative investment performance depending on whether such sectors or investments are in or out of favor with the market. Certain investments in the sustainable energy or clean water solutions industries may be dependent on significantly affected by developing technologies, short product life cycles, competition from new market entrants, fluctuations in energy prices and supply and demand of alternative energy sources. These investments may also be dependent on the government policies of U.S. and foreign governments, including tax incentives and subsidies, as well as on political support for certain environmental initiatives. In addition, under certain market conditions, the Portfolio may underperform funds that invest in a broader array of investments.

INFLATION PROTECTED DEBT SECURITIES. The Portfolio may invest in inflation-protected debt securities, which are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. Two structures are common. The U.S. Treasury and some other issuers use a structure that accrues inflation into the principal value of the security. Most other issuers pay out the inflation accruals as part of a semiannual coupon.

The value of inflation protected securities generally fluctuates in response to changes in real interest rates (stated interest rates adjusted to factor in inflation). In general, the price of an inflation-indexed security decreases when real interest rates increase, and increases when real interest rates decrease.

Interest payments on inflation protected debt securities will fluctuate as the principal and/or interest is adjusted for inflation and can be unpredictable. The U.S. Treasury only began issuing Treasury inflation-protection securities (“TIPS”) in 1997, and corporations began issuing corporate inflation protected securities (“CIPS”) even more recently. As a result, the market for such securities may be less developed or liquid, and more volatile, than certain other securities markets. There can be no assurance that the inflation index used in these securities (i.e., the CPI) will accurately measure the real rate of inflation. Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income for the amount of the increase in the calendar year, even though the Portfolio will not receive its principal until maturity. Although corporate inflation protected securities with different maturities may be issued in the future, the U.S. Treasury currently issues TIPS in five-year, ten-year and twenty-year maturities, and

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CIPS are currently issued in five-year, seven-year and ten-year maturities. Repayment of the original security principal upon maturity (as adjusted for inflation) is generally guaranteed in the case of TIPS, even during a period of deflation. However, the current market value of the securities is not guaranteed and will fluctuate. Other inflation related securities, such as CIPS, may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the security repaid at maturity may be less than the original principal.

While these securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to declines in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the security’s inflation measure.

The periodic adjustment of U.S. inflation-protected debt securities is tied to the Consumer Price Index for Urban Consumers (“CPI-U”), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is an index of changes in the cost of living, made up of components such as housing, food, transportation and energy. Inflation-protected debt securities issued by a foreign government are generally adjusted to reflect a comparable inflation index calculated by that government. There can be no assurance that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States.

Any increase in the principal amount of an inflation-protected debt security will be considered taxable ordinary income, even though investors do not receive their principal until maturity.

INITIAL PUBLIC OFFERINGS. The prices of securities purchased in initial public offerings (“IPOs”) can be very volatile and/or decline shortly after the IPO. Securities issued in IPOs have no trading history, and information about the issuing companies may be available for only very limited periods. Some of the companies involved in new industries may be regarded as developmental stage companies, without revenues or operating income, or the near-term prospects of them. Many IPOs are by small- or micro-cap companies that are undercapitalized. The effect of IPOs on the Portfolio’s performance depends on a variety of factors, including the number of IPOs the Portfolio invests in relative to the size of the Portfolio and whether and to what extent a security purchased in an IPO appreciates and depreciates in value. Although investments in IPOs have the potential to produce substantial gains in a short period of time, there is no assurance that the Portfolio will have access to profitable IPOs, that any particular IPO will be successful, or that any gains will be sustainable. Investors should not rely on past gains attributable to IPOs as an indication of future performance.

INTEREST RATE RISK. Interest rate risk is the risk that an investment held by the Portfolio may go down in value when interest rates rise because when interest rates rise, the prices of bonds and fixed rate loans fall. Generally, the longer the maturity of a bond or fixed rate loan, the more sensitive it is to this risk. For this reason, the longer the Portfolio’s average weighted portfolio maturity, the greater the impact a change in interest rates will have on its share price. A variety of factors can cause interest rates to rise, including central bank monetary policies and inflation rates. Falling interest rates may also lead to a decline in the Portfolio’s income. Interest rates in the United States are near historic lows. This may increase the Portfolio’s exposure to risks associated with rising rates, which may be particularly relevant for the Portfolio under current economic conditions, in which interest rates remain near historic lows and the Federal Reserve Board (the “Fed”) has begun, and may continue, to raise interest rates. To the extent the Fed continues to raise interest rates, there is a risk that interest rates across the U.S. financial system may rise. Actions taken by the Fed or foreign central banks to stimulate or stabilize economic growth, such as decreases or increases in short-term interest rates, may adversely affect markets, which could, in turn, negatively impact the Portfolio’s performance. Moreover, rising interest rates may lead to decreased liquidity in the bond markets, making it more difficult for the Portfolio to value or sell some or all of its bond holdings at any given time. A rise in interest rates could also cause investors to rapidly move out of fixed-income securities, which may increase redemptions in the Portfolio and subject the Portfolio to increased liquidity risk. A substantial increase in interest rates may also have an adverse impact on the liquidity of one or more portfolio securities, especially those with longer maturities.

INTERFUND LENDING PROGRAM. The Portfolio has received exemptive relief from the SEC, which permits the Portfolio to participate in an interfund lending program. The interfund lending program allows the participating Portfolio to borrow money from and loan money to each other for temporary or emergency purposes. All interfund loans would consist only of uninvested cash reserves that the lending Portfolio otherwise would invest in short-term repurchase agreements or other short-term instruments. The Portfolio may participate in the interfund lending program only to the extent that such participation is consistent with the Portfolio’s investment objectives, restrictions, policies, and limitations.

The program is subject to a number of conditions designed to ensure fair and equitable treatment of all participating Portfolios, including the following: (1) no Portfolio may borrow money through the program unless it receives a more favorable interest rate than a rate approximating the lowest interest rate at which bank loans would be available to any of the participating Portfolios under a loan agreement; and (2) no Portfolio may lend money through the program unless it receives a more favorable return than that available from an investment in repurchase agreements. Interfund loans and borrowings have a maximum duration of seven days, and loans may be called on one business day’s notice. If the Portfolio has outstanding bank borrowings, any interfund loan to the Portfolio would: (a) be at an interest rate equal to or lower than that of any outstanding bank loan, (b) be secured at least on an equal priority basis with at least an equivalent percentage of collateral to loan value as any outstanding bank loan that requires collateral, (c) have a maturity no longer than any outstanding bank loan (and in any event not over seven days), and (d) provide that, if an event

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of default occurs under any agreement evidencing an outstanding bank loan to the Portfolio, that event of default will automatically (without need for action or notice by the lending Portfolio) constitute an immediate event of default under the interfund lending agreement, entitling the lending Portfolio to call the interfund loan (and exercise all rights with respect to any collateral), and cause such call to be made if the lending bank exercises its right to call its loan under its agreement with the borrowing Portfolio.

The Portfolio may borrow on an unsecured basis through the interfund lending program only if its outstanding borrowings from all sources immediately after the borrowing total 10% or less of its total assets, provided that if the Portfolio has a secured loan outstanding from any other lender, including but not limited to another Portfolio, the Portfolio’s borrowing will be secured on at least an equal priority basis with at least an equivalent percentage of collateral to loan value as any outstanding loan that requires collateral. If a borrowing Portfolio’s total outstanding borrowings immediately after an interfund loan under the interfund lending program exceed 10% of its total assets, the Portfolio may borrow through the interfund lending program on a secured basis only. A Portfolio may not borrow under the interfund lending program or from any other source if its total outstanding borrowings immediately after the borrowing would be more than 33 1/3% of its total assets or any lower threshold provided for by the Portfolio’s investment restrictions.

The Portfolio may not lend to another Portfolio through the interfund lending program if the loan would cause the lending Portfolio’s aggregate outstanding loans through the interfund lending program to exceed 15% of its current net assets at the time of the loan. The Portfolio’s interfund loans to any one fund shall not exceed 5% of the lending fund’s net assets.

Portfolios participating in the interfund lending program are subject to certain risks. The Portfolio borrowing through the program may have to borrow from a bank at a higher interest rate if an interfund loan is called or not renewed. Any delay in repayment to a lending Portfolio could result in a lost investment opportunity or additional costs. As of March 1, 2019, the Portfolio does not engage in interfund lending.

INVESTMENT GRADE SECURITIES. The Portfolio is permitted to invest in debt securities rated within the four highest rating categories (e.g., “Aaa”, “Aa”, “A” or “Baa” by Moody’s, “AAA”, “AA”, “A” or “BBB” by S&P or “AAA”, “AA”, “A” or “BBB” by Fitch) (or, if unrated, securities of comparable quality as determined by the sub-adviser) (see Appendix A to this SAI for a description of applicable securities ratings). These investments are generally referred to as “investment grade investments.” Each rating category has within it different gradations or sub-categories. If the Portfolio is authorized to invest in a certain rating category, the Portfolio is also permitted to invest in any of the sub-categories or gradations within that rating category. If a security is downgraded to a rating category that does not qualify for investment, the sub-adviser will use its discretion on whether to hold or sell based upon its opinion on the best method to maximize value for shareholders over the long term. Debt securities carrying the fourth highest rating (e.g., “Baa” by Moody’s, “BBB” by S&P and “BBB” by Fitch) and unrated securities of comparable quality (as determined by the sub-adviser) are considered to have speculative characteristics with respect to the issuer’s continuing ability to meet principal and interest payments, involve a higher degree of risk and are more sensitive to economic change than higher rated securities.

INVESTMENTS IN EMERGING MARKET SECURITIES. The Portfolio may invest in securities of issuers that conduct their principal business activities in, or whose securities are traded principally on exchanges located in, less developed countries considered to be “emerging markets.” Emerging markets are those markets (1) included in emerging market or equivalent classifications by the United Nations (and its agencies) (2) having per capita income in the low to middle ranges, as determined by the World Bank; or (3) the Portfolio’s benchmark index provider designates as emerging. Emerging countries are generally located in Africa, Asia, the Middle East, Eastern and Central Europe and Central and South America. Investing in emerging market securities involves not only the risks described above with respect to investing in foreign securities, but also other risks that may be more severe and pervasive than those present in foreign countries with more developed markets. Emerging markets are riskier than more developed markets because they tend to develop unevenly and may never fully develop. The value of the Portfolio’s investments in emerging markets securities may be adversely affected by changes in the political, economic or social conditions, expropriation, nationalization, limitation on the removal of funds or assets, controls, tax regulations and other restrictions in emerging market countries. In the past, governments of such nations have expropriated substantial amounts of private property, and most claims of the property owners have never been fully settled. There is no assurance that such expropriations will not reoccur. In such circumstances, it is possible that the Portfolio could lose the entire amount of its investments in the affected market.

Some countries have pervasive corruption and crime that may hinder investments. Certain emerging markets may also face other significant internal or external risks, including the risk of war and ethnic, religious and racial conflicts. The Portfolio’s emerging market investments may introduce exposure to economic structures that are generally less diverse and mature than, and to political systems that can be expected to have less stability than, those of developed countries.  Other characteristics of emerging markets that may affect investments include national policies that may restrict investment by foreigners in issuers or industries deemed sensitive to relevant national interests and the absence of developed legal structures governing private and foreign investments and private property.  Settlements of trades in emerging markets may be subject to significant delays. The inability to make intended purchases of securities due to settlement problems could cause missed investment opportunities. Losses could also be caused by an inability to dispose of portfolio securities due to settlement problems. Also, the typically small size of the markets for securities of issuers located in emerging markets and the possibility of a low or nonexistent volume of trading in those securities may result in lack of liquidity and price volatility of those securities. In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets. Also, there may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies

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are subject. In addition to withholding taxes on investment income, some countries with emerging markets may impose differential capital gains taxes on foreign investors.

The risks outlined above are often more pronounced in “frontier markets” in which the Portfolio may invest. Frontier markets are those emerging markets that are considered to be among the smallest, least mature and least liquid, and as a result, the risks of investing in emerging markets are magnified in frontier markets. This magnification of risks is the result of a number of factors, including: government ownership or control of parts of the private sector and of certain companies; trade barriers; exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which frontier market countries trade; less uniformity in accounting and reporting requirements; unreliable securities valuation; greater risk associated with custody of securities; and the relatively new and unsettled securities laws in many frontier market countries. In addition, the markets of frontier countries typically have low trading volumes, leading to a greater potential for extreme price volatility and illiquidity. This volatility may be further increased by the actions of a few major investors. For example, a substantial increase or decrease in cash flows of mutual funds investing in these markets could significantly affect local securities prices and, therefore, the NAV of the Portfolio. All of these factors make investing in frontier market countries significantly riskier than investing in other countries, including more developed and traditional emerging market countries, and any one of them could cause the NAV of the Portfolio to decline.

In addition to the risks of foreign investing and the risks of investing in emerging or frontier markets, investments in certain countries with recently developed markets and structures, such as Nigeria, Croatia and Russia, implicate certain specific risks. Because of the recent formation of these securities markets and the underdeveloped state of these countries’ banking systems, settlement, clearing and registration of securities transactions are subject to significant risks. Share ownership is often defined and evidenced by extracts from entries in a company’s share register, but such extracts are neither negotiable instruments nor effective evidence of securities ownership. Further, the registrars in these countries are not necessarily subject to effective state supervision or licensed by any governmental entity, there is no central registration system for shareholders and it is possible for the Portfolio to lose its entire ownership rights through fraud, negligence or mere oversight. In addition, while applicable regulations may impose liability on registrars for losses resulting from their errors, it may be difficult for the Portfolio to enforce any rights it may have against the registrar or issuer of the securities in the event of loss of share registration. In Croatia, these risks are limited to investments in securities that are not traded on the national stock exchange. However, in other countries, including Nigeria and Russia, all securities investments are subject to these risks.

Risks of Investments in Russia. The Portfolio may invest a portion of its assets in securities issued by companies located in Russia. Because of the recent formation of the Russian securities markets as well as the underdeveloped state of Russia’s banking system, settlement, clearing and registration of securities transactions are subject to significant risks. Ownership of shares is defined according to entries in the company’s share register and normally evidenced by extracts from the register. These extracts are not negotiable instruments and are not effective evidence of securities ownership. The registrars are not necessarily subject to effective state supervision nor are they licensed with any governmental entity. Also, there is no central registration system for shareholders and it is possible for the Portfolio to lose its registration through fraud, negligence or mere oversight. While the Portfolio will endeavor to ensure that its interest continues to be appropriately recorded either itself or through a custodian or other agent inspecting the share register and by obtaining extracts of share registers through regular confirmations, these extracts have no legal enforceability and it is possible that subsequent illegal amendment or other fraudulent act may deprive the Portfolio of its ownership rights or improperly dilute its interest. In addition, while applicable Russian regulations impose liability on registrars for losses resulting from their errors, it may be difficult for the Portfolio to enforce any rights it may have against the registrar or issuer of the securities in the event of loss of share registration. To the extent that the Portfolio invests in Russian securities, the Portfolio intends to invest directly in Russian companies that use an independent registrar; there can be no assurance that such investments will not result in a loss to the Portfolio.

Certain of the companies in which the Portfolio may invest may operate in, or have dealings with, countries subject to sanctions or embargos imposed by the U.S. government, foreign governments, or the United Nations or other international organizations. In particular, as a result of recent events involving Ukraine and Russia, the United States and other countries have imposed economic sanctions on certain Russian individuals and a financial institution. The United States or other countries could also institute broader sanctions on Russia. These sanctions, or even the threat of further sanctions, may result in the decline of the value and liquidity of Russian securities, a weakening of the ruble or other adverse consequences to the Russian economy. These sanctions could also result in the immediate freeze of Russian securities, impairing the ability of the Portfolio to buy, sell, receive or deliver those securities. Sanctions could also result in Russia taking counter measures or retaliatory actions which may further impair the value and liquidity of Russian securities. These sanctions could also impair the Portfolio’s ability to meet its investment objective. For example, the Portfolio may be prohibited from investing in securities issued by companies subject to such sanctions. In addition, the sanctions may require the Portfolio to freeze its existing investments in companies operating in or having dealings with sanctioned countries, prohibiting the Portfolio from selling or otherwise transacting in these investments. This could impact the Portfolio’s ability to sell securities or other financial instruments as needed to meet shareholder redemptions. The Portfolio could seek to suspend redemptions in the event that an emergency exists in which it is not reasonably practicable for the Portfolio to dispose of its securities or to determine the value of its net assets.

LARGE SHAREHOLDER TRANSACTION RISK. The Portfolio may experience adverse effects when certain large shareholders purchase or redeem large numbers of shares of a Feeder Fund which will, in turn, redeem large number of shares of the Portfolio.

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These shareholders (or a single shareholder) may redeem or purchase shares of a Feeder Fund in large amounts unexpectedly or rapidly, including as a result of an asset allocation decision made by the Portfolio’s investment manager or sub-adviser. Such transactions could adversely affect the ability of the Portfolio to conduct its investment program. Such large shareholder redemptions may cause the Portfolio to sell portfolio securities at times when it would not otherwise do so, which may negatively impact the Portfolio’s NAV and liquidity. Similarly, large Portfolio share purchases may adversely affect the Portfolio’s performance to the extent that the Portfolio is delayed in investing new cash and is required to maintain a larger cash position than it ordinarily would. These transactions may also accelerate the realization of taxable income to shareholders if such sales of investments resulted in gains, and may also increase transaction costs. In addition, a large redemption could result in the Portfolio’s current expenses being allocated over a smaller asset base, leading to an increase in the Portfolio’s expense ratio.

LENDING PORTFOLIO SECURITIES. The Trust, on behalf of the Portfolio, has entered into a securities lending agency agreement with Citibank, N.A. The Portfolio may lend portfolio securities to broker-dealers and other institutions as a means of earning additional income. If the Portfolio’s security is on loan, under the lending agreement, the borrower is required to deposit cash or liquid securities as collateral at least equal to 100% of the market value of the loaned securities; cash collateral is invested for the benefit of the Portfolio by the Portfolio’s lending agent pursuant to collateral investment guidelines. The borrower is also required to pay the Portfolio any dividends or distributions accruing on the loaned securities. Substitute payments for dividends received by a Portfolio while its securities are loaned out will not be considered qualified dividend income. As of March 1, 2019, the Portfolio’s securities lending program does not restrict a security from being loaned based on the security’s anticipated dividend distribution.

A Portfolio does not have the right to vote proxies for securities that are on loan, but in order to vote the proxies it may recall loaned securities. However, the Board has approved guidelines that define circumstances (generally, those that may have a material effect on the Portfolio’s investment) under which a Portfolio’s security should be restricted from lending so that its proxies can be voted. Therefore, the Portfolio’s right to recall loaned securities for purposes of voting proxies may not be exercised if, for example, the Board-approved guidelines did not require the security to be restricted from lending or recalled, or if it is determined to be in the best interests of the Portfolio not to restrict or recall the security in order instead to earn additional income on the loan. For more information about proxy voting policies and instances in which the Portfolio’s sub-adviser may choose not to vote proxies, see “Proxy Voting Policies and Procedures” below.

The Portfolio is subject to certain risks while its securities are on loan, including the following: (i) the risk that the borrower defaults on the loan and the collateral is inadequate to cover the Portfolio’s loss; (ii) the risk that the earnings on the collateral invested are not sufficient to pay fees incurred in connection with the loan; (iii) the risk that the principal value of the collateral invested may decline; (iv) the risk that the borrower may use the loaned securities to cover a short sale, which may in turn place downward pressure on the market prices of the loaned securities; (v) the risk that return of loaned securities could be delayed and interfere with portfolio management decisions; and (vi) the risk that any efforts to restrict the securities for purposes of voting may not be effective.

LIQUIDATION OF FUNDS. The Board may determine to close and liquidate the Portfolio at any time. In the event of the liquidation of the Portfolio, shareholders will receive a liquidating distribution in cash or in-kind equal to their proportionate interest in the Portfolio. A liquidating distribution may be a taxable event for shareholders who do not hold their shares in a tax deferred account and, depending on a shareholder’s basis in his or her Portfolio shares, may result in the recognition of a gain or loss for tax purposes.

MARKET RISK. Market risk is the risk that one or more markets in which the Portfolio invests will go down in value, including the possibility that such markets will go down sharply and unpredictably. Securities or other investments may decline in value due to factors affecting securities markets generally or individual issuers. The value of a security or other investment may change in value due to general market conditions that are not related to a particular issuer, such as real or perceived adverse economic conditions, changes in the general outlook for revenues or corporate earnings, changes in interest or currency rates or adverse investor sentiment generally. The value of a security or other investment may also change in value due to factors that affect an individual issuer or a particular sector or industry. During a general downturn in the securities or other markets, multiple asset classes may decline in value simultaneously. When markets perform well, there can be no assurance that securities or other investments held by the Portfolio will participate in or otherwise benefit from the advance. Any market disruptions, including those arising out of geopolitical events or natural/environmental disasters, could also prevent the Portfolio from executing advantageous investment decisions in a timely manner.

Fixed Income Market Risk. The fixed income markets at times have experienced a period of extreme volatility that has negatively impacted a broad range of mortgage- and asset-backed and other fixed income securities, including those rated investment grade, the U.S. and international credit and interbank money markets generally, and a wide range of financial institutions and markets, asset classes and sectors. As a result, fixed income instruments have at times experienced reduced liquidity, increased price volatility, credit downgrades and increased likelihood of default. Domestic and international equity markets have also experienced heightened volatility and turmoil that has particularly affected issuers with exposure to the real estate, mortgage and credit markets. During times of market turmoil, investors tend to look to the safety of securities issued or backed by the U.S. Treasury, causing the prices of these securities to rise, and their yields to decline. These events as well as continuing market upheavals may have an adverse effect on the Portfolio and may result in increased redemptions of Portfolio shares.

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In 2008, the Federal Housing Finance Agency (“FHFA”) placed Federal National Mortgage Association (“FNMA”) and Federal Home Loan Mortgage Corporation (“FHLMC”) into conservatorship. As the conservator, FHFA succeeded to all rights, titles, powers and privileges of FNMA and FHLMC and of any stockholder, officer or director of FNMA and FHLMC with respect to FNMA and FHLMC and the assets of FNMA and FHLMC.

Under the Federal Housing Finance Regulatory Reform Act of 2008 (the “Reform Act”), which was included as part of the Housing and Economic Recovery Act of 2008, FHFA, as conservator or receiver, has broad authority to promote the orderly administration of FNMA’s and FHLMC’s affairs, including the power to repudiate any contract entered into by FNMA or FHLMC prior to FHFA’s appointment as conservator or receiver, as applicable, and the right to transfer or sell any asset or liability of FNMA or FHLMC without any approval, assignment or consent. Although FHFA has indicated that it has no present intention to repudiate or to transfer any guaranty obligations, holders of FNMA or FHLMC mortgage-backed securities would be adversely affected in the event that the FHFA exercised either of these powers granted to it under the Reform Act. In addition, certain rights provided to holders of mortgage-backed securities issued by FNMA and FHLMC under the operative documents related to such securities may not be enforced against FHFA, or enforcement of such rights may be delayed, during the conservatorship or any future receivership. The operative documents for FNMA and FHLMC mortgage-backed securities may provide (or with respect to securities issued prior to the date of the appointment of the conservator may have provided) that upon the occurrence of an event of default on the part of FNMA or FHLMC, in its capacity as guarantor, which includes the appointment of a conservator or receiver, holders of such mortgage-backed securities have the right to replace FNMA or FHLMC as trustee if the requisite percentage of mortgage-backed securities holders consent. The Reform Act prevents mortgage-backed security holders from enforcing such rights if the event of default arises solely because a conservator or receiver has been appointed.

In addition, following the global financial crisis, the Fed attempted to stabilize the economy and support the economic recovery by keeping the federal funds rate (the interest rate at which depository institutions lend reserve balances to other depository institutions overnight) at or near zero percent. Although interest rates remain near historic lows, the Fed has taken steps in recent years to raise the federal funds rate and is expected to continue to do so in the near term. In addition, as part of its monetary stimulus program known as quantitative easing, the Fed purchased on the open market large quantities of securities issued or guaranteed by the U.S. government, its agencies or instrumentalities. The Fed discontinued purchasing securities through its quantitative easing program in 2014 and has since focused on reducing its holdings in such securities. As the Fed continues to reduce its holdings in securities and raises the federal funds rate, there is a risk that interest rates across the financial industry will rise. A general rise in interest rates has the potential to cause investors to move out of fixed-income securities on a large scale, which may increase redemptions from funds that hold large amounts of fixed-income securities.

Master-Feeder Structure Risk. A non-accredited investor may not directly purchase an interest in the Portfolio, but instead may purchase shares in an investment company that invests all of its assets in the Portfolio (a “Feeder Fund”). Because a Feeder Fund invests in the Portfolio, the Portfolio is also subject to risks related to the master-feeder structure. Other “feeder” funds may also invest in the Portfolio. As shareholders of the Portfolio, Feeder Funds may vote on matters pertaining to the Portfolio. Feeder Funds with a greater pro rata ownership in the Portfolio could have effective voting control of the operations of the Portfolio. Also, a large-scale redemption by one Feeder Fund may increase the proportionate share of the costs of the Portfolio borne by the remaining Feeder Funds.

MID CAP SECURITIES RISK. Mid-capitalization securities involve greater risks than those associated with larger, more established companies and may be subject to more abrupt or erratic price movements. Securities of such issuers may lack sufficient market liquidity to enable the Portfolio to effect sales at an advantageous time or without a substantial drop in price. These companies often have narrower markets, more limited operating or business history and more limited managerial or financial resources than larger, more established companies. As a result, their performance can be more volatile and they face greater risk of business failure, which could increase the volatility of the Portfolio’s portfolio. Generally, the smaller the company’s size, the greater these risks.

MONEY MARKET INSTRUMENTS AND TEMPORARY INVESTMENT STRATEGIES. The Portfolio may hold cash and invest in money market instruments at any time. The Portfolio may invest some or all of its assets in cash, high quality money market instruments and shares of money market investment companies for temporary defensive purposes in response to adverse market, economic or political conditions when its sub-adviser, subject to the overall supervision of HFMC, deems it appropriate.

Money market instruments include, but are not limited to: (1) banker’s acceptances; (2) obligations of governments (whether U.S. or foreign) and their agencies and instrumentalities; (3) short-term corporate obligations, including commercial paper, notes, and bonds; (4) other short-term debt obligations; (5) obligations of U.S. banks, foreign branches of U.S. banks (Eurodollars), U.S. branches and agencies of foreign banks (Yankee dollars) and foreign branches of foreign banks; (6) asset-backed securities; and (7) repurchase agreements. The Portfolio may also invest in affiliated and unaffiliated money market funds that invest in money market instruments, as permitted by regulations adopted under the 1940 Act. The Portfolio’s ability to redeem shares of a money market fund may be impacted by recent regulatory changes relating to money market funds which permit the potential imposition of liquidity fees and redemption gates under certain circumstances.

MORTGAGE-RELATED SECURITIES. The mortgage-related securities in which the Portfolio may invest include interests in pools of mortgage loans made by lenders such as savings and loan institutions, mortgage bankers, commercial banks, various

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governmental, government-related and private organizations and others. The Portfolio may also invest in similar mortgage-related securities that provide funds for multi-family residences or commercial real estate properties.

Mortgage-related securities are subject to certain specific risks. Generally, rising interest rates tend to extend the duration of fixed rate mortgage-backed securities, making them more sensitive to changes in interest rates. As a result, in a period of rising interest rates, if the Portfolio holds mortgage-backed securities, it may exhibit additional volatility. This is known as “extension risk.” In addition, adjustable and fixed rate mortgage-backed securities are subject to “prepayment risk.” When interest rates decline, borrowers may pay off their mortgages sooner than expected. This can reduce the returns of the Portfolio because the Portfolio may have to reinvest that money at lower prevailing interest rates. Mortgage-related securities are also subject to the risk that the underlying loans may not be repaid. The value of mortgage-related securities can also be significantly affected by the market’s perception of the issuers and the creditworthiness of the parties involved.

The yield characteristics of mortgage securities differ from those of traditional debt securities. Among the major differences are that interest and principal payments are made more frequently on mortgage securities, usually monthly, and that principal may be prepaid at any time. The risks associated with prepayment and the rate at which prepayment may occur are influenced by a variety of economic, geographic, demographic, social and other factors including interest rate levels, changes in housing needs, net equity built by mortgagors in the mortgaged properties, job transfers and unemployment rates.

Mortgage securities differ from conventional bonds in that principal is paid back over the life of the mortgage securities rather than at maturity. As a result, the holder of the mortgage securities (e.g., the Portfolio) receives monthly scheduled payments of principal and interest, and may receive unscheduled principal payments representing prepayments on the underlying mortgages. When the holder reinvests the payments and any unscheduled prepayments of principal it receives, it may receive a rate of interest which is lower than the rate on the existing mortgage securities. For this reason, mortgage securities are less effective than other types of U.S. Government securities as a means of “locking in” long-term interest rates.

FNMA and FHLMC have entered into a joint initiative under the direction of the FHFA to develop a common securitization platform for the issuance of a uniform mortgage-backed security, which would generally align the characteristics of FNMA and FHLMC certificates (known as the “Single Security Initiative”). The effects that the Single Security Initiative may have on the market for mortgage-backed securities are uncertain.

Mortgage-related securities may be composed of one or more classes and may be structured either as pass-through securities or collateralized debt obligations (which include collateralized bond obligations (“CBOs”) and collateralized loan obligations (“CLOs”)). A CBO is ordinarily issued by a trust or other special purpose entity (“SPE”) and is typically backed by a diversified pool of fixed income securities (which may include high risk, below investment grade securities) held by such issuer. A CLO is ordinarily issued by a trust or other SPE and is typically collateralized by a pool of loans, which may include, among others, domestic and non-U.S. senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans, held by such issuer. Multiple-class mortgage-related securities are referred to herein as “CMOs.” Some CMOs are directly supported by other CMOs, which in turn are supported by mortgage pools. Investors typically receive payments out of the interest and principal on the underlying mortgages, which payments and the priority thereof are determined by the specific terms of the CMO class. CMOs may be issued by U.S. or non-U.S. issuers. CMOs involve special risks, and evaluating them requires special knowledge.

CMO classes may be specially structured in a manner that provides any of a wide variety of investment characteristics, such as yield, effective maturity and interest rate sensitivity. As market conditions change, however, and particularly during periods of rapid or unanticipated changes in market interest rates, any given CMO structure may react differently from the way anticipated and thus affect the Portfolio’s portfolio in different, and possibly negative, ways. Market changes may also result in increased volatility in market values and reduced liquidity. CMOs may lack a readily available secondary market and be difficult to sell at the price at which the Portfolio values them.

Certain classes of CMOs and other mortgage-related securities are structured in a manner that makes them extremely sensitive to changes in prepayment rates, such as interest-only (“IO”) and principal-only (“PO”) classes. These securities are frequently referred to as “mortgage derivatives” and may be sensitive to changing interest rates and deteriorating credit environments. IOs are entitled to receive all or a portion of the interest, but none (or only a nominal amount) of the principal payments, from the underlying mortgage assets. If the mortgage assets underlying an IO experience greater than anticipated principal prepayments, then the total amount of interest payments allocable to the IO class, and therefore the yield to investors, generally will be reduced. In some instances, an investor in an IO may fail to recoup all of his or her initial investment, even if the security is government issued or guaranteed or rated AAA or the equivalent. Conversely, PO classes are entitled to receive all or a portion of the principal payments, but none of the interest, from the underlying mortgage assets. PO classes are purchased at substantial discounts from par, and the yield to investors will be reduced if principal payments are slower than expected. Inverse floating rate CMOs, which pay interest at a rate that decreases when a specified index of market rates increases (and vice versa), also may be extremely volatile. If the Portfolio purchases mortgage-backed securities that are “subordinated” to other interests in the same mortgage pool, the Portfolio may only receive payments after the pool’s obligations to other investors have been satisfied. For example, an unexpectedly high rate of defaults on the mortgages held by a mortgage pool may limit substantially the pool’s ability to make payments of principal or interest to holders of the securities, which would thus reduce the values of the securities or in some cases render them worthless. The Portfolio may invest in mortgage-backed securities issued by the U.S. Government. See “U.S. Government Securities Risk” below.

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To the extent the Portfolio invests in mortgage-backed securities offered by non-governmental issuers, such as commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers, the Portfolio may be subject to additional risks. Mortgage-related securities issued by private issuers are subject to the credit risks of the issuers, as well as to interest rate risks. Timely payment of interest and principal of non-governmental issuers are supported by various forms of private insurance or guarantees, including individual loan, title, pool and hazard insurance purchased by the issuer. There can be no assurance that the private insurers can meet their obligations under the policies. An unexpectedly high rate of defaults on the mortgages held by a mortgage pool may adversely affect the value of a mortgage-backed security and could result in losses to the Portfolio. The risk of such defaults is generally higher in the case of mortgage pools that include subprime mortgages. Subprime mortgages refer to loans made to borrowers with weakened credit histories or with a lower capacity to make timely payments on their mortgages.

Issuers of certain CMOs may have limited ability to enforce the security interest in the underlying assets, and credit enhancements provided to support the securities, if any, may be inadequate to protect investors in the event of default. In addition, as a result of its investment in asset-backed securities, the Portfolio would be subject to the risk that in certain states it may be difficult to perfect the liens securing the collateral backing certain asset-backed securities. Certain asset-backed securities are based on loans that are unsecured, which means that there is no collateral to seize if the underlying borrower defaults.

NEW FUND RISK. There can be no assurance that the Portfolio will grow to an economically viable size, in which case the Portfolio may cease operations. In such an event, investors may be required to liquidate or transfer their investments at an inopportune time.

OPERATIONAL RISKS. An investment in the Portfolio, like any fund, can involve operational risks arising from factors such as processing errors, inadequate or failed processes, failure in systems and technology, changes in personnel and errors caused by third-party service providers. Among other things, these errors or failures as well as other technological issues may adversely affect the Portfolio’s ability to calculate its NAV in a timely manner, including over a potentially extended period. While the Portfolio seeks to minimize such events through controls and oversight, there may still be failures that could causes losses to the Portfolio. In addition, as the use of technology increases, the Portfolio may be more susceptible to operational risks through breaches in cybersecurity. A breach in cybersecurity refers to both intentional and unintentional events that may cause the Portfolio to lose proprietary information, suffer data corruption, or operational capacity. As a result, the Portfolio may incur regulatory penalties, reputational damage, additional compliance costs associated with corrected measures and/or financial loss. In addition, cyber security breaches of the Portfolio’s third-party service providers or issuers in which the Portfolio invests may also subject the Portfolio to many of the same risks associated with direct cybersecurity breaches. In addition, the Portfolio may rely on various third-party sources to calculate its net asset value. As a result, the Portfolio is subject to certain operational risks associated with reliance on service providers and service providers’ data sources. In particular, errors or system failures and other technological issues may adversely impact the Portfolio’s calculation of its net asset value, and such net asset value calculation issues may result in inaccurately calculated net asset values, delays in net asset value calculation, and/or the inability to calculate net asset value over extended periods. The Portfolio may be unable to recover any losses associated with such failures.

OTHER CAPITAL SECURITIES. Other capital securities encompass a group of instruments referred to in capital markets as “Hybrids,” “Tier I and Tier 2” and “TRUPS.” These securities give issuers flexibility in managing their capital structure. The features associated with these securities are predominately debt like in that they have coupons, pay interest and in most cases have a final stated maturity. There are certain features that give the companies flexibility not commonly found in fixed income securities, which include, but are not limited to, deferral of interest payments under certain conditions and subordination to debt securities in the event of default. The deferral of interest payments, even for an extended period of time, is generally not an event of default, and the ability of the holders of such instruments to accelerate payment is generally more limited than with other debt securities.

OTHER INVESTMENT COMPANIES. The Portfolio may invest in other investment companies, such as other mutual funds, ETFs, and closed end funds, including business development companies. The Portfolio may also invest in investment companies that may not be registered under the 1940 Act, such as holding company depository receipts (“HOLDRs”). Securities in certain countries are currently accessible to the Portfolio only through such investments.

These investments are subject to limitations prescribed by the 1940 Act, the rules thereunder and applicable SEC staff interpretations thereof, or applicable exemptive relief granted by the SEC. Generally, the Portfolio will not purchase securities of an investment company if, as a result: (1) more than 10% of the Portfolio’s total assets would be invested in securities of other investment companies; (2) such purchase would result in more than 3% of the total outstanding voting securities of any such investment company being held by the Portfolio; or (3) more than 5% of the Portfolio’s total assets would be invested in any one such investment company. Many ETFs have obtained exemptive relief from the SEC to permit unaffiliated funds sponsored by other fund families to invest in the ETF’s shares beyond the above statutory limitations, subject to certain conditions and pursuant to a contractual arrangement between the ETFs and the investing fund. The Portfolio may rely on these exemptive orders to invest in ETFs.

Investments in ETFs and closed-end funds are subject to the additional risk that shares of the ETF or closed-end fund may trade at a premium or discount to their net asset value per share. There may also not be an active trading market available for shares of some ETFs or closed-end funds. Additionally, trading of ETF and closed-end fund shares may be halted and ETF and closed-end fund shares may be delisted by the listing exchange. In addition, the Portfolio pays brokerage commissions in connection with the

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purchase and sale of shares of ETF and closed-end funds. ETFs and closed-end funds are also subject to specific risks depending on the nature of the ETF or closed-end fund, such as liquidity risk, sector risk, and foreign and emerging markets risk, as well as risks associated with fixed income securities, real estate investments and commodities. Closed-end funds may utilize more leverage than other types of investment companies. They can utilize leverage by issuing preferred stocks or debt securities to raise additional capital which can, in turn, be used to buy more securities and leverage its portfolio. A business development company (“BDC”), which is a type of closed-end fund, typically invests in small and medium-sized companies. A BDC’s portfolio is subject to the risks inherent in investing in smaller companies, including that portfolio companies may be dependent on a small number of products or services and may be more adversely affected by poor economic or market conditions. Some BDCs invest substantially, or even exclusively, in one sector or industry group and therefore the BDC may be susceptible to adverse conditions and economic or regulatory occurrences affecting the sector or industry group, which tends to increase volatility and result in higher risk. The Small Business Credit Availability Act, which was signed into law in March 2018, permits BDCs to adopt a lower asset coverage ratio, thereby enhancing their ability to use leverage. Investments in BDCs that use greater leverage may be subject to heightened risks.

The Portfolio will indirectly bear a pro rata share of fees and expenses incurred by any investment companies in which the Portfolio is invested. The Portfolio’s pro rata portion of the cumulative expenses charged by the investment companies is calculated as a percentage of the Portfolio’s average net assets. The pro rata portion of the cumulative expenses may be higher or lower depending on the allocation of the Portfolio’s assets among the investment companies and the actual expenses of the investment companies. BDC expenses are similar to the expenses paid by any operating company held by the Portfolio. They are not direct costs paid by Portfolio shareholders and are not used to calculate the Portfolio’s net asset value. They have no impact on the costs associated with Portfolio operations.

PREFERRED STOCK RISK. The prices and yields of nonconvertible preferred stocks generally move with changes in interest rates and the issuer’s credit quality, similar to debt securities. The value of convertible preferred stocks varies in response to many factors, including, for example, the value of the underlying equity securities, general market and economic conditions and convertible market valuations, as well as changes in interest rates, credit spreads and the credit quality of the issuer.

PRIVATE PLACEMENT RISK. Investments in private placements are generally considered to be illiquid. Privately placed securities may be difficult to sell promptly or at reasonable prices and might thereby cause the Portfolio difficulty in satisfying redemption requests. In addition, less information may be available about companies that make private placements than about publicly offered companies and such companies may not be subject to the disclosure and other investor protection requirements that would be applicable if their securities were publicly traded. Privately placed securities are typically fair valued and generally have no secondary trading market; therefore, such investments may be more difficult to value than publicly traded securities. Difficulty in valuing a private placement may make it difficult to accurately determine the Portfolio’s exposure to private placement investments, which could cause the Portfolio to invest to a greater extent than permitted in illiquid investments and subject the Portfolio to increased risks. Private placement investments may subject the Portfolio to contingent liabilities in the event a private issuer is acquired by another company during the period it is held by the Portfolio. Private placement investments may involve a high degree of business and financial risk and may result in substantial losses. These factors may have a negative effect on the Portfolio’s performance.

Some privately placed companies in which the Portfolio may invest may be operating at a loss or with substantial variations in operating results from period to period and may need substantial additional capital to support expansion or to achieve or maintain competitive positions. Such companies may face intense competition, including competition from companies with much greater financial resources, much more extensive development, production, marketing and service capabilities and a much larger number of qualified managerial and technical personnel. There is no assurance that the marketing efforts of any particular company will be successful or that its business will succeed. In addition, timely or accurate information may at times not be readily available about the business, financial condition and results of operations of the privately held companies in which the Portfolio invests. Private debt investments also are subject to interest rate risk, credit risk and duration risk.

REAL ESTATE RELATED SECURITIES RISKS. The main risk of real estate related securities is that the value of the underlying real estate may go down. Many factors may affect real estate values, including the general and local economies, vacancy rates, tenant bankruptcies, the ability to re-lease space under expiring leases on attractive terms, the amount of new construction in a particular area, the laws and regulations (including zoning and tax laws) affecting real estate and the costs of owning, maintaining and improving real estate. The availability of mortgages and changes in interest rates, a decline in rents resulting from unanticipated economic, legal or technological developments or a decline in the price of securities of real estate companies due to a failure of borrowers to pay their loans or poor management may also affect real estate values. Further, the real estate industry is particularly sensitive to economic downturns. When economic growth is slow, demand for property decreases and prices may decline. If the Portfolio’s real estate related investments are concentrated in one geographic area or in one property type, the Portfolio will be particularly subject to the risks associated with that area or property type.

In addition to the risks facing real estate related securities, such as a decline in property values due to increasing vacancies, a decline in rents resulting from unanticipated economic, legal or technological developments or a decline in the price of securities of real estate companies due to a failure of borrowers to pay their loans or poor management, investments in real estate investment trusts (“REITs”) , which pool investor money to invest in real estate and real estate related holdings, involve unique risks. Like registered investment companies such as the Portfolio, REITs are not taxed on income distributed to shareholders so long as they comply with several requirements of the Code. Investing in REITs involves certain risks.  REITS may have limited financial resources,

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may trade less frequently and in limited volume and may be more volatile than other securities. REITs are also subject to additional risks, such as poor performance by the manager of the REIT, adverse changes to the tax laws or failure by the REIT to qualify for tax-free pass-through of income under the Code, the risks of financing projects, heavy cash flow dependency, default by borrowers, and self-liquidation.  In addition, some REITs have limited diversification because they invest in a limited number of properties, a narrow geographic area or a single type of property. A REIT may be affected by changes in the value of the underlying property owned by such REIT or by the quality of any credit extended by the REIT.  Also, the organizational documents of a REIT may contain provisions that make changes in control of the REIT difficult and time-consuming. Because REITs are pooled investment vehicles that have expenses of their own, the Portfolio will indirectly bear its proportionate share of those expenses. REITS are also subject to interest rate risks.

REGIONAL/COUNTRY FOCUS RISK: To the extent that the Portfolio focuses its investments in a particular geographic region or country, the Portfolio may be subject to increased currency, political, social, environmental, regulatory and other risks not typically associated with investing in a larger number of regions or countries. In addition, certain foreign economies may themselves be focused in particular industries or more vulnerable to political changes than the U.S. economy, which may have a pronounced impact on the Portfolio’s investments. As a result, the Portfolio may be subject to greater price volatility and risk of loss than a fund holding more geographically diverse investments. Regional and country focus risk is heightened in emerging markets.

REPURCHASE AND REVERSE REPURCHASE AGREEMENTS. A repurchase agreement is an agreement between two parties whereby one party sells the other a security at a specified price with a commitment to repurchase the security later at an agreed-upon price, date and interest payment. A reverse repurchase agreement is a term used to describe the opposite side of a repurchase transaction. The party that purchases and later resells a security is said to perform a repurchase; the other party, that sells and later repurchases a security is said to perform a reverse repurchase. The Portfolio is permitted to enter into fully collateralized repurchase agreements. The Trust’s Board of Trustees has delegated to the sub-adviser the responsibility of evaluating the creditworthiness of the banks and securities dealers with which the Portfolio will engage in repurchase agreements. The sub-adviser will monitor such transactions to ensure that the value of underlying collateral will be at least equal to the total amount of the repurchase obligation as required by the valuation provision of the repurchase agreement, including the accrued interest.  Repurchase agreements carry the risk that the market value of the securities declines below the repurchase price. The Portfolio could also lose money if it is unable to recover the securities and the value of the collateral held or assets segregated by the Portfolio to cover the transaction is less than the value of the securities. In the event the borrower commences bankruptcy proceedings, a court may characterize the transaction as a loan.  If the Portfolio has not perfected a security interest in the underlying collateral, the Portfolio may be required to return the underlying collateral to the borrower’s estate and be treated as an unsecured creditor.  As an unsecured creditor, the Portfolio could lose some or all of the principal and interest involved in the transaction.  The use of reverse repurchase agreements may increase the possibility of fluctuation in the Portfolio’s NAV.

RESTRICTED SECURITIES. The Portfolio may invest in securities that are not registered under the Securities Act (“restricted securities”). Restricted securities may be sold in private placement transactions between issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by the Portfolio or less than their fair market value. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by the Portfolio are required to be registered under the securities laws of one or more jurisdictions before being resold, the Portfolio may be required to bear the expenses of registration. Certain of the Portfolio’s investments in private placements may consist of direct investments and may include investments in smaller, less seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. In making investments in such securities, the Portfolio may obtain access to material nonpublic information, which may restrict the Portfolio’s ability to conduct portfolio transactions in such securities.

Some of these securities are new and complex, and trade only among institutions; the markets for these securities are still developing, and may not function as efficiently as established markets. Owning a large percentage of restricted securities could hamper the Portfolio’s ability to raise cash to meet redemptions. Also, because there may not be an established market price for these securities, the Portfolio may have to estimate their value, which means that their valuation (and, to a much smaller extent, the valuation of the Portfolio) may have a subjective element. Transactions in restricted securities may entail registration expense and other transaction costs that are higher than those for transactions in unrestricted securities. Where registration is required for restricted securities a considerable time period may elapse between the time the Portfolio decides to sell the security and the time it is actually permitted to sell the security under an effective registration statement. If during such period, adverse market conditions were to develop, the Portfolio might obtain less favorable pricing terms that when it decided to sell the security. The Portfolio may purchase securities that may have restrictions on transfer or resale (including Rule 144A securities and Regulation S securities). “Rule 144A” securities (or equivalent securities issued pursuant to Regulation S of the Securities Act) are privately placed, restricted securities that may only be resold under certain circumstances to other qualified institutional buyers. Rule 144A investments are subject to certain additional risks compared to publicly traded securities. If there are not enough qualified buyers interested in purchasing Rule 144A securities when the Portfolio wishes to sell such securities, the Portfolio may be unable to dispose of such

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securities promptly or at reasonable prices. For this reason, although 144A securities are generally considered to be liquid, the Portfolio’s holdings in Rule 144A securities may adversely affect the Portfolio’s overall liquidity if qualified buyers become uninterested in buying them at a particular time. Issuers of Rule 144A securities are required to furnish information to potential investors upon request. However, the required disclosure is much less extensive than that required of public companies and is not publicly available. Further, issuers of Rule 144A securities can require recipients of the information to agree contractually to keep the information confidential, which could also adversely affect the Portfolio’s ability to dispose of a security.

Depending upon the circumstances, the Portfolio may only be able to sell these securities in the United States if an exemption from registration under the federal and state securities laws is available or may only be able to sell these securities outside of the United States (such as on a foreign exchange). These securities may either be determined to be liquid or illiquid pursuant to policies and guidelines established by the Trust’s Board of Trustees. See also “Private Placement Risk” above.

SECURITIES TRUSTS. The Portfolio may invest in securities trusts, which are investment trust vehicles that maintain portfolios comprised of underlying debt securities that are generally unsecured. These instruments are purchased in the cash markets and vary as to the type of underlying security, but include such underlying securities as corporate investment grade and high yield bonds and credit default swaps. Examples include TRAINS, TRACERS, CORE and funded CDX. Holders of interests in these structured notes receive income from the trusts in respect of principal or interest paid on the underlying securities. By investing in such notes, the Portfolio will indirectly bear its proportionate share of any expenses paid by such notes in addition to the expenses of such Portfolio.

Investments in these types of structured products are subject to the same risks that would be associated with direct investments in the underlying securities of the structured notes. These risks include substantial market price volatility resulting from changes in prevailing interest rates; default or bankruptcy of issuers of the underlying securities; subordination to the prior claims of banks and other senior lenders in the case of default; and early repayment by issuers during periods of declining interest rates because of mandatory call or redemption provisions. In addition, structured note products may have difficulty disposing of the underlying securities because of thin trading markets.

SMALL CAPITALIZATION SECURITIES. The Portfolio may invest in equity securities (including securities issued in initial public offerings) of companies with smaller market capitalizations. Because the issuers of small capitalization securities tend to be smaller or less well-established companies, they may have limited product lines, market share or financial resources, may have less historical data with respect to operations and management and may be more dependent on a limited number of key employees. As a result, small capitalization securities are often less marketable than securities of larger or more well-established companies. Historically, small market capitalization securities and securities of recently organized companies are subject to increased price volatility due to: (i) less certain growth prospects; (ii) lower degrees of liquidity in the markets for such securities; (iii) thin trading that could result in the securities being sold at a discount or in small lots over an extended period of time; (iv) limited product lines, markets or financial resources; (v) dependence on a few key management personnel; (vi) increased sensitivity to changes in interest rates, borrowing costs and earnings; (vii) difficulty in obtaining information on smaller capitalization companies as compared with larger capitalization companies; (viii) greater sensitivity to changing economic conditions and increased risk of bankruptcy due to adverse developments or management changes affecting the company; and (ix) greater difficulty borrowing money to continue or expand operations. When the Portfolio invests in smaller company stocks that might trade infrequently, investors might seek to trade Portfolio shares based on their knowledge or understanding of the value of those securities (this is sometimes referred to as “price arbitrage”). If such price arbitrage were successful, it might interfere with the efficient management of the Portfolio’s portfolio and the Portfolio may be required to sell securities at disadvantageous times or prices to satisfy the liquidity requirements created by that activity. Successful price arbitrage might also dilute the value of Portfolio shares held by other shareholders.

SOVEREIGN DEBT. In addition to the risks associated with investment in debt securities and foreign securities generally, investments in sovereign debt involve special risks. The issuer of the debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or interest when due, or otherwise meet its obligations, in accordance with the terms of such debt, and the Portfolio may have limited legal recourse in the event of default. Countries such as those in which the Portfolio may invest have historically experienced, and may continue to experience, high rates of inflation, high interest rates, exchange rate trade difficulties and unemployment. Some of these countries are also characterized by political uncertainty or instability. Additional factors that may influence the ability or willingness to service debt include, but are not limited to, a country’s cash flow situation, the availability of sufficient foreign exchange on the date a payment is due, the relative size of its debt service burden to the economy as a whole and its government’s policy towards the International Monetary Portfolio, the World Bank and other international agencies. If a government entity defaults, it may ask for more time in which to pay or for further loans. There is no legal process for collecting sovereign debt that a government does not pay, and there are no bankruptcy proceedings through which all or part of the sovereign debt that a governmental entity has not repaid may be collected. Further, if a sovereign debtor defaults (or threatens to default) on its sovereign debt obligations, the indebtedness may be restructured. Unlike most corporate debt restructurings, the fees and expenses of financial and legal advisers to the creditors in connection with a restructuring may be borne by the holders of the sovereign debt securities instead of the sovereign entity itself. Some sovereign debtors have in the past been able to restructure their debt payments without the approval of some or all debt holders or to declare moratoria on payments, and similar occurrences may happen in the future. In addition, the financial markets have at times seen an increase in volatility and adverse trends due to uncertainty surrounding the level and sustainability of sovereign debt of certain countries (for example in countries that are part of the European Union, including Greece, Spain, Ireland, Italy and Portugal in recent years). These developments adversely affected the exchange rate of the euro and may continue to significantly affect every country in Europe.

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Outside of the European Union, Iceland has also experienced adverse trends due to high debt levels and excessive lending during the height of the financial crisis that began in 2008.

The Portfolio may have difficulty disposing of certain sovereign debt obligations because there may be a limited trading market for such securities.  Because there is no liquid secondary market for many of these securities, the Portfolio anticipates that such securities could be sold only to a limited number of dealers or institutional investors.  The lack of a liquid secondary market may have an adverse impact on the market price of such securities and the Portfolio’s ability to dispose of particular issues when necessary to meet its liquidity needs or in response to a specific economic event, such as deterioration in the creditworthiness of the issuer.  The lack of a liquid secondary market for certain securities also may make it more difficult for the Portfolio to obtain accurate market quotations for purposes of valuing its portfolio and calculating its NAV. See also “Foreign Investments” above.

Sub-Sovereign Debt. Sub-sovereign government bonds represent the debt of state, provincial, territorial, municipal, local or other political sub-divisions, including other governmental entities or agencies, other than sovereign governments. In addition to risks of investing in sovereign debt generally, risks of investing in sub-sovereign debt include the fact that such investments may or may not be issued by, or guaranteed as to principal and interest by, the sub-sovereign’s larger sovereign entity. Certain foreign sub-sovereign securities may be backed by the issuer’s right to borrow from a central bank or other regional banking entity, while others may be backed only by the assets and credit of the issuing foreign sub-sovereign entity.

Supranational Entities. The Portfolio may invest in obligations issued or guaranteed by supranational entities, which may include, for example, entities such as the International Bank for Reconstruction and Development (the World Bank). If one or more shareholders of a supranational entity fails to make necessary additional capital contributions, the entity may be unable to pay interest or repay principal on its debt securities, and the Portfolio may lose money on such investments.

STRUCTURED SECURITIES. Structured securities and other related instruments purchased by the Portfolio are generally privately negotiated debt obligations where the principal and/or interest is determined by reference to the performance of a specific asset, benchmark asset, market or interest rate. Depending on the terms of the particular instrument and the nature of the underlying instrument, structured securities may be subject to equity market risk, commodity market risk, currency market risk or interest rate risk. Structured securities that do not involve any type of credit enhancement are subject to credit risk that generally will be equivalent to that of the underlying instruments.  Credit enhanced securities will be subject to the credit risk associated with the provider of the enhancement. The Portfolio is permitted to invest in classes of structured securities that are either subordinated or unsubordinated with respect to the right to payment of another class. Subordinated structured securities typically have higher yields and present greater risks than unsubordinated structured securities. Structured securities are typically sold in private placement transactions, and there currently is no active trading market for structured securities. Certain issuers of such securities may be deemed to be “investment companies” as defined in the 1940 Act; therefore, the Portfolio’s investment in structured securities may be limited by certain investment restrictions contained therein. Structured securities may be leveraged, increasing the volatility of each structured security’s value relative to the change in the reference measure. Structured securities may also be more difficult to price accurately than less complex securities and instruments or more traditional debt securities.

TO BE ANNOUNCED (TBA) TRANSACTIONS RISK. TBA investments include when-issued and delayed delivery securities and forward commitments. The Portfolio is permitted to purchase or sell securities on a when-issued or delayed-delivery basis. When-issued or delayed-delivery transactions arise when securities are purchased or sold with payment and delivery taking place in the future in order to secure what is considered to be an advantageous price and yield at the time of entering into the transaction. The Portfolio may sell the securities before the settlement date if the sub-adviser deems it advisable. Distributions attributable to any gains realized on such a sale are taxable to shareholders. When-issued and delayed delivery securities and forward commitments involve the risk that the security the Portfolio buys will lose value prior to its delivery. The Portfolio is subject to this risk whether or not the Portfolio takes delivery of the securities on the settlement date for a transaction. There also is the risk that the security will not be issued or that the other party to the transaction will not meet its obligation. If this occurs, the Portfolio loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price. The Portfolio may also take a short position in a TBA investment when it owns or has the right to obtain, at no added cost, identical securities. If the Portfolio takes such a short position, it may reduce the risk of a loss if the price of the securities declines in the future, but will lose the opportunity to profit if the price rises. The Portfolio may purchase or sell undrawn or delayed draw loans.

Short Sales of TBA Investments Risk. The Portfolio may also engage in shorting of TBAs. When the Portfolio enters into a short sale of a TBA investment it effectively agrees to sell at a future price and date a security it does not own. Although most TBA short sales transactions are closed before the Portfolio would be required to deliver the security, if the Portfolio does not close the position, the Portfolio may have to purchase the securities needed to settle the short sale at a higher price than anticipated, which would cause the Portfolio to lose money. The Portfolio may not always be able to purchase the securities required to settle a short sale at a particular time or at an attractive price. The Portfolio may incur increased transaction costs associated with selling TBA securities short. In addition, taking short positions in TBA securities results in a form of leverage, which could increase the volatility of the Portfolio’s returns.

U.S. GOVERNMENT SECURITIES RISK. Treasury obligations may differ in their interest rates, maturities, times of issuance and other characteristics. Securities backed by the U.S. Treasury or the full faith and credit of the United States are guaranteed only as to the timely payment of interest and principal when held to maturity. Accordingly, the current market values for these securities will fluctuate with changes in interest rates. Obligations of U.S. Government agencies and authorities are supported by varying

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degrees of credit but generally are not backed by the full faith and credit of the U.S. Government. No assurance can be given that the U.S. Government will provide financial support to its agencies and authorities if it is not obligated by law to do so. In addition, the value of U.S. Government securities may be affected by changes in the credit rating of the U.S. Government. U.S. Government securities are also subject to default risk, which is the risk that the U.S. Treasury will be unable to meet its payment obligations. The maximum potential liability of the issuers of some U.S. Government securities held by the Portfolio may greatly exceed their current resources, including their legal right to support from the U.S. Treasury. It is possible that these issuers will not have the funds to meet their payment obligations in the future.

Treasury Inflation-Protection Securities. TIPS are U.S. Treasury securities designed to protect against inflation. The interest rate paid on TIPS is fixed. The principal value rises or falls semi-annually based on published changes to the Consumer Price Index. If inflation occurs, the principal amount will be adjusted upwards, resulting in increased interest payments. If deflation occurs, the principal amount will be adjusted downwards, resulting in lower interest payments. The principal amount payable at maturity will be the greater of the adjusted principal amount and the original principal amount. While U.S. Treasury securities are generally considered to have relatively little credit risk, they are subject to price fluctuations from changes in interest rates prior to their maturity.

UTILITIES SECTOR RISK. The Portfolio’s performance may be closely tied to the performance of utilities issuers and, as a result, may be more volatile than the performance of more broadly diversified funds. The prices of securities in the utilities sector can be volatile and can be impacted significantly by supply and demand for services or fuel, financing costs, government regulation, conservation programs, commodity price fluctuations and other factors. Government regulation of utility companies may limit such companies’ profits or the dividends they can pay to investors. In addition, utility companies may face regulatory restrictions with respect to expansion to new markets, limiting their potential.

VOLATILITY RISK. The Portfolio’s investments may fluctuate in value over a short period of time. This may cause the Portfolio’s net asset value per share to experience significant changes in value over short periods of time.

WARRANTS AND RIGHTS RISK. Warrants are instruments giving holders the right, but not the obligation, to buy equity or fixed income securities of a company at a specific price during a specified period. Rights are similar to warrants but normally have a short life span to expiration. The purchase of rights or warrants involves the risk that the Portfolio could lose the purchase value of a right or warrant if the right to subscribe to additional shares is not exercised prior to the right’s or warrant’s expiration. Also, the purchase of rights and/or warrants involves the risk that the effective price paid for the right and/or warrant added to the subscription price of the related security may exceed the value of the subscribed security’s market price such as when there is no movement in the level of the underlying security. Buying a warrant does not make the Portfolio a shareholder of the underlying stock. The warrant holder has no voting or dividend rights with respect to the underlying stock. A warrant does not carry any right to assets of the issuer, and for this reason investment in warrants may be more speculative than other equity-based investments. The market for warrants may be limited and it may be difficult for the Portfolio to sell a warrant promptly at an advantageous price.

ZERO COUPON SECURITIES. Zero-coupon securities pay no interest prior to their maturity date or another specified date in the future but are issued and traded at a discount to their face value. The discount varies as the securities approach their maturity date (or the date on which interest payments are scheduled to begin). While interest payments are not made on such securities, holders of such securities are deemed to have received income (“phantom income”) annually, notwithstanding that cash may not be received currently. As with other fixed income securities, zero coupon bonds are subject to interest rate and credit risk. Some of these securities may be subject to substantially greater price fluctuations during periods of changing market rates than comparable securities that pay interest currently. Longer term zero coupon bonds have greater interest rate risk than shorter term zero coupon bonds.

PORTFOLIO TURNOVER

For the fiscal year ended October 31, 2018, the portfolio turnover rate of the Portfolio was 79%. The portfolio turnover rate of the Portfolio from February 28, 2017 (commencement of operations) through October 31, 2017 was 50%.

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DISCLOSURE OF PORTFOLIO HOLDINGS

The complete month-end portfolio holdings, except certain de minimis or short-term investments, of the Portfolio will be disclosed on the Portfolio’s website at www.hartfordfunds.com no earlier than 25 calendar days after the end of each month.

The Portfolio also will publicly disclose on its website the largest ten holdings by issuer in which it invests (and the percentage invested in each) no earlier than 15 calendar days after the end of each month. The largest ten holdings in which the Portfolio invests based on market value (and the percentage invested in each) will also be publicly disclosed on the website no earlier than 15 calendar days after the end of each month. For purposes of the Top Ten holdings, the Portfolio will not include derivative positions. In addition, the Portfolio may delay posting its holdings or may not post any holdings, if HFMC believes that would be in the best interests of the Portfolio and its shareholders. Certain feeder funds may disclose a portion of the Portfolio’s holdings in connection with such feeder fund’s intra-day portfolio indicative value basket.

HMFC and HFD and their affiliates may release or authorize others to release portfolio-related information (i.e., portfolio statistics, sector information and portfolio commentary) to third parties; provided however that if the portfolio-related information is deemed to be material in the reasonable judgment of the Portfolio’s Chief Compliance Officer (“CCO”) (or his designee) on the advice and counsel of the Chief Legal Officer (or his designee), it shall be publicly disclosed prior to disclosure to a third-party.

The Portfolio may disclose portfolio holdings on a more frequent basis if (1) public disclosure of such holdings is made and both the Portfolio’s CCO and the Portfolio’s Chief Legal Officer approve the disclosure in accordance with the Portfolio’s disclosure policy; or (2) the nonpublic disclosure is made to a third-party that (i) has been approved by the CCO and at least one other Portfolio officer, based on a finding that the Portfolio has a legitimate business purpose for the arrangement or practice and that it is in the interest of Portfolio shareholders, and (ii) is subject to an agreement with the appropriate confidentiality and/or non-trading provisions as determined by the CCO.  This requirement does not apply to portfolio holdings disclosure to the Portfolio’s service providers such as the custodian, administrator, sub-administrator, independent registered public accounting firm, counsel, financial printer, proxy voting agent, lenders, securities lending agent, and other entities that provide systems or software support in connection with Portfolio operations, including accounting, compliance support and pricing (together, “Service Providers”), provided that the Service Provider is otherwise subject to the duty of confidentiality, imposed by law and/or contract.   The portfolio holdings information may be provided to the Service Providers as soon as the information is available.

In addition to Service Providers, the Investment Manager or sub-adviser may disclose the Portfolio’s portfolio holdings to third-party vendors that provide analytical systems services to the Investment Manager or sub-adviser on behalf of the Portfolio and to certain third-party industry information vendors, institutional investment consultants, and asset allocation service providers.  With respect to each of these entities, portfolio holdings information will be released only in accordance with the Portfolio’s disclosure policy.

Nothing contained herein is intended to prevent the disclosure of portfolio holdings or portfolio-related information as may be required by applicable laws and regulations. For example, the Portfolio or any of its affiliates or service providers may file any report required by applicable law, respond to requests from regulators, and comply with valid subpoenas. From time to time, the Portfolio may disclose portfolio holdings to other parties to the extent necessary in connection with actual or threatened litigation.

The “Hartford Funds” for purposes of this section consist of the series of Hartford Funds Master Fund, The Hartford Mutual Funds, Inc., The Hartford Mutual Funds II, Inc., Hartford Series Fund, Inc., and Hartford HLS Series Fund II, Inc. One or more of the Hartford Funds have entered into ongoing arrangements to disclose portfolio holdings to the following entities:

Bloomberg LP

Brown Brothers Harriman & Co.

Citibank N.A.

Class Action Claims Management

FactSet Research Systems Inc.

Glass, Lewis & Company, LLC

Markit WSO Corporation

Moody’s Analytics Knowledge Services

MSCI, Inc.

Seismic Software Inc.

State Street Bank and Trust Company

Syntel Inc.

Wipro

Wolters Kluwer Financial Service

Portfolio holdings are disclosed on a daily basis to Bloomberg LP, Brown Brothers Harriman & Co., Citibank N.A., FactSet Research Systems Inc., Glass Lewis & Company, Markit WSO Corporation (for certain Hartford Funds), Moody’s Analytics Knowledge Services, MSCI, Inc., State Street Bank and Trust Company and Syntel Inc. Portfolio holdings are disclosed to Class Action Claims Management, Seismic Software Inc. and Wolters Kluwer Financial Services on a monthly basis, with lag times of fifteen days, five days, and one day, respectively. Portfolio holdings are disclosed to Seismic Software Inc. on a quarterly basis, with a lag time of twelve business days. Portfolio holdings are disclosed to Wipro as needed, with a lag time of one day. When purchasing and selling

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portfolio securities through broker-dealers, requesting bids on securities, or obtaining price quotations on securities, the Hartford Funds may disclose one or more of their portfolio securities to the party effecting the transaction or providing the information.

Additionally, the Portfolio, the Investment Manager, the Portfolio’s distributor (collectively, “Hartford”) or the sub-adviser may provide oral or written information (“portfolio commentary”) about the Portfolio, including, but not limited to, how the Portfolio’s investments are divided among (i) various sectors, industries and countries, (ii) value and growth investments and small, mid and large-cap investments, (iii) stocks, bonds, currencies and cash and, as applicable, (iv) types of bonds, bond maturities, bond coupons and bond credit quality ratings.  This portfolio commentary may also include information on factors that contributed to Portfolio performance, including these relative weightings.  Hartford or the sub-adviser may also provide oral or written information (“statistical information”) about various financial characteristics of the Portfolio or its underlying portfolio securities including, but not limited to, beta, duration, maturity, Sharpe ratio, earnings growth, payout ratio, price/book value, projected earnings growth, return on equity, tracking error, weighted average quality, market capitalization, percent debt to equity, dividend yield or growth, default rate, portfolio turnover, risk and style characteristics or other similar information.  This portfolio commentary and statistical information about the Portfolio may be based on the Portfolio’s most recent quarter-end portfolio, month-end or on some other interim period.  Portfolio commentary and statistical information may be available on the Hartford Funds’ website or may be provided to members of the press, financial intermediaries, fiduciaries of a 401(k) plan or a trust and their advisers, or current or potential shareholders in the Portfolio or their representatives.  The content and nature of the information provided to each of these persons may differ.

In no event will Hartford or the sub-adviser or any affiliate thereof be permitted to receive compensation or other consideration in connection with the disclosure of the Portfolio’s portfolio holdings.  The CCO is responsible for addressing conflicts of interest between the interests of Portfolio shareholders, on the one hand, and the interests of the Portfolio’s investment manager, investment sub-adviser, principal underwriter, or any affiliated person of the Portfolio, its investment manager, investment sub-adviser, or its principal underwriter, on the other.  Every violation of the portfolio holdings disclosure policy must be reported to the Portfolio’s CCO. The CCO is responsible for maintaining records under the Policy and will provide periodic reporting to the Board.

The Investment Manager and sub-adviser may serve as the investment adviser and sub-adviser, respectively, to one or more exchange traded funds (ETFs) and separate accounts that have the same or substantially similar investment strategies as the Portfolio. These ETFs and separate accounts are not subject to the Portfolio’s portfolio holdings disclosure policy. It is possible that a person could trade ahead of or against the Portfolio based on this information, which could negatively impact the Portfolio’s execution of purchase and sale transactions. In addition, the sub-adviser may manage certain accounts and/or funds that are not part of the Hartford Funds family in a style substantially similar to that of the Portfolio. These accounts and/or funds are not subject to the Portfolio’s portfolio holdings policy. The CCO is responsible for maintaining records under the Policy and will provide periodic reporting to the Board. The Investment Manager also may receive compensation for providing one or more model portfolios to third-party sponsors of separately managed account programs.  Where a model portfolio and the Portfolio both employ similar investment strategies, the composition of the model portfolio may be similar to that of the Portfolio.

Item 17. Management of the Portfolio

The Board of Trustees and officers of the Trust, their business addresses, principal occupations for at least the past five years and years of birth are listed in the tables below. The Trust’s Board of Trustees (i) provides broad supervision over the affairs of the Trust and the Portfolio and (ii) elects officers who are responsible for the day-to-day operations of the Portfolio and the execution of policies formulated by the Board of Trustees. The first table below provides information about those trustees who are deemed not to be “interested persons” of the Trust, as that term is defined in the 1940 Act (i.e., “non-interested trustees”), and the second table below provides information about the Trust’s “interested” trustees and the Trust’s officers.

NAME, YEAR OF BIRTH AND ADDRESS(1)	POSITION HELD WITH THE TRUST	TERM OF OFFICE(2) AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	NUMBER OF PORTFOLIOS IN FUND COMPLEX(3) OVERSEEN BY TRUSTEE	OTHER DIRECTORSHIPS FOR PUBLIC COMPANIES AND OTHER REGISTERED INVESTMENT COMPANIES HELD BY TRUSTEE
NON-INTERESTED TRUSTEES
HILARY E. ACKERMANN (1956)	Trustee	Since 2016	Ms. Ackermann served as Chief Risk Officer at Goldman Sachs Bank USA from October 2008 to November 2011. Ms. Ackermann has served as a Director of Vistra Energy Corporation, formerly known as Dynegy, Inc. (an independent power company) since October 2012 and as a Director of Credit Suisse Holdings (USA), Inc. since January 2017.	84	Ms. Ackermann serves as a Director of Vistra Energy Corporation (October 2012 to present) and as a Director of Credit Suisse Holdings (USA), Inc. from January 2017 to present.

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NAME, YEAR OF BIRTH AND ADDRESS(1)	POSITION HELD WITH THE TRUST	TERM OF OFFICE(2) AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	NUMBER OF PORTFOLIOS IN FUND COMPLEX(3) OVERSEEN BY TRUSTEE	OTHER DIRECTORSHIPS FOR PUBLIC COMPANIES AND OTHER REGISTERED INVESTMENT COMPANIES HELD BY TRUSTEE
ROBIN C. BEERY (1967)	Trustee	Since 2017	Ms. Beery has served as a consultant to ArrowMark Partners (an alternative asset manager) since March of 2015 and since November 2018 has been employed by ArrowMark Partners as a Senior Advisor. Previously, she was Executive Vice President, Head of Distribution, for Janus Capital Group, and Chief Executive Officer and President of the Janus Mutual Funds (a global asset manager) from September 2009 to August 2014.	84	Ms. Beery serves as a Director of UMB Financial Corporation (January 2015 to present).
LYNN S. BIRDSONG (1946)	Trustee	Since 2016	Mr. Birdsong currently serves as a Director of Aberdeen Global and Aberdeen Global II (investment funds) (since September 2014), Aberdeen Islamic SICAV and Aberdeen Liquidity Fund (investment funds) (since 2016), and Aberdeen Alpha Fund (since December 2017). Mr. Birdsong served as an Independent Director of Nomura Partners Funds, Inc. (formerly, The Japan Fund) (April 2003 to February 2015) and as a Director of the Sovereign High Yield Investment Company (April 2010 to June 2014). From 2003 to March 2005, Mr. Birdsong was an Independent Director of the Atlantic Whitehall Funds. From 1979 to 2002, Mr. Birdsong was a Managing Director of Zurich Scudder Investments, an investment management firm. During his employment with Scudder, Mr. Birdsong was an Interested Director of The Japan Fund. From January 1981 through December 2013, Mr. Birdsong was a partner in Birdsong Company, an advertising specialty firm.	84	None
CHRISTINE R. DETRICK (1958)	Trustee	Since 2016	Ms. Detrick has served as a Director of Reinsurance Group of America since January 2014. Previously, she was a director of Forest City Realty Trust (a real estate company) from November 2014 to March 2018, a Director of Forethought Financial Group, Inc. (a financial services company) from January 2012 to January 2014, and a Senior Partner/Advisor at Bain & Company (a management consulting firm) from September 2002 to December 2012.	84	Ms. Detrick serves as a Director of Reinsurance Group of America (January 2014 to present).
DUANE E. HILL (1945)	Trustee	Since 2016	Mr. Hill is a Partner of TSG Ventures L.P., a private equity investment company. Mr. Hill is a former partner of TSG Capital Group, a private equity investment firm that served as sponsor and lead investor in leveraged buyouts of middle market companies.	84	None
WILLIAM P. JOHNSTON (1944)	Trustee and Chairman of the Board	Trustee since 2016 and Chairman of the Board since 2016	In June 2006, Mr. Johnston was appointed as Senior Advisor to The Carlyle Group, a global private equity and other alternative asset investment firm and currently serves as an Operating Executive. In August 2007, Mr. Johnston was elected to the Board of Directors of LifeCare Holdings, Inc. and served until June 2013. In February 2008, Mr. Johnston was elected to the Board of Directors of HCR-ManorCare, Inc. and served until July 2018. In July 2006, Mr. Johnston was elected to the Board of Directors of MultiPlan, Inc. and served as a Director until August 2010. In May 2006, Mr. Johnston was elected to the Supervisory Board of Fresenius	84	None

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NAME, YEAR OF BIRTH AND ADDRESS(1)	POSITION HELD WITH THE TRUST	TERM OF OFFICE(2) AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	NUMBER OF PORTFOLIOS IN FUND COMPLEX(3) OVERSEEN BY TRUSTEE	OTHER DIRECTORSHIPS FOR PUBLIC COMPANIES AND OTHER REGISTERED INVESTMENT COMPANIES HELD BY TRUSTEE
			Medical Care AG & Co. KGaA, after its acquisition of Renal Care Group, Inc. in March 2006. Mr. Johnston joined Renal Care Group in November 2002 as a member of the Board of Directors and served as Chairman of the Board from March 2003 through March 2006. From 2002 through 2013, Mr. Johnston served as a Board member of the Georgia O’Keefe Museum. From September 1987 to December 2002, Mr. Johnston was with Equitable Securities Corporation (and its successors, SunTrust Equitable Securities and SunTrust Robinson Humphrey) serving in various investment banking and managerial positions, including Managing Director and Head of Investment Banking, Chief Executive Officer and Vice Chairman.
PHILLIP O. PETERSON (1944)	Trustee	Since 2016	Mr. Peterson is a mutual fund industry consultant. He was a partner of KPMG LLP (an accounting firm) until July 1999. From February 2007 to February 2018, Mr. Peterson served as a member of the Board of Trustees of the William Blair Funds. From February 2012 to February 2014, Mr. Peterson served as a Trustee of Symetra Variable Mutual Funds. From January 2004 to April 2005, Mr. Peterson served as Independent President of the Strong Mutual Funds.	84	None
LEMMA W. SENBET (1946)	Trustee	Since 2016	Dr. Senbet currently serves as the William E. Mayer Chair Professor of Finance, and previously was the Founding Director, Center for Financial Policy, in the Robert H. Smith School of Business at the University of Maryland. He was chair of the Finance Department Robert H. Smith School of Business at the University of Maryland from 1998 to 2006. In June 2013, he began a sabbatical from the University to serve as Executive Director of the African Economic Research Consortium which focuses on economic policy research and training, which he completed in 2018. Previously, he was a chaired professor of finance at the University of Wisconsin-Madison. Also, he was a Director of the Fortis Funds from March 2000 to July 2002. Dr. Senbet served as Director of the American Finance Association and President of the Western Finance Association. In 2006, Dr. Senbet was inducted Fellow of Financial Management Association International for his career-long distinguished scholarship and professional service.	84	None
DAVID SUNG (1953)	Trustee	Since 2017	Mr. Sung has served as a Director of Nippon Wealth Bank since April 2015 and CITIC-Prudential Fund Management Company, Inc. since January 2016. Mr. Sung is an Independent Director of seven investment funds, including two closed-end registered investment companies, sponsored by Ironwood Capital Management. Previously, he was a Partner at Ernst & Young LLP from October 1995 to July 2014.	84	Mr. Sung serves as a Trustee of Ironwood Institutional Multi-Strategy Fund, LLC and Ironwood Multi-Strategy Fund, LLC (October 2015 to present) (2 portfolios).
OFFICERS(4) and INTERESTED TRUSTEE
JAMES E. DAVEY(4)	Trustee, President and	President and Chief Executive Officer	Mr. Davey serves as Executive Vice President of The Hartford Financial Services Group, Inc. Additionally,	84	None

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NAME, YEAR OF BIRTH AND ADDRESS(1)	POSITION HELD WITH THE TRUST	TERM OF OFFICE(2) AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	NUMBER OF PORTFOLIOS IN FUND COMPLEX(3) OVERSEEN BY TRUSTEE	OTHER DIRECTORSHIPS FOR PUBLIC COMPANIES AND OTHER REGISTERED INVESTMENT COMPANIES HELD BY TRUSTEE
(1964)	Chief Executive Officer	since 2016; Trustee since 2016	Mr. Davey serves as Chairman of the Board, Manager, and Senior Managing Director of Hartford Funds Distributors, LLC (“HFD”). He also currently serves as Director, Chairman of the Board, President and Senior Managing Director of Hartford Administrative Services Company (“HASCO”). Mr. Davey also serves as President, Manager, Chairman of the Board, and Senior Managing Director for Hartford Funds Management Company, LLC (“HFMC”), and Director, and Senior Managing Director for Hartford Funds Management Group, Inc. (“HFMG”). Mr. Davey also serves as Manager, Chairman of the Board, and President of Lattice Strategies LLC (since July 2016). Mr. Davey has served in various positions within The Hartford and its subsidiaries in connection with the operation of the Hartford Funds. Mr. Davey joined The Hartford in 2002.
ANDREW S. DECKER (1963)	AML Compliance Officer	Since 2016	Mr. Decker serves as Chief Compliance Officer and AML Compliance Officer of HASCO (since April 2015) and Vice President of HASCO (since April 2018). Mr. Decker serves as AML Officer of HFD (since May 2015). Mr. Decker also serves as Vice President of HFMG (since April 2018). Prior to joining The Hartford, Mr. Decker served as Vice President and AML Officer at Janney Montgomery Scott (a broker dealer) from April 2011 to January 2015. Mr. Decker served as AML Compliance and Sanctions Enforcement Officer at SEI Investments from December 2007 to April 2011.	N/A	N/A
AMY N. FURLONG (1979)	Vice President and Treasurer	Since 2018	Ms. Furlong has served in various positions within The Hartford and its subsidiaries in connection with the operation of the Hartford Funds. Ms. Furlong joined The Hartford in 2004. Prior to joining The Hartford, Ms. Furlong worked at KPMG LLP in audit services.	N/A	N/A
WALTER F. GARGER (1965)	Vice President and Chief Legal Officer	Since 2016	Mr. Garger serves as Secretary, Managing Director and General Counsel of HFD, HASCO, HFMC and HFMG (since 2013). Mr. Garger also serves as Secretary and General Counsel of Lattice Strategies LLC (since July 2016). Mr. Garger has served in various positions within The Hartford and its subsidiaries in connection with the operation of the Hartford Funds. Mr. Garger joined The Hartford in 1995.	N/A	N/A
Albert Y. Lee (1979)	Vice President and Assistant Treasurer	Since 2017	Mr. Lee serves as Head of Systemic Strategies and ETF Operations and Senior Vice President of HFMG (since July 2016). Mr. Lee also serves as Senior Vice President of Lattice Strategies LLC (since June 2017). Previously, Mr. Lee served as Managing Director and Chief Operating Officer, Lattice Strategies LLC (2009-2016); Chief Operating Officer at Avicenna Capital Management (2007-2009); and Chief Financial Officer at Steeple Capital LP (2005-2007).	N/A	N/A
theodore j. lucas (1966)	Vice President	Since 2017	Mr. Lucas serves as Executive Vice President of HFMG (since July 2016) and as Executive Vice President of Lattice Strategies LLC (since June 2017). Previously, Mr. Lucas served as Managing	N/A	N/A

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NAME, YEAR OF BIRTH AND ADDRESS(1)	POSITION HELD WITH THE TRUST	TERM OF OFFICE(2) AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	NUMBER OF PORTFOLIOS IN FUND COMPLEX(3) OVERSEEN BY TRUSTEE	OTHER DIRECTORSHIPS FOR PUBLIC COMPANIES AND OTHER REGISTERED INVESTMENT COMPANIES HELD BY TRUSTEE
Partner of Lattice Strategies LLC (2003 to 2016).
Joseph G. Melcher (1973)	Vice President and Chief Compliance Officer	Since 2016	Mr. Melcher serves as President (since April 2018), Chief Executive Officer (since April 2018) and Executive Vice President (since December 2013) of HFD. He also serves as Executive Vice President of HFMG and HASCO (since December 2013). Mr. Melcher also serves as Executive Vice President (since December 2013) and Chief Compliance Officer (since December 2012) of HFMC. Mr. Melcher also serves as Executive Vice President and Chief Compliance Officer of Lattice Strategies, LLC (since July 2016). Mr. Melcher has served in various positions within The Hartford and its subsidiaries in connection with the operation of the Hartford Funds since joining The Hartford in 2012. Prior to joining The Hartford, Mr. Melcher worked at Touchstone Investments, a member of the Western & Southern Financial Group, where he held the position of Vice President and Chief Compliance Officer from 2010 through 2012 and Assistant Vice President, Compliance from 2005 to 2010.	N/A	N/A
VERNON J. MEYER (1964)	Vice President	Since 2016	Mr. Meyer serves as Managing Director and Chief Investment Officer of HFMC and Managing Director of HFMG (since 2013). Mr. Meyer has served in various positions within The Hartford and its subsidiaries in connection with the operation of the Hartford Funds. Mr. Meyer joined The Hartford in 2004.	N/A	N/A
ALICE A. PELLEGRINO (1960)	Vice President	Since 2016	Ms. Pellegrino serves as Vice President of HFMG (since December 2013). Ms. Pellegrino also serves as Vice President and Assistant Secretary of Lattice Strategies LLC (since June 2017). Ms. Pellegrino is a Senior Counsel and has served in various positions within The Hartford and its subsidiaries in connection with the operation of the Hartford Funds. Ms. Pellegrino joined The Hartford in 2007.	N/A	N/A
THOMAS R. PHILLIPS (1960)	Vice President and Secretary	Since 2017	Mr. Phillips currently serves as Vice President (since February 2017) and Assistant Secretary (since June 2017) for HFMG. Mr. Phillips is a Senior Counsel for HFMG. Prior to joining HFMG in 2017, Mr. Phillips was a Director and Chief Legal Officer of Saturna Capital Corporation from 2014–2016. Prior to that, Mr. Phillips was a Partner and Deputy General Counsel of Lord, Abbett & Co. LLC.	N/A	N/A
Laura S. Quade (1969)	Vice President	Since 2016	Ms. Quade currently serves as Vice President of HASCO and is the Head of Operations of HASCO. Ms. Quade also serves as Vice President of HFD and HFMG (since December 2013). From February 2018 to May 14, 2018, Ms. Quade served as Treasurer of the Trust. Formerly, Ms. Quade served as Director, Enterprise Operations of Hartford Life Insurance Company from April 2012 through December 2013. Ms. Quade has served in various positions within The Hartford and its subsidiaries in connection with the operation of the Hartford Funds. Ms. Quade joined The Hartford in 2001.	N/A	N/A

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(1)	The address for each officer and Trustee is c/o Hartford Funds 690 Lee Road, Wayne, PA 19087.
(2)	Each Trustee holds an indefinite term until the earlier of (i) the election and qualification of his or her successor or (ii) when the Trustee turns 75 years of age. Each officer shall serve until his or her successor is elected and qualifies.
(3)	The funds of the “Fund Complex” are series of The Hartford Mutual Funds, Inc., The Hartford Mutual Funds II, Inc., Hartford Series Fund, Inc., Hartford HLS Series Fund II, Inc., Hartford Funds Master Fund, Lattice Strategies Trust, Hartford Funds Exchange-Traded Trust, and Hartford Funds NextShares Trust.
(4)	“Interested person,” as defined in the 1940 Act, of the Trust because of the person’s affiliation with, or equity ownership of, HFMC, HFD or affiliated companies.

All trustees and officers of Hartford Funds Master Fund also hold corresponding positions with The Hartford Mutual Funds, Inc., The Hartford Mutual Funds II, Inc., Hartford Series Fund, Inc., Hartford HLS Series Fund II, Inc., Hartford Funds NextShares Trust, Lattice Strategies Trust, and Hartford Funds Exchange-Traded Trust.

BOARD OF TRUSTEES. The Trust has a Board of Trustees. The Board is responsible for oversight of the Portfolio. The Board elects officers who are responsible for the day-to-day operations of the Portfolio. The Board oversees the Investment Manager and the other principal service providers of the Portfolio. As described in more detail below, the Board has established five standing committees that assist the Board in fulfilling its oversight responsibilities: the Audit Committee, Compliance and Risk Oversight Committee, Contracts Committee, Investment Committee and Nominating and Governance Committee (collectively, the “Committees”).

The Board is chaired by an Independent Trustee. The Independent Chairman (i) presides at Board meetings and participates in the preparation of agendas for the meetings, (ii) acts as a liaison with the Portfolio’s officers, investment manager and other trustees between meetings and (iii) coordinates Board activities and functions with the Chairperson of the Committees. The Independent Chairman may also perform such other functions as may be requested by the Board from time to time. The Board has determined that the Board’s leadership and committee structure is appropriate because it provides a foundation for the Board to work effectively with management and service providers and facilitates the exercise of the Board’s independent judgment. In addition, the committee structure permits an efficient allocation of responsibility among the Trustees.

The Board oversees risk as part of its general oversight of the Portfolio and risk is addressed as part of various Board and Committee activities. The Portfolio is subject to a number of risks, including investment, compliance, financial, operational and valuation risks. The Portfolio’s service providers, which are responsible for the day to day operations of the Portfolio, apply risk management in conducting their activities. The Board recognizes that it is not possible to identify all of the risks that may affect the Portfolio, and that it is not possible to develop processes and controls to eliminate all risks and their possible effects. The Audit Committee, Compliance and Risk Oversight Committee, and Investment Committee receive reports or other information from management regarding risk assessment and management. In addition, the Investment Manager has established an internal committee focused on risk assessment and risk management related to the operations of the Portfolio and the investment manager, and the chairperson of that committee reports to the Compliance and Risk Oversight Committee on a semi-annual basis (or more frequently if appropriate). The Compliance and Risk Oversight Committee assists the Board in overseeing the activities of the Portfolio’s CCO, and the CCO provides an annual report to the Compliance and Risk Oversight Committee and the Board regarding material compliance matters. The Compliance and Risk Oversight Committee and the Board receive and consider other reports from the CCO throughout the year. The Investment Committee assists the Board in overseeing investment matters. The Investment Committee receives reports from the Investment Manager relating to investment performance, including information regarding investment risk. The Audit Committee assists the Board in reviewing financial matters, including matters relating to financial reporting risks and valuation risks. The Board may, at any time and in its discretion, change the manner in which it conducts its risk oversight role.

STANDING COMMITTEES. The Board of Trustees has established an Audit Committee, a Compliance and Risk Oversight Committee, a Contracts Committee, an Investment Committee and a Nominating and Governance Committee. The Trust does not have a standing compensation committee. However, the Nominating and Governance Committee is responsible for making recommendations to the Board regarding the compensation of the non-interested members of the Board. The Board has adopted written charters for the Audit Committee, the Compliance and Risk Oversight Committee, the Investment Committee, and the Nominating and Governance Committee.

The Audit Committee currently consists of the following non-interested trustees: Hilary E. Ackermann, William P. Johnston, Phillip O. Peterson and David Sung. The Audit Committee (i) oversees the Portfolio’s accounting and financial reporting policies and practices, their internal controls and, as appropriate, the internal controls of certain service providers, (ii) assists the Board of Trustees in its oversight of the qualifications, independence and performance of the Portfolio’s independent registered public accounting firm; the quality, objectivity and integrity of the Portfolio’s financial statements and the independent audit thereof; and the performance of the Portfolio’s internal audit function, and (iii) acts as a liaison between the Portfolio’s independent registered public accounting firm and the Board. The Portfolio’s independent registered accounting firm reports directly to the Audit Committee, and the Audit Committee regularly reports to its Board of Trustees.

Management is responsible for maintaining appropriate systems for accounting. The Trust’s independent registered public accounting firm is responsible for conducting a proper audit of the Trust’s financial statements and is ultimately accountable to the Audit Committee. The Audit Committee has the ultimate authority and responsibility to select (subject to approval by the non-interested trustees and ratification by the Trust shareholders, as required) and evaluate the Trust’s independent registered public

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accounting firm, to determine the compensation of the Trust’s independent registered public accounting firm and, when appropriate, to replace the Trust’s independent registered public accounting firm.

The Compliance and Risk Oversight Committee currently consists of Hilary E. Ackermann, William P. Johnston, Phillip O. Peterson and David Sung. The Compliance and Risk Oversight Committee assists the Board in its oversight of the adoption and implementation of compliance and enterprise risk management policies and procedures.

The Contracts Committee currently consists of all non-interested trustees of the Trust: Hilary E. Ackermann, Robin C. Beery, Lynn S. Birdsong, Christine R. Detrick, Duane E. Hill, William P. Johnston, Phillip O. Peterson, Lemma W. Senbet, and David Sung. The Contracts Committee assists the Board in its consideration and review of fund contracts and the consideration of strategy-related matters.

The Investment Committee currently consists of Robin C. Beery, Lynn S. Birdsong, Christine R. Detrick, Duane E. Hill and Lemma W. Senbet. The Investment Committee assists the Board in its oversight of the Portfolio’s investment performance and related matters.

The Nominating and Governance Committee currently consists of all non-interested trustees of the Trust: Hilary E. Ackermann, Robin C. Beery, Lynn S. Birdsong, Christine R. Detrick, Duane E. Hill, William P. Johnston, Phillip O. Peterson, Lemma W. Senbet and David Sung. The Nominating and Governance Committee (i) screens and selects candidates to the Board of Trustees, and (ii) periodically reviews and evaluates the compensation of the non-interested trustees and makes recommendations to the Board of Trustees regarding the compensation of, and expense reimbursement policies with respect to, non-interested trustees. The Nominating and Governance Committee is also authorized to consider and make recommendations to the Board regarding governance policies, including, but not limited to, any retirement policy for non-interested trustees. The Nominating and Governance Committee will consider nominees recommended by shareholders for non-interested trustee positions if a vacancy among the non-interested trustees occurs and if the nominee meets the Committee’s criteria.

During the fiscal year ended October 31, 2018, the above referenced committees of the Trust met the following number of times: Audit Committee — 6 times, Investment Committee — 5 times, Nominating and Governance Committee — 3 times, Contracts Committee — 1 time and Compliance and Risk Oversight Committee — 4 times.

TRUSTEE QUALIFICATIONS. The governing documents for the Trust do not set forth any specific qualifications to serve as a Trustee. The Charter for the Nominating and Governance Committee sets forth criteria that the Committee should consider as minimum requirements for consideration as an independent trustee, including: 15 years of business or academic experience in a management, administrative or other oversight capacity; a college degree or business experience equivalent to a college degree; an ability to invest in the Portfolio; a person of high ethical standards; and a person able to think through and discuss complicated regulatory and financial issues and arrive at reasonable decisions on these issues on behalf of Portfolio shareholders.

The Board has concluded, based on each trustee’s experience, qualifications, attributes and/or skills, on an individual basis and in combination with those of other trustees, that each trustee is qualified to serve as a trustee for the Trust. Among the attributes and skills common to all trustees are the ability to review, evaluate and discuss information and proposals provided to them regarding the Portfolio, the ability to interact effectively with management and service providers, and the ability to exercise independent business judgment. Where applicable, the Board has considered the actual service of each trustee in concluding that the trustee should continue to serve. Each trustee’s ability to perform his or her duties effectively has been attained through the trustee’s education and work experience, as well as service as a trustee for the Portfolio and/or other entities. Set forth below is a brief description of the specific experience of each trustee. Additional details regarding the background of each trustee is included in the chart earlier in this section.

Hilary E. Ackermann. Ms. Ackermann has served as a director of the other funds in the fund complex since September 2014. She has served as Chair of the Compliance and Risk Oversight Committee since 2016. Ms. Ackermann has over twenty-five years of credit, financial and risk management experience, including serving as Chief Risk Officer at Goldman Sachs Bank USA.

Robin C. Beery. Ms. Beery is an experienced business executive with over 25 years of experience in the financial services industry including extensive experience related to the global distribution of mutual funds and institutional strategies for a large investment adviser.

Lynn S. Birdsong. Mr. Birdsong has served as a director of the other funds in the fund complex since 2003. He has served as Co-Chairman of the Investment Committee since 2005 for other funds in the fund complex and Chairman of the Investment Committee since September 2014 for other funds in the fund complex. Mr. Birdsong served in senior executive and portfolio management positions for investment management firms for more than twenty-five years. He has served as a director of other mutual funds for more than ten years.

James E. Davey. Mr. Davey has served as a director of the other funds in the fund complex since 2012 and President and Chief Executive Officer of the Funds since 2010. Mr. Davey joined The Hartford in 2002 and has served in various positions within The Hartford and its subsidiaries in connection with the operation of the Hartford Funds. Prior to joining The Hartford, Mr. Davey served in various management roles at Merrill Lynch, including director of 401(k) alliance management and director of corporate and

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institutional 401(k) product management, overseeing product profitability and marketing strategy. Mr. Davey currently serves on the Board of Governors for the Investment Company Institute (ICI).

Christine R. Detrick.  Ms. Detrick has over thirty years of experience leading and advising financial services companies and investors. She previously served as a director, head of the Americas financial services practice and senior advisor at a management consulting firm, and as the chief executive officer of a private savings bank.

Duane E. Hill. Mr. Hill has served as a director of the other funds in the fund complex since 2001. He has served as the Chairman of the Nominating and Governance Committee since 2003 for other funds in the fund complex. Mr. Hill has more than thirty-five years experience in senior executive positions in the banking, venture capital and private equity industries.

William P. Johnston. Mr. Johnston has served as a director of the other funds in the fund complex since 2005. He has served as Chairman of the Board of Directors/Trustees since 2015 for other funds in the fund complex. He served as Chairman of the Compliance and Risk Oversight Committee from 2005 to 2015 for other funds in the fund complex and has served as the Chairman of the Contracts Committee since 2015 for other funds in the fund complex. Mr. Johnston has more than forty years of experience in senior leadership positions in the health care, investment banking and legal professions. He currently serves as an operating executive to a global private equity and other alternative asset investment firm and serves on other boards. He previously served as managing director and head of investment banking, CEO and vice chairman for an investment bank.

Phillip O. Peterson. Mr. Peterson has served as a director of the other funds in the fund complex (and their predecessors) since 2000. He has served as the Chairman of the Audit Committee since 2002 for other funds in the fund complex. Mr. Peterson was a partner of a major accounting firm, providing services to the investment management industry. He has served as an independent president of a mutual fund complex, and he serves on another mutual fund board.

Lemma W. Senbet. Dr. Senbet has served as a director of the other funds in the fund complex (and their predecessors) since 2000. For more than thirty years, Dr. Senbet has served as a professor of finance, including serving as the Director of Center for Financial Policy and as the chair of the finance department at a major university. He has served the finance profession in various capacities, including as a director or officer of finance associations.

David Sung. Mr. Sung is an experienced financial services and auditing professional with over 37 years of experience serving clients in the investment management business.

OWNERSHIP OF PORTFOLIO SHARES. The following table discloses the dollar range of equity securities beneficially owned by each trustee as of December 31, 2018 (i) in the Portfolio and (ii) on an aggregate basis in any registered investment companies overseen by the trustee within the same family of investment companies.

NON-INTERESTED TRUSTEES

NAME OF TRUSTEE	DOLLAR RANGE OF EQUITY SECURITIES IN THE PORTFOLIO*	AGGREGATE DOLLAR RANGE OF EQUITY SECURITIES IN ALL REGISTERED INVESTMENT COMPANIES OVERSEEN BY TRUSTEE IN FAMILY OF INVESTMENT COMPANIES
Hilary E. Ackermann	N/A	$50,001-$100,000

Lynn S. Birdsong	N/A	Over $100,000

Christine R. Detrick	N/A	Over $100,000

Duane E. Hill	N/A	Over $100,000

William P. Johnston	N/A	Over $100,000

Phillip O. Peterson	N/A	Over $100,000

Lemma W. Senbet	N/A	Over $100,000

Robin C. Beery	N/A	$10,001–$50,000

David Sung	N/A	None

*The Portfolio does not offer its shares to the public.

INTERESTED TRUSTEE

NAME OF TRUSTEE	DOLLAR RANGE OF EQUITY SECURITIES IN THE PORTFOLIO*	AGGREGATE DOLLAR RANGE OF EQUITY SECURITIES IN ALL REGISTERED INVESTMENT COMPANIES OVERSEEN BY TRUSTEE IN FAMILY OF INVESTMENT COMPANIES
James E. Davey	N/A	Over $100,000

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*The Portfolio does not offer its shares to the public.

COMPENSATION OF OFFICERS AND TRUSTEES. The Portfolio pays a portion of the chief compliance officer’s compensation, but otherwise do not pay salaries or compensation to any of their officers or directors who are employed by Hartford Funds or its affiliates. The chart below sets forth the compensation paid by the Trust to the following trustees for the fiscal year ended October 31, 2018.

Name of Person, Position	Aggregate Compensation From The Trust	Pension Or Retirement Benefits Accrued As Part of Portfolio Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From the Portfolio Complex Paid To Trustees
Hilary E. Ackermann, Trustee	$83	$0	$0	$311,000
Robin C. Beery, Trustee	$69	$0	$0	$262,000
Lynn S. Birdsong, Trustee	$81	$0	$0	$303,500
Christine R. Detrick, Trustee	$70	$0	$0	$264,000
Duane E. Hill, Trustee	$82	$0	$0	$305,000
William P. Johnston, Trustee	$122	$0	$0	$446,500
Phillip O. Peterson, Trustee	$83	$0	$0	$311,000
Lemma W. Senbet, Trustee	$69	$0	$0	$262,000
David Sung, Trustee	$70	$0	$0	$266,000

The Trust’s Declaration of Trust provides that the Trust to the full extent permitted by the laws of the State of Delaware and the federal securities laws shall indemnify the trustees and officers of the Trust. The Declaration of Trust does not authorize the Trust to indemnify any trustee or officer against any liability to which he or she would otherwise be subject by reason of or for willful misfeasance, bad faith, gross negligence or reckless disregard of such person’s duties.

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Item 18. Control Persons and Principal Holders of Securities

As of February 1, 2019, to the knowledge of the Trust’s management, the officers and trustees of the Trust as a group beneficially owned less than 1% of the outstanding shares of the Portfolio. As of February 1, 2019, to the knowledge of the Portfolio, the following shareholders owned beneficially or of record 5% or more of the outstanding shares of the Portfolio:

Shareholder	Percentage Ownership
Hartford Global Impact Fund Wayne, PA 19087	87.46%
Hartford Global Impact NextShares Wayne, PA 19087	12.54%

Control is defined by the 1940 Act as the beneficial ownership, either directly or through one or more controlled companies, of more than 25% of the voting securities of a fund. A control person may be able to take actions regarding a fund it controls without the consent or approval of other shareholders.

Item 19. Investment Advisory and Other Services

INVESTMENT MANAGEMENT AGREEMENT OF THE PORTFOLIO

The Trust, on behalf of the Portfolio, has entered into an investment management agreement with HFMC. The investment management agreement provides that HFMC, subject to the supervision and approval of the Trust’s Board of Trustees, is responsible for the management of the Portfolio. In addition, HFMC or its affiliate(s) provides administrative services to the Trust, including personnel, services, equipment and facilities and office space for proper operation of the Trust. Although HFMC, or its affiliates, have agreed to arrange for the provision of additional services necessary for the proper operation of the Trust, the Portfolio pays for these services directly.

With respect to the Portfolio, HFMC has entered into an investment sub-advisory agreement with Wellington Management. Under the investment sub-advisory agreement, Wellington Management, subject to the general supervision of the Trust’s Board of Trustees and HFMC, is responsible for (among other things) the investment and reinvestment of the assets of the Portfolio and furnishing the Portfolio with advice and recommendations with respect to investments and the purchase and sale of appropriate securities for the Portfolio.

As provided by the investment management agreement, the Portfolio pays HFMC an investment management fee which is accrued daily and paid monthly, equal on an annual basis to a stated percentage of the Portfolio’s average daily net assets. HFMC (not the Portfolio) pays the sub-advisory fees to the sub-adviser. For a description of the compensation that the Portfolio pays to HFMC, see the Prospectus.

ADVISORY FEE PAYMENT HISTORY

The charts below show for the fiscal year ended October 31, 2018 and fiscal period ended October 31, 2017 (i) the amount of advisory fees paid by the Portfolio to HFMC and (ii) the aggregate amount of sub-advisory fees, if any, paid by HFMC to the sub-adviser. The fees paid to the sub-adviser are shown both in dollars and as a percentage of the Portfolio’s average daily net assets.

Gross Fees Payable to HFMC For fiscal year ended 10/31/18	Investment Advisory Fee Waiver For fiscal year ended 10/31/18	Net Fees Paid to HFMC For fiscal year ended 10/31/18	Net Aggregate Sub- advisory Fees Paid For fiscal year ended 10/31/18	% Net Aggregate Sub- advisory Fees Paid For fiscal year ended 10/31/18
$231,717	$0	$231,717	$122,860	0.35%

Gross Fees Payable to HFMC For fiscal period ended 10/31/17*	Investment Advisory Fee Waiver For fiscal period ended 10/31/17*	Net Fees Paid to HFMC For fiscal period ended 10/31/17*	Net Aggregate Sub- advisory Fees Paid For fiscal period ended 10/31/17*	% Net Aggregate Sub- advisory Fees Paid For fiscal period ended 10/31/17*
$54,913	$0	$54,913	$25,626	0.35%**

* From February 28, 2017 (commencement of operations) through October 31, 2017

** Annualized

Pursuant to the investment management agreement and investment sub-advisory agreement, neither HFMC nor the sub-adviser is liable to the Portfolio or its shareholders for an error of judgment or mistake of law or for a loss suffered by the Portfolio in connection with the matters to which their respective agreements relate, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of HFMC or the sub-adviser in the performance of their duties or from their reckless disregard of the obligations and duties under the applicable agreement. The sub-adviser has agreed to indemnify HFMC to the fullest extent permitted by law against any and all loss, damage, judgment, fines, or awards paid in settlement and attorneys’ fees incurred by HFMC, which

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result in whole or in part from the sub-adviser’s willful misfeasance, bad faith, gross negligence or reckless disregard of its duties as specifically set forth in the sub-advisory agreement.

HFMC, whose principal business address is 690 Lee Road, Wayne, Pennsylvania 19087, was organized in 2012. Excluding affiliated funds of funds, as of December 31, 2018, the Investment Manager and its wholly owned subsidiary, Lattice Strategies LLC, had approximately $105.1 billion in discretionary and non-discretionary assets under management.

Wellington Management is a Delaware limited liability partnership with principal offices at 280 Congress Street, Boston, MA 02210. Wellington Management is a professional investment counseling firm which provides investment services to investment companies, employee benefit plans, endowments, foundations and other institutions. Wellington Management and its predecessor organizations have provided investment advisory services for over 80 years. Wellington Management is owned by the partners of Wellington Management Group LLP, a Massachusetts limited liability partnership. As of December 31, 2018, Wellington Management and its investment advisory affiliates had investment management authority with respect to approximately $1.003 trillion in assets.

MANAGEMENT FEES

The Portfolio pays a monthly management fee to HFMC based on a stated percentage of the Portfolio’s average daily NAV as shown below.

Average Daily Net Assets	Annual Fee(1)
First $500 million	0.6200%
Next $500 million	0.6000%
Next $1.5 billion	0.5800%
Next $2.5 billion	0.5750%
Amount Over $5 billion	0.5700%

(1)	Prior to March 1, 2018, the management fee set forth in the investment management agreement with respect to the Portfolio was 0.7500% of the first $500 million, 0.7000% of the next $500 million, 0.6800% of the next $1.5 billion, 0.6750% of the next $2.5 billion, and 0.6700% in excess of $5 billion annually of the Portfolio’s average daily net assets.

Pursuant to the investment management agreement and investment sub-advisory agreement with respect to the Portfolio, neither HFMC nor the sub-adviser is liable to the Portfolio or its shareholders for an error of judgment or mistake of law or for a loss suffered by the Portfolio in connection with the matters to which the respective agreements relate, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of HFMC or the sub-adviser in the performance of their duties or from their reckless disregard of the obligations and duties under the applicable agreement. The sub-adviser has agreed to indemnify HFMC to the fullest extent permitted by law against any and all loss, damage, judgment, fines, or awards paid in settlement and attorneys’ fees incurred by HFMC, which result in whole or in part from the sub-adviser’s willful misfeasance, bad faith, gross negligence or reckless disregard of its duties as specifically set forth in the sub-advisory agreement.

HFMC also provides the Portfolio with accounting services pursuant to a fund accounting agreement by and between the Trust, on behalf of the Portfolio, and HFMC. HFMC has delegated certain accounting and administrative service functions to State Street Bank and Trust Company. The costs and expenses of such delegation are borne by HFMC, not by the Portfolio.

In consideration of services rendered and expenses assumed pursuant to this agreement, the Portfolio pays HFMC a tax services fee of $50,000 per year plus an accounting services fee calculated at the following annual rate based on its average daily net assets shown below.

Average Daily Net Assets	Annual Fee
First $3.5 billion	0.018%
Next $3.5 billion	0.014%
Over $7.0 billion	0.010%

The following tables reflect the amounts paid for tax services fees and accounting services fees for the Portfolio for the fiscal year ended October 31, 2018, and fiscal period ended October 31, 2017.

GROSS FEES 2018	EXPENSE REIMBURSEMENT 2018	NET PAID 2018
$56,320	$0	$56,320

GROSS FEES 2017*	EXPENSE REIMBURSEMENT 2017*	NET PAID 2017*
$34,879	$0	$34,879

* From February 28, 2017 (commencement of operations) through October 31, 2017

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SECURITIES LENDING

Pursuant to an agreement between the Portfolio and Citibank, N.A., the Portfolio may lend its portfolio securities to certain qualified borrowers. As securities lending agent, Citibank, N.A. administers the Portfolio’s securities lending program. The services provided to the Portfolio by Citibank, N.A. with respect to the Portfolio’s securities lending activities for the most recent fiscal year included, among other things: locating approved borrowers and arranging loans; collecting fees and rebates due to the Portfolio from a borrower; monitoring daily the value of the loaned securities and collateral and marking to market the daily value of securities on loan; collecting and maintaining necessary collateral; managing qualified dividends; negotiating loan terms; selecting securities to be loaned; recordkeeping and account servicing; monitoring dividend activity relating to loaned securities; and arranging for return of loaned securities to the Portfolio at loan termination and pursuing contractual remedies on behalf of the lending Portfolio if a borrower defaults on a loan. Amounts shown below may differ from amounts disclosed in the Portfolio’s Annual Report as a result of timing differences, reconciliation, and certain other adjustments. For the fiscal year ended October 31, 2018, the Portfolio earned income and incurred costs and expenses as a result of its securities lending activities and the receipt of related services:

Gross Income	Fees paid to securities lending agent from a revenue split	Fees paid to any cash collateral management service including fees deducted from a pooled cash collateral reinvestment vehicle) that are not included in the revenue split	Administrative fees not included in revenue split	Indemnification fees not included in revenue split	Rebates (paid to borrower)	Other fees not included in revenue split	Aggregate fees/compensation from securities lending activities	Net income from securities lending activities
$52,639	$5,264	$0	$0	$0	$0	$0	$5,264	$47,375

Item 20. Portfolio Manager

OTHER ACCOUNTS SUB-ADVISED OR MANAGED BY WELLINGTON MANAGEMENT PORTFOLIO MANAGER

The following table lists the number and types of other accounts sub-advised or managed by the Portfolio’s portfolio manager and assets under management in those accounts as of October 31, 2018:

PORTFOLIO MANAGER	NUMBER OF ACCOUNTS	ASSETS MANAGED (in millions)	NUMBER OF ACCOUNTS WHERE ADVISORY FEE IS BASED ON ACCOUNT PERFORMANCE	TOTAL ASSETS IN ACCOUNTS WHERE ADVISORY FEE IS BASED ON ACCOUNT PERFORMANCE (in millions)
Eric M. Rice
Other Registered Investment Companies	0	$0	0	$0
Other Pooled Investment Vehicles	4	$726	0	$0
Other Accounts	2	$53	0	$0

CONFLICTS OF INTEREST BETWEEN THE PORTFOLIO SUB-ADVISED BY WELLINGTON MANAGEMENT PORTFOLIO MANAGER AND OTHER ACCOUNTS

Individual investment professionals at Wellington Management manage multiple accounts for multiple clients. These accounts may include mutual funds, separate accounts (assets managed on behalf of institutions, such as pension funds, insurance companies, foundations, or separately managed account programs sponsored by financial intermediaries), bank common trust accounts, and hedge funds. The Portfolio’s portfolio managers listed in the Prospectus, who are primarily responsible for the daily investment of the assets of the Portfolio (“Investment Professionals”) generally manage accounts in several different investment styles. These accounts may have investment objectives, strategies, time horizons, tax considerations and risk profiles that differ from those of the Portfolio. The Investment Professionals make investment decisions for each account, including the Portfolio, based on the investment objectives, policies, practices, benchmarks, cash flows, tax and other relevant investment considerations applicable to that account. Consequently, the Investment Professionals may purchase or sell securities, including IPOs, for one account and not another account, and the performance of securities purchased for one account may vary from the performance of securities purchased for other accounts. Alternatively, these accounts may be managed in a similar fashion to the Portfolio and thus the accounts may have similar, and in some cases nearly identical, objectives, strategies and/or holdings to those of the Portfolio.

An Investment Professional or other investment professionals at Wellington Management may engage in transactions on behalf of other accounts that are directly or indirectly contrary to investment decisions made on behalf of the Portfolio, or make investment decisions that are similar to those made for the Portfolio, both of which have the potential to adversely impact the Portfolio depending on market conditions. For example, an investment professional may purchase a security in one account while appropriately

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selling that same security in another account. Similarly, an Investment Professional may purchase the same security for the Portfolio and one or more other accounts at or about the same time. In those instances the investors in the other accounts may have access to their respective holdings prior to the public disclosure of the Portfolio’s holdings. In addition, some of these accounts have fee structures, including performance fees, that are or have the potential to be higher, in some cases significantly higher, than the fees Wellington Management receives for managing the Portfolio. The Investment Professionals may also manage accounts that pay performance allocations to Wellington Management or its affiliates (as indicated in the notes to the chart above entitled “Other Accounts Sub-Advised or Managed by Wellington Management Portfolio Managers). Because incentive payments paid by Wellington Management to the Investment Professionals are tied to revenues earned by Wellington Management, and, where noted, to the performance achieved by the manager in each account, the incentives associated with any given account may be significantly higher or lower than those associated with other accounts managed by a given Investment Professional. Finally, the Investment Professionals may hold shares or investments in the other pooled investment vehicles and/or other accounts identified above.

Wellington Management’s goal is to meet its fiduciary obligation to treat all clients fairly and provide high quality investment services to all of its clients. For this reason, Wellington Management has adopted and implemented policies and procedures, including brokerage and trade allocation policies and procedures, which it believes address the conflicts associated with managing multiple accounts for multiple clients. In addition, Wellington Management monitors a variety of areas, including compliance with primary account guidelines, the allocation of IPOs, and compliance with the firm’s Code of Ethics, and places additional investment restrictions on investment professionals who manage hedge funds and certain other accounts. Furthermore, senior investment and business personnel at Wellington Management periodically review the performance of Wellington Management’s investment professionals. Although Wellington Management does not track the time an investment professional spends on a single account, Wellington Management does periodically assess whether an investment professional has adequate time and resources to effectively manage the investment professional’s various client mandates.

COMPENSATION OF WELLINGTON MANAGEMENT PORTFOLIO MANAGER

Wellington Management receives a fee based on the assets under management of the Portfolio as set forth in the Investment Sub-Advisory Agreement between Wellington Management and HFMC on behalf of the Portfolio. Wellington Management pays its investment professionals out of its total revenues, including the advisory fees earned with respect to the Portfolio. The following information relates to the fiscal year ended October 31, 2018.

Wellington Management’s compensation structure is designed to attract and retain high-caliber investment professionals necessary to deliver high quality investment management services to its clients. Wellington Management’s compensation of the Portfolio’s managers listed in the prospectus (the “Investment Professionals”) includes a base salary and incentive components. The base salary for each Investment Professional who is a partner (“Partner”) of Wellington Management Group LLP, the ultimate holding company of Wellington Management, is generally a fixed amount that is determined by the managing partners of Wellington Management Group LLP. The base salaries for the other Investment Professionals are determined by the Investment Professionals’ experience and performance in their roles as Investment Professionals. Base salaries for Wellington Management’s employees are reviewed annually and may be adjusted based on the recommendation of an Investment Professional’s manager, using guidelines established by Wellington Management’s Compensation Committee, which has final oversight responsibility for base salaries of employees of the firm. Each Investment Professional managing a Hartford Fund, with the exception of Gregg Thomas, is eligible to receive an incentive payment based on the revenues earned by Wellington Management from the relevant Fund managed by the Investment Professional and generally each other account managed by such Investment Professional. Most Investment Professionals’ incentive payment relating to the relevant fund is linked to the gross pre-tax performance of the portion of the fund managed by the Investment Professional compared to the benchmark index and/or peer group identified below over one, three and five year periods, with an emphasis on five year results. Wellington Management applies similar incentive compensation structures (although the benchmarks or peer groups, time periods and rates may differ) to other accounts managed by these Investment Professionals, including accounts with performance fees.

Portfolio-based incentives across all accounts managed by an investment professional can, and typically do, represent a significant portion of an investment professional’s overall compensation; incentive compensation varies significantly by individual and can vary significantly from year to year. The Investment Professionals may also be eligible for bonus payments based on their overall contribution to Wellington Management’s business operations. Senior management at Wellington Management may reward individuals as it deems appropriate based on other factors. Each Partner is eligible to participate in a Partner-funded tax qualified retirement plan, the contributions to which are made pursuant to an actuarial formula. The following individuals are Partners as of January 1, 2019:

Kenneth L. Abrams	Tom Levering
Steven C. Angeli	Ian R. Link
Mario E. Abularach	Mark T. Lynch
Matthew G. Baker	Dan Maguire
John A. Boselli	Joseph F. Marvan
Edward P. Bousa	Stephen Mortimer
Michael T. Carmen	W. Michael Reckmeyer, III
Mammen Chally	Philip W. Ruedi
David Chang	James H. Shakin

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Nicolas M. Choumenkovitch	Timothy E. Smith
Andrew Corry	Scott I. St. John
Robert L. Deresiewicz	Michael E. Stack
David J. Elliott	Tara C. Stilwell
Scott M. Elliott	Mark H. Sullivan
Craig Gainey	Gregg R. Thomas
Ann C. Gallo	Simon H. Thomas
Michael Garrett	Donald S. Tunnell
Brian M. Garvey	James W. Valone
Campe Goodman	Mark A. Whitaker
Stephen A. Gorman
Timothy D. Haney
Jean M. Hynes
Christopher A. Jones

With respect to the Portfolio, Wellington Management’s incentive payments to the Investment Professionals are based on comparisons of each Investment Professional’s performance relative to the following benchmark and/or relevant peer group as of October 31, 2018, which are used to measure one, three and five year performance: MSCI All Country World (ACWI) Index (Net).

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EQUITY SECURITIES BENEFICIALLY OWNED BY WELLINGTON MANAGEMENT PORTFOLIO MANAGER

The dollar range of equity securities beneficially owned by the portfolio manager in the Portfolio is as follows for the fiscal year ended October 31, 2018:

PORTFOLIO MANAGER	DOLLAR RANGE OF EQUITY SECURITIES BENEFICIALLY OWNED*
Eric M. Rice	N/A

* The Portfolio does not offer its shares to the public.

Item 21. Brokerage Allocations and Other Practices

HFMC or the sub-adviser executes portfolio transactions for the Portfolio pursuant to the following policies and procedures.

The Trust has no obligation to deal with any dealer or group of dealers in the execution of transactions in portfolio securities.

Subject to any policy established by the Trust’s Board of Trustees and HFMC, Wellington Management is primarily responsible for the investment decisions of the Portfolio and the placing of its portfolio transactions. In placing brokerage orders, it is the policy of the Portfolio to obtain the most favorable net results, taking into account various factors, including price, dealer spread or commission, if any, size of the transaction and difficulty of execution. While HFMC or the sub-adviser, as applicable, generally seeks reasonably competitive spreads or commissions, the Portfolio does not necessarily pay the lowest possible spread or commission. HFMC may instruct the sub-adviser to direct certain brokerage transactions, using best efforts, subject to obtaining best execution, to broker/dealers in connection with a commission recapture program used to defray fund expenses for the Portfolio.

HFMC or the sub-adviser, as applicable, generally deals directly with the dealers who make a market in the securities involved (unless better prices and execution are available elsewhere) if the securities are traded primarily in the OTC market. Such dealers usually act as principals for their own account. On occasion, securities may be purchased directly from the issuer. In addition, HFMC or the sub-adviser, as applicable, may effect certain “riskless principal” transactions through certain dealers in the OTC market under which “commissions” are paid on such transactions. Bonds and money market securities are generally traded on a net basis and do not normally involve either brokerage commissions or transfer taxes.

While HFMC or the sub-adviser, as applicable, seeks to obtain the most favorable net results in effecting transactions in the Portfolio’s portfolio securities, broker-dealers who provide investment research to the sub-adviser may receive orders for transactions from HFMC or the sub-adviser, as applicable. Such research services ordinarily consist of assessments and analyses of or affecting the business or prospects of a company, industry, economic sector or financial market. To the extent consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), HFMC or the sub-adviser, as applicable, may cause the Portfolio to pay a broker-dealer that provides “brokerage and research services” (as defined in the 1934 Act) to HFMC or the sub-adviser, as applicable, an amount in respect of securities transactions for the Portfolio in excess of the amount that another broker-dealer would have charged in respect of that transaction. See “Soft Dollar Practices” below.

To the extent that accounts managed by HFMC or the sub-adviser, as applicable, are simultaneously engaged in the purchase of the same security as the Portfolio, then, as authorized by the Trust’s Board of Trustees, available securities may be allocated to the Portfolio and another client account and may be averaged as to price in a manner determined by the sub-adviser to be fair and equitable. Such allocation and pricing may affect the amount of brokerage commissions paid by such Portfolio. In some cases, this system might adversely affect the price paid by the Portfolio (for example, during periods of rapidly rising or falling interest rates) or limit the size of the position obtainable for the Portfolio (for example, in the case of a small issue).

Accounts managed by the sub-adviser (or its affiliates) may hold securities also held by the Portfolio. Because of different investment objectives or other factors, a particular security may be purchased by the sub-adviser for one client when one or more other clients are selling the same security.

Commission rates are established by country and trade method used to execute a given order.  Changes in the amount of brokerage commissions paid by the Portfolio are due to these factors as well as the Portfolio’s asset growth, cash flows and changes in portfolio turnover.

For the fiscal year ended October 31, 2018 and for the fiscal period from February 28, 2017 (the commencement of operations) through October 31, 2017, the Portfolio paid the following brokerage commissions $53,122 and $40,399, respectively.

Soft Dollar Practices. The sub-adviser is responsible for the day-to-day portfolio management activities of the Portfolio, including effecting securities transactions. As noted above, to the extent consistent with Section 28(e) of the 1934 Act, the sub-adviser may obtain “soft dollar” benefits in connection with the execution of transactions for the Portfolio. The sub-adviser may cause the Portfolio to pay a broker-dealer an amount in excess of the amount that another broker-dealer would have charged for the same transaction, in exchange for “brokerage and research services” (as defined in the 1934 Act). Information so received is in addition to and not in lieu of the services that the sub-adviser is required to perform under the applicable investment sub-advisory agreement. In circumstances where two or more broker-dealers are equally capable of providing best execution, the sub-adviser may, but is under no obligation to, choose the broker-dealer that provides superior research or analysis as determined by the sub-adviser in its sole discretion. Neither the management fees nor the sub-advisory fees paid by the Portfolio are reduced because the sub-adviser or its affiliates receive these services even though the sub-adviser or its affiliates might otherwise be required to purchase some of these

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services for cash. Some of these services are of value to the sub-adviser or its affiliates in advising various of their clients (including the Portfolio), although not all of these services are necessarily useful and of value in managing the Portfolio. These products and services may include research reports, access to management personnel, financial newsletters and trade journals, seminar and conference fees, quantitative analytical software, data services, communication services relating to (or incidental to) the execution, clearing and settlement of securities transactions, post-trade services relating to functions incidental to trade execution, and other products and services that are permitted under Section 28(e), as interpreted by the SEC from time to time. In certain instances, these products and services may have additional uses that are not related to brokerage or research. For such “mixed use” items, in accordance with SEC guidance, the sub-adviser will make a reasonable allocation of the cost of the item according to its expected use, and will pay for that portion of the item that does not have a brokerage or research-related component out of its own pocket.

The following table shows the dollar amount of brokerage commissions paid to firms selected in recognition of research services and the approximate dollar amount of the transactions involved for the fiscal year ended October 31, 2018.

COMMISSIONS PAID TO FIRMS SELECTED IN RECOGNITION OF RESEARCH SERVICES*	TOTAL AMOUNT OF TRANSACTIONS TO FIRMS SELECTED IN RECOGNITION OF RESEARCH SERVICES
$6,449	$51,059,896

*	The commissions identified as being paid to brokers selected in recognition of research services include third-party research services only, and are calculated by applying the sub-adviser’s firmwide percentage of commissions paid to the broker that would have been applied to the third-party research services as a percentage of the sub-adviser’s total activity with that broker. This calculated percentage is then applied across all of the sub-adviser’s client accounts to provide a pro rata reporting of the estimated third-party soft dollar commission amount. The sub-adviser also receives proprietary research services provided directly by firms. However, the amounts of commissions attributable to such research services are not readily ascertainable and are not included in the table.

The following table identifies the Portfolio’s regular brokers or dealers (as defined under Rule 10b-1 of the 1940 Act) whose securities the Portfolio has acquired during the fiscal year ended October 31, 2018 and the value of the Portfolio’s aggregate holdings of each such issuer as of October 31, 2018.

REGULAR BROKER OR DEALER	AGGREGATE VALUE
None	N/A

Item 22. Capital Stock and Other Securities

Hartford Funds Master Fund was established on October 25, 2016 with the filing of a Certificate of Trust with the Delaware Secretary of State for the purposes of carrying on the business of a management investment company.

The Trust is authorized to issue an unlimited number of shares. The Trust is currently comprised of one series. The Board has the right to establish additional series in the future.

The laws of the state of Delaware, under which the Trust is organized, provide that the Portfolio is not required to hold routine annual shareholder meetings. Meetings of shareholders will be called whenever one or more of the following, among other matters, is required to be acted upon by shareholders pursuant to the 1940 Act: (1) election of trustees, (2) approval of an investment management agreement or sub-advisory agreement, or (3) ratification of the selection of the Portfolio’s independent registered public accounting firm.

Each whole share entitles the holder thereof to one vote as to any matter on which the holder is entitled to vote, and each fractional share is entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees or on any other matter submitted to a vote of the shareholders. Shares do not have cumulative voting rights.

Matters in which the interests of all the portfolios of the Trust are substantially identical (such as the election of trustees or the ratification of the selection of the independent registered public accounting firm) are voted on by all shareholders of the Trust without regard to the separate portfolios. Matters that affect all or several portfolios, but where the interests of the portfolios are not substantially identical (such as approval of an investment management agreement) are voted on separately by the shareholders of each portfolio for their portfolio. Matters that affect only one portfolio (such as a change in its fundamental policies) are voted on separately for the portfolio by the shareholders of that portfolio.

Item 23. Purchase, Redemption, and Pricing of Shares

For information regarding the purchase of Portfolio shares, see Item 11, “Shareholder Information” in the Portfolio’s Prospectus.

SPECIAL REDEMPTIONS. The Portfolio has the right to pay the redemption price of shares of the Portfolio in whole or in part in portfolio securities rather than cash as prescribed by the Trustees. When the shareholder sells portfolio securities received in this fashion, the shareholder would incur brokerage charges. Any such securities would be valued for the purposes of making such payments at the same value as used in determining NAV.

SUSPENSION OF REDEMPTIONS. The Portfolio may not suspend a shareholder’s right of redemption, or postpone payment for a redemption for more than seven days, unless permitted by law, when the NYSE is closed for other than customary weekends or holidays or trading on the NYSE is restricted, or for any period during which an emergency exists as a result of which (1) disposal by

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the Portfolio of securities owned by it is not reasonably practicable, or (2) it is not reasonably practicable for the Portfolio to fairly determine the value of its assets, or for such other periods as the SEC may permit for the protection of investors.

DETERMINATION OF NET ASSET VALUE

Net Asset Value of the Portfolio   The Portfolio’s NAV is determined in the manner described below.

The NAV is determined for the Portfolio as of the close of regular trading on the New York Stock Exchange (the “Exchange”) (typically 4:00 p.m. Eastern Time, the “Valuation Time”) on each day that the Exchange is open (the “Valuation Date”). The Portfolio is closed for business and does not price its shares on the following business holidays: New Year’s Day, Martin Luther King Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and other holidays observed by the Exchange. If the Exchange is closed due to weather or other extraordinary circumstances on a day it would typically be open for business, the Portfolio may treat such day as a typical business day and accept purchase and redemption orders and calculate the Portfolio’s NAV in accordance with applicable law. Information that becomes known to the Portfolio after the NAV has been calculated on a particular day will not generally be used to retroactively adjust the NAV determined earlier that day.

Shares of the Portfolio are offered at NAV without the imposition of an initial sales charge.

PORTFOLIO EXPENSES

EXPENSES OF THE PORTFOLIO. The Portfolio pays its own expenses including, without limitation: (1) expenses of maintaining the Portfolio and continuing its existence; (2) registration of the Portfolio under the 1940 Act; (3) auditing, accounting and legal expenses; (4) taxes and interest; (5) governmental fees; (6) expenses of issue, sale, repurchase and redemption of Portfolio shares; (7) expenses of registering and qualifying the Portfolio and its shares under federal and state securities laws; (8) expenses of preparing and printing prospectuses and for distributing the same to shareholders and investors; (9) fees and expenses of registering and maintaining the registrations of the Portfolio and of the Portfolio’s principal underwriter, if any, as broker-dealer or agent under state securities laws; (10) expenses of reports and notices to shareholders and of meetings of shareholders and proxy solicitations thereof; (11) expenses of reports to governmental officers and commissions; (12) insurance expenses; (13) fees, expenses and disbursements of custodians for all services to the Portfolio; (14) fees, expenses and disbursements of placement agents, dividend disbursing agents, shareholder servicing agents and registrars for all services to the Portfolio; (15) expenses for servicing shareholder accounts; (16) any direct charges to shareholders approved by the trustees of the Portfolio; (17) compensation and expenses of trustees of the Portfolio, other than those who are also officers of HFMC or its affiliates; and (18) such nonrecurring items as may arise, including expenses incurred in connection with litigation, proceedings and claims and the obligation of the Portfolio to indemnify its trustees and officers with respect thereto.

DISTRIBUTION ARRANGEMENTS

GENERAL

Hartford Funds Distributors, LLC (“HFD”) (formerly known as Hartford Investment Financial Services, LLC) serves as the principal underwriter for the Portfolio pursuant to an Underwriting Agreement initially approved by the Trust’s Board of Trustees. HFD is a registered broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”). HFD’s principal business address is 690 Lee Road, Wayne, PA 19087. HFD is an indirect subsidiary of The Hartford. The Hartford may be deemed to control HFD through its indirect ownership of HFD.

HFD bears all the expenses of providing services pursuant to the Underwriting Agreement, including expenses relating to the distribution of prospectuses for sales purposes and any advertising or sales literature. The Underwriting Agreement continues in effect for two years from initial approval and for successive one-year periods thereafter, provided that each such continuance is specifically approved (1) by the vote of a majority of the trustees of the Trust, including a majority of the trustees who are not parties to the Underwriting Agreement or interested persons (as defined in the 1940 Act) of the Trust, or (2) by the vote of a majority of the outstanding voting securities of the Portfolio. HFD is not obligated to sell any specific amount of shares of the Portfolio.

HFD is authorized by the Trust to receive purchase and redemption orders on behalf of the Portfolio. The Portfolio’s NAV is determined in the manner described in the Portfolio’s Prospectus.

COMMISSIONS TO DEALERS

For the fiscal year ended October 31, 2018, HFD did not receive commissions in connection with the sale of Portfolio shares.

Item 24. Taxation of the Portfolio

FEDERAL TAX STATUS OF THE PORTFOLIO

Provided the Portfolio is operated at all times during its existence in accordance with certain organizational and operational documents, the Portfolio should be classified as a partnership under the Code, and it should not be a “publicly traded partnership” within the meaning of Section 7704 of the Code. Consequently, the Portfolio does not expect that it will be required to pay any U.S. federal income tax, and a Holder will be required to take into account in determining its U.S. federal income tax liability its share of the Portfolio’s income, gains, losses, deductions and credits.

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Under Subchapter K of the Code, a partnership is considered to be either an aggregate of its members or a separate entity depending upon the factual and legal context in which the question arises. Under the aggregate approach, each partner is treated as an owner of an undivided interest in partnership assets and operations. Under the entity approach, the partnership is treated as a separate entity in which partners have no direct interest in partnership assets and operations. In the case of a Holder that seeks to qualify as a regulated investment company (“RIC”), the aggregate approach should apply, and each such Holder should accordingly generally be deemed to own a proportionate share of each of the assets of the Portfolio and to be entitled to the gross income of the Portfolio attributable to that share for purposes of all requirements of Subchapter M of the Code.

In order to enable a Holder (that is otherwise eligible) to qualify as a RIC, the Portfolio intends to satisfy the requirements of Subchapter M of the Code relating to sources of income and diversification of assets as if they were applicable to the Portfolio and to permit withdrawals in a manner that will enable a Holder that is a RIC to comply with the distribution requirements applicable to RICs (including those under Sections 852 and 4982 of the Code). The Portfolio will allocate at least annually to each Holder such Holder’s distributive share of the Portfolio’s net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit (including unrealized gains at the end of the Portfolio’s fiscal year on certain options and futures transactions that are required to be marked-to-market) in a manner intended to comply with the Code and applicable Treasury Regulations.

To the extent the cash proceeds of any withdrawal (or, under certain circumstances, such proceeds plus the value of any marketable securities distributed to an investor) (“liquid proceeds”) exceed a Holder’s adjusted basis of his interest in the Portfolio, the Holder will generally realize a gain for U.S. federal income tax purposes.  If, upon a complete withdrawal (redemption of the entire interest), a Holder receives only liquid proceeds (and/or unrealized receivables) and the Holder’s adjusted basis of his interest exceeds the liquid proceeds of such withdrawal and the Holder’s basis in any unrealized receivables, the Holder will generally realize a loss for U.S. federal income tax purposes.  In addition, on a distribution to a Holder from the Portfolio, (i) income may be recognized if the distribution changes a distributee’s share of any unrealized receivables held by the Portfolio and (ii) gain or loss may be recognized on a distribution to a Holder that contributed property to the Portfolio.  The tax consequences of a withdrawal of property (instead of or in addition to liquid proceeds) will be different and will depend on the specific factual circumstances.  A Holder’s adjusted basis of an interest in the Portfolio will generally be the aggregate prices paid therefore (including the adjusted basis of contributed property and any gain recognized on the contribution thereof), increased by the amounts of the Holder’s distributive share of items of income (including income exempt from U.S. federal income taxation) and realized net gain of the Portfolio, and reduced, but not below zero, by (i) the amounts of the Holder’s distributive share of items of Portfolio loss, (ii) the amount of any cash distributions (including distributions of income exempt from U.S. federal income taxation and cash distributions on withdrawals from the Portfolio) and the basis to the Holder of any property received by such Holder other than in liquidation, and (iii) the Holder’s distributive share of the Portfolio’s nondeductible expenditures not properly chargeable to the Holder’s capital account.  Increases or decreases in a Holder’s share of the Portfolio’s liabilities may also result in corresponding increases or decreases in such adjusted basis.

A partnership has the option to make an election to adjust the basis of the partnership’s assets in the event of a distribution of partnership property to a partner, or a transfer of a partnership interest.  This optional adjustment could either increase or decrease such basis depending on the relevant facts.  There can be no assurance that the Portfolio will make such an election in the future.  However, this basis adjustment is mandatory in certain circumstances.

The Portfolio’s investments in options, futures contracts, hedging transactions, forward contracts and certain other transactions will be subject to special tax rules (including mark-to-market, constructive sale, straddle, wash sale, short sale and other rules), the effect of which may be to accelerate income to the Portfolio, defer Portfolio losses, cause adjustments to the holding periods of Portfolio securities, convert capital gain into ordinary income and convert short-term capital losses into long-term capital losses.  These rules could therefore affect the amount, timing and character of the income recognized by Holders, including RIC Holders.

The Portfolio may be subject to foreign taxes on its income (including, in some cases, capital gains) from foreign securities.  These taxes may be reduced or eliminated under the terms of an applicable U.S. income tax treaty.  If more than 50% of a Holder that is a RIC’s assets at year-end consists of stock and securities of foreign corporations, such Holder may be eligible to elect to pass through to its shareholders foreign taxes paid by the Portfolio and allocated to the Holder, so that shareholders of such Holder may be entitled to claim a foreign tax credit or deduction for their pro rata portion of foreign taxes paid by the Portfolio.

Transactions in foreign currencies, foreign currency-denominated debt securities and certain foreign currency options, futures contracts, and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned.  Investments in “passive foreign investment companies” (“PFICs”) by the Portfolio could subject Holders in the Portfolio to adverse U.S. federal income tax consequences and other charges on distributions from such company or on the proceeds from the sales of the investment in such company; however these tax consequences can be mitigated in certain cases if the Portfolio makes an election to mark such investments to market annually or treat the PFICs as “qualified electing funds.”  Certain uses of foreign currency and foreign currency derivatives such as options, futures, forward contracts and swaps and investment by the Portfolio in the stock of certain PFICs may be limited or a tax

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election with respect to PFICs may be made, if available, in order to enable a Holder that is a RIC to preserve its qualification as a RIC or to avoid imposition of tax on such a Holder.

An entity that is treated as a partnership under the Code, such as the Portfolio, is generally treated as a partnership under state and local tax laws, but certain states may have different entity classification criteria and may therefore reach a different conclusion.  Entities that are classified as partnerships are not treated as separate taxable entities under most state and local tax laws, and the income of a partnership is considered to be income of partners both in timing and in character.  The laws of the various state and local taxing authorities vary with respect to the status of a partnership interest under state and local tax laws, and each Holder of an interest in the Portfolio is advised to consult his own tax advisor.

The foregoing discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, foreign investors, insurance companies and financial institutions. Investors should consult their own tax advisors with respect to special tax rules that may apply in their particular situations, as well as the state, local or foreign tax consequences of investing in the Portfolio.  It is not possible at this time to predict whether or to what extent any changes in the Code or interpretations thereof will occur.  Prospective investors should consult with their own tax advisors regarding pending and proposed legislation or other changes.

Item 25. Underwriters

HFD serves as the principal underwriter to the Portfolio. HFD is located at 690 Lee Road, Wayne, PA 19087.

CUSTODIAN

Portfolio securities of the Portfolio are held pursuant to a Custodian Agreement between the Trust and State Street Bank and Trust Company, 500 Pennsylvania Avenue, Kansas City, Missouri 64105.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as the Trust’s Independent Registered Public Accounting Firm for the fiscal year ended October 31, 2018. Ernst & Young LLP is located at 2005 Market Street, Philadelphia, Pennsylvania 19103.

OTHER INFORMATION

The Hartford has granted the Trust the right to use the name “The Hartford” or “Hartford,” and has reserved the right to withdraw its consent to the use of such name by the Trust and the Portfolio at any time, or to grant the use of such name to any other company.

CODE OF ETHICS

The Portfolio, HFMC and the sub-adviser have each adopted a code of ethics designed to protect the interests of the Portfolio’s shareholders. Under each code of ethics, investment personnel are permitted to trade securities for their own account, including securities that may be purchased or held by the Portfolio, subject to certain restrictions. Each code of ethics has been filed with the SEC and may be viewed by the public.

Item 26. Calculation of Performance Data

Not applicable.

Item 27. Financial Statements

The Trust’s audited financial statements for the Portfolio, together with the notes thereto and related reports of Ernst & Young LLP, the Trust’s Independent Registered Public Accounting Firm, are incorporated by reference from the Trust’s Annual Report for the fiscal period ended October 31, 2018 into this SAI (meaning such document is legally a part of this SAI) and is on file with the SEC. The Portfolio’s Annual Report and Semi-Annual Report are available without charge by calling the Portfolio at 1-888-843-7824 or on the SEC’s website at www.sec.gov.

PROXY VOTING POLICIES AND PROCEDURES

Pursuant to the Portfolio’s Policy Related to Proxy Voting, as approved by the Portfolio’s Board of Trustees, HFMC has delegated to the sub-adviser the authority to vote all proxies relating to the Portfolio’s portfolio securities. The sub-adviser’s exercise of this delegated proxy voting authority is subject to oversight by HFMC. The sub-adviser has a duty to vote or not vote such proxies in the best interests of the Portfolio and its shareholders, and to avoid the influence of conflicts of interest.

The policies and procedures used by the sub-adviser to determine how to vote certain proxies relating to portfolio securities are described below. In addition to a summary description of such policies and procedures, included below are descriptions of how such policies and procedures apply to various topics. However, the following are descriptions only and more complete information should be obtained by reviewing the sub-adviser’s policies and procedures, as well as the Portfolio’s voting records. For a complete copy of the sub-adviser’s proxy voting policies and procedures, as well as any separate guidelines it uses, please refer to www.hartfordfunds.com. Information on how the Portfolio voted proxies relating to portfolio securities during the most recent twelve-

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month period ended June 30 is not currently available, but once available, can be obtained (1) without charge, upon request, by calling 1-888-843-7824 and (2) on the SEC’s website at www.sec.gov.

Wellington Management Company LLP

Global Proxy Policy and Procedures

INTRODUCTION

Wellington Management has adopted and implemented policies and procedures that it believes are reasonably designed to ensure that proxies are voted in the best economic interests of clients for whom it exercises proxy-voting discretion.

Wellington Management’s Proxy Voting Guidelines (the “Guidelines”) set forth broad guidelines and positions on common proxy issues that Wellington Management uses in voting on proxies. In addition, Wellington Management also considers each proposal in the context of the issuer, industry and country or countries in which the issuer’s business is conducted. The Guidelines are not rigid rules and the merits of a particular proposal may cause Wellington Management to enter a vote that differs from the Guidelines.

STATEMENT OF POLICY

Wellington Management:

1)	Votes client proxies for which clients have affirmatively delegated proxy-voting authority, in writing, unless it determines that it is in the best interest of one or more clients to refrain from voting a given proxy.

2)	Votes all proxies in the best interests of the client for whom it is voting, i.e., to maximize economic value.

3)	Identifies and resolves all material proxy-related conflicts of interest between the firm and its clients in the best interests of the client.

RESPONSIBILITY AND OVERSIGHT

The Investment Research Group (“Investment Research”) monitors regulatory requirements with respect to proxy voting and works with the firm’s Legal and Compliance Group and the Investment Stewardship Committee to develop practices that implement those requirements. Investment Research also acts as a resource for portfolio managers and research analysts on proxy matters as needed. Day-to-day administration of the proxy voting process is the responsibility of Investment Research. The Investment Stewardship Committee is responsible for oversight of the implementation of the Global Proxy Policy and Procedures, review and approval of the Guidelines and for providing advice and guidance on specific proxy votes for individual issuers.

PROCEDURES

Use of Third-Party Voting Agent

Wellington Management uses the services of a third-party voting agent to manage the administrative aspects of proxy voting. The voting agent processes proxies for client accounts, casts votes based on the Guidelines and maintains records of proxies voted.

Receipt of Proxy

If a client requests that Wellington Management votes proxies on its behalf, the client must instruct its custodian bank to deliver all relevant voting material to Wellington Management or its voting agent.

Reconciliation

Each public security proxy received by electronic means is matched to the securities eligible to be voted and a reminder is sent to any custodian or trustee that has not forwarded the proxies as due. Although proxies received for private securities, as well as those received in non-electronic format, are voted as received, Wellington Management is not able to reconcile these proxies to holdings, nor does it notify custodians of non-receipt.

Research

In addition to proprietary investment research undertaken by Wellington Management investment professionals, Investment Research conducts proxy research internally, and uses the resources of a number of external sources to keep abreast of developments in corporate governance and of current practices of specific companies.

Proxy Voting

Following the reconciliation process, each proxy is compared against the Guidelines, and handled as follows:

•	Generally, issues for which explicit proxy voting guidance is provided in the Guidelines (i.e., “For”, “Against”, “Abstain”) are reviewed by Investment Research and voted in accordance with the Guidelines.

•	Issues identified as “case-by-case” in the Guidelines are further reviewed by Investment Research. In certain circumstances, further input is needed, so the issues are forwarded to the relevant research analyst and/or portfolio manager(s) for their input.

•	Absent a material conflict of interest, the portfolio manager has the authority to decide the final vote. Different portfolio managers holding the same securities may arrive at different voting conclusions for their clients’ proxies.

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Wellington Management reviews regularly the voting record to ensure that proxies are voted in accordance with these Global Proxy Policy and Procedures and the Guidelines; and ensures that documentation and reports, for clients and for internal purposes, relating to the voting of proxies are promptly and properly prepared and disseminated.

Material Conflict of Interest Identification and Resolution Processes

Wellington Management’s broadly diversified client base and functional lines of responsibility serve to minimize the number of, but not prevent, material conflicts of interest it faces in voting proxies. Annually, the Investment Stewardship Committee sets standards for identifying material conflicts based on client, vendor, and lender relationships, and publishes those standards to individuals involved in the proxy voting process. In addition, the Investment Stewardship Committee encourages all personnel to contact Investment Research about apparent conflicts of interest, even if the apparent conflict does not meet the published materiality criteria. Apparent conflicts are reviewed by designated members of the Investment Stewardship Committee to determine if there is a conflict and if so whether the conflict is material.

If a proxy is identified as presenting a material conflict of interest, the matter must be reviewed by designated members of the Investment Stewardship Committee, who will resolve the conflict and direct the vote. In certain circumstances, the designated members may determine that the full Investment Stewardship Governance Committee should convene.

OTHER CONSIDERATIONS

In certain instances, Wellington Management may be unable to vote or may determine not to vote a proxy on behalf of one or more clients. While not exhaustive, the following are potential instances in which a proxy vote might not be entered.

Securities Lending

In general, Wellington Management does not know when securities have been lent out pursuant to a client’s securities lending program and are therefore unavailable to be voted. Efforts to recall loaned securities are not always effective, but, in rare circumstances, Wellington Management may recommend that a client attempt to have its custodian recall the security to permit voting of related proxies.

Share Blocking and Re-registration

Certain countries impose trading restrictions or requirements regarding re-registration of securities held in omnibus accounts in order for shareholders to vote a proxy. The potential impact of such requirements is evaluated when determining whether to vote such proxies.

Lack of Adequate Information, Untimely Receipt of Proxy Materials, or Excessive Costs

Wellington Management may abstain from voting a proxy when the proxy statement or other available information is inadequate to allow for an informed vote, when the proxy materials are not delivered in a timely fashion or when, in Wellington Management’s judgment, the costs exceed the expected benefits to clients (such as when powers of attorney or consularization are required).

ADDITIONAL INFORMATION

Wellington Management maintains records related to proxies pursuant to Rule 204-2 of the Investment Advisers Act of 1940 (the “Advisers Act”), the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other applicable laws.

Wellington Management provides clients with a copy of its Global Proxy Policy and Procedures, including the Guidelines, upon written request. In addition, Wellington Management will make specific client information relating to proxy voting available to a client upon reasonable written request.

Dated: 1 January 2018

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Wellington Management Company LLP

Global Proxy Voting Guidelines

Introduction

Upon a client’s written request, Wellington Management Company LLP (“Wellington Management”) votes securities that are held in the client’s account in response to proxies solicited by the issuers of such securities. Wellington Management established these Global Proxy Voting Guidelines to document positions generally taken on common proxy issues voted on behalf of clients.

These guidelines are based on Wellington Management’s fiduciary obligation to act in the best economic interest of its clients as shareholders. Hence, Wellington Management examines and seeks to vote each proposal so that the long-term effect of the vote will ultimately increase shareholder value for our clients. Because ethical considerations can have an impact on the long-term value of assets, our voting practices are also attentive to these issues, and votes will be cast against unlawful and unethical activity. Further, Wellington Management’s experience in voting proposals has shown that similar proposals often have different consequences for different companies. Moreover, while these Global Proxy Voting Guidelines are written to apply globally, differences in local practice and law make universal application impractical. Therefore, each proposal is evaluated on its merits, taking into account its effects on the specific company in question and on the company within its industry. It should be noted that the following are guidelines, not rigid rules, and Wellington Management reserves the right in all cases to vote contrary to guidelines where doing so is judged to represent the best economic interest of its clients.

Following is a list of common proposals and the guidelines on how Wellington Management anticipates voting on these proposals. The “(SP)” after a proposal indicates that the proposal is usually presented as a shareholder proposal.

Voting Guidelines

Composition and Role of the Board of Directors

Elect Directors. Case-by-Case.

Wellington Management believes that shareholders’ ability to elect directors annually is the most important right shareholders have. Wellington Management generally supports management nominees, but will withhold votes from any director who is demonstrated to have acted contrary to the best economic interest of shareholders. Wellington Management may also withhold votes from directors who failed to implement shareholder proposals that received majority support, implemented dead-hand or no-hand poison pills, or failed to attend at least 75% of scheduled board meetings.

Declassify Board of Directors. For.

Adopt Director Tenure/Retirement Age (SP). Against.

Adopt Director & Officer Indemnification. For.

Wellington Management generally supports director and officer indemnification as critical to the attraction and retention of qualified candidates to the board. Such proposals must incorporate the duty of care.

Allow Special Interest Representation to Board (SP). Against.

Require Board Independence. For.

Wellington Management believes that, in the absence of a compelling counter-argument or prevailing market norms, at least two-thirds of a board should be composed of independent directors, with independence defined by the local market regulatory authority. Wellington Management’s support for this level of independence may include withholding approval for non-independent directors, as well as votes in support of shareholder proposals calling for independence.

Require Key Board Committees to be Independent. For.

Key board committees are the nominating, audit, and compensation committees. Exceptions will be made, as above, with respect to local market conventions.

Require a Separation of Chair and CEO or Require a Lead Director (SP). For.

Approve Directors’ Fees. Case-by-Case.

Approve Bonuses for Retiring Directors. For.

Approve Board Size. For.

Elect Supervisory Board/Corporate Assembly/Statutory Auditors. Case-by-Case.

Companies in certain markets are governed by multitiered boards, with each tier having different powers and responsibilities. Wellington Management holds supervisory board members to similar standards described above under “Elect directors,” subject to prevailing local governance best practices.

Majority Vote on Election of Directors (SP). For.

Wellington Management believes that the election of directors by a majority of votes cast is the appropriate standard for companies to adopt and therefore generally will support those proposals that seek to adopt such a standard. Wellington Management’s support for such proposals will extend typically to situations where the relevant company has an existing resignation policy in place for

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directors that receive a majority of “withhold” votes. Wellington Management believes that it is important for majority voting to be defined within the company’s charter and not simply within the company’s corporate governance policy.

Generally Wellington Management will not support proposals that fail to provide for the exceptional use of a plurality standard in the case of contested elections. Further, Wellington Management will not support proposals that seek to adopt a majority of votes outstanding (i.e., total votes eligible to be cast as opposed to actually cast) standard.

Adopt Proxy Access. For.

Wellington Management generally supports proposals that allow significant and long-term shareholders the right to nominate director candidates on management’s proxy card. That being said, Wellington Management may vote against a proxy access proposal if it is shareholder-sponsored and it requests that the company adopt proxy access without reasonable constraints or in a way that markedly differs from prevailing market norms.

Contested Director Election. Case-by-Case

Compensation

Adopt/Amend Stock Option Plans. Case-by-Case.

While Wellington Management believes equity compensation helps align plan participants’ and shareholders’ interests, Wellington Management will vote against plans that it finds excessively dilutive or costly. Additionally, Wellington Management will generally vote against plans that allow the company to reprice options without shareholder approval. Wellington Management will also vote against plans that allow the company to add shares to the plan without shareholder approval, otherwise known as an “evergreen” provision.

Adopt/Amend Employee Stock Purchase Plans. Case-by-Case.

Wellington Management generally supports employee stock purchase plans, as they may align employees’ interests with the interests of shareholders. That being said, Wellington Management typically votes against plans that do not offer shares to a broad group of employees (i.e., only executives are allowed to participate) or plans that offer shares at a significant discount.

Approve/Amend Bonus Plans. Case-by-Case.

In the US, bonus plans are customarily presented for shareholder approval pursuant to section 162(m) of the omnibus budget reconciliation act of 1992 (“OBRA”). OBRA stipulates that certain forms of compensation are not tax deductible unless approved by shareholders and subject to performance criteria. Because OBRA does not prevent the payment of subject compensation, Wellington Management generally vote “for” these proposals. Nevertheless, occasionally these proposals are presented in a bundled form seeking 162(m) approval and approval of a stock option plan. In such cases, failure of the proposal prevents the awards from being granted. Wellington Management will vote against these proposals where the grant portion of the proposal fails Wellington Management’s guidelines for the evaluation of stock option plans.

Approve Remuneration Policy. Case-by-Case.

Approve Compensation Packages for Named Executive Officers. Case-by-case.

Determine Whether the Compensation Vote Will Occur Every One, Two, or Three years. One Year

Exchange Underwater Options. Case-by-Case.

Wellington Management may support value-neutral exchanges in which senior management is ineligible to participate.

Eliminate or Limit Severance Agreements (Golden Parachutes). Case-by-Case.

Wellington Management will oppose excessively generous arrangements, but may support agreements structured to encourage management to negotiate in shareholders’ best economic interest.

Approve Golden Parachute Arrangements in Connection With Certain Corporate Transactions. Case-by-Case

Shareholder Approval of Future Severance Agreements Covering Senior Executives (SP). Case-by-Case.

Wellington Management believe that severance arrangements require special scrutiny, and are generally supportive of proposals that call for shareholder ratification thereof. But Wellington Management is also mindful of the board’s need for flexibility in recruitment and retention and will therefore oppose placing additional limitations on compensation where Wellington Management feels the board as already demonstrated reasonable respect for industry practice and overall levels of compensation have historically been sensible.

Adopt a Clawback Policy. Case-By-Case.

Wellington Management believes that companies should have the ability to recoup incentive compensation from members of management who received awards based on fraudulent activities or an accounting misstatement. Consequently, Wellington Management may support shareholder proposals requesting that a company establish a clawback provision if the company’s existing policies do not cover these circumstances.

Reporting of Results

Approve Financial Statements. For.

Set Dividends and Allocate Profits. For.

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Limit Non-Audit Services Provided by Auditors (SP). Case-by-Case.

Wellington Management follows the guidelines established by the public company accounting oversight board regarding permissible levels of non-audit fees payable to auditors.

Ratify Selection of Auditors and Set Their Fees. Case-by-Case.

Wellington Management will generally support management’s choice of auditors, unless the auditors have demonstrated failure to act in shareholders’ best economic interest.

Shareholder Approval of Auditors (SP). For.

Shareholder Voting Rights

Adopt Cumulative Voting (SP). Against.

As an exception, Wellington Management may support cumulative voting proposals at “controlled” companies (i.e., companies with a single majority shareholder) or at companies with two-tiered voting rights.

Shareholder Rights Plans. Case-by-Case.

Also known as poison pills, Wellington Management believes these plans do not encourage strong corporate governance, since they can entrench management and restrict opportunities for takeovers. That being said, Wellington Management recognizes that limited poison pills can enable boards of directors to negotiate higher takeover prices on behalf of shareholders. Consequently, Wellington Management may support plans that include:

•	Shareholder approval requirement

•	Sunset provision

•	Permitted bid feature (i.e., bids that are made for all shares and demonstrate evidence of financing must be submitted to a shareholder vote)

Because boards generally have the authority to adopt shareholder rights plans without shareholder approval, Wellington Management is equally vigilant in Wellington Management’s assessment of requests for authorization of blank check preferred shares (see below).

Authorize Blank Check Preferred Stock. Case-by-Case.

Wellington Management may support authorization requests that specifically proscribe the use of such shares for anti-takeover purposes.

Establish Right to Call a Special Meeting. For.

A reasonably high ownership threshold should be required to convene special meetings in order to ensure that they address broadly-supported shareholder interests.

Establish the right to act by written consent (SP). Case-by-Case.

Wellington Management will generally oppose written consent proposals when the company already offers the shareholders the right to call a special meeting.

Increase Supermajority Vote Requirement. Against.

Wellington Management likely will support shareholder and management proposals to remove existing supermajority vote requirements.

Adopt Anti-Greenmail Provision. For.

Adopt Confidential Voting (SP). Case-by-Case.

As an exception, Wellington Management requires such proposals to include a provision to suspend confidential voting during contested elections so that management is not subject to constraints that do not apply to dissidents.

Increase Authorized Common Stock. Case-by-Case.

Wellington Management generally supports requests for increases up to 100% of the shares currently authorized, so long as the new authority respects preemption rights. Exceptions will be made when the company has clearly articulated a reasonable need for a greater increase. Conversely, at companies trading in less liquid markets, Wellington Management may impose a lower threshold.

Approve Merger or Acquisition. Case-by-Case.

Approve Technical Amendments to Charter. Case-by-Case.

Opt Out of State Takeover Statutes. For.

Eliminate Multiclass Voting Structure (SP). For.

Wellington Management believes that shareholders’ voting power should be reflected by their economic stake in a company.

Capital Structure

Authorize Share Repurchase. For.

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Approve Stock Splits. Case-by-Case.

Wellington Management approves stock splits and reverse stock splits that preserve the level of authorized but unissued shares.

Approve Recapitalization/Restructuring. Case-by-Case.

Issue Stock with or without Preemptive Rights. Case-by-Case.

Issue Debt Instruments. Case-by-Case.

Environmental and Social Issues. Case-by-Case

Environmental and social issues typically appear on ballots as shareholder-sponsored proposals. Wellington Management supports these proposals in situations where Wellington Management believes that doing so will improve the prospects for long-term success of a company and investment returns. For example, Wellington Management generally supports proposals focused on improved assessment and disclosure of climate risks when Wellington Management believes they may be material to a company’s long-term performance and management has not sufficiently addressed them. At a minimum, Wellington Management expects companies to comply with applicable laws and regulations with regards to environmental and social standards.

Miscellaneous

Approve Other Business. Against.

Approve Re-incorporation. Case-by-Case.

Approve Third-Party Transactions. Case-by-Case.

7 December 2017

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APPENDIX A

The credit rating information which follows describes how the credit rating services mentioned presently rate the described securities or loans. No reliance is made upon the credit rating firms as “experts” as that term is defined for securities purposes. Rather, reliance on this information is on the basis that such ratings have become generally accepted in the investment business.

In the case of “split-rated” securities or loans (i.e., securities or loans assigned non-equivalent credit quality ratings, such as Baa by Moody’s but BB by S&P or Ba by Moody’s and BB by S&P but B by Fitch), the sub-adviser will determine whether a particular security or loan is considered investment grade or below-investment grade for the Portfolio’s investment portfolio as follows: (a) if all three credit rating agencies have rated a security or loan the median credit rating is used for this determination and (b) if only two credit rating agencies have rated a security, the lower (e.g., most conservative) credit rating is used.

LONG-TERM CREDIT RATINGS:

MOODY’S INVESTORS SERVICE, INC. (“MOODY’S”)

Aaa –– Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa –– Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A –– Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.

Baa –– Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

Ba –– Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.

B –– Obligations rated B are considered speculative and are subject to high credit risk.

Caa –– Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.

Ca –– Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C –– Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms. By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.

STANDARD & POOR’S GLOBAL RATINGS SERVICES (“S&P GLOBAL RATINGS”)

AAA –– An obligation rated ‘AAA’ has the highest rating assigned by S&P Global Ratings. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.

AA –– An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.

A –– An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.

BBB –– An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.

BB, B, CCC, CC, and C –– Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.

BB –– An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.

B –– An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.

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CCC –– An obligation rated ‘CCC’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.

CC –– An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred, but S&P Global Ratings expects default to be a virtual certainty, regardless of the anticipated time to default.

C –– An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared to obligations that are rated higher.

D –– An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to ‘D’ if it is subject to a distressed exchange offer.

Ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.

SHORT-TERM CREDIT RATINGS:

MOODY’S

P-1 - Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2 - Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3 - Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

NP - Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

S&P GLOBAL RATINGS

A-1 –– A short-term obligation rated ‘A–1’ is rated in the highest category by S&P Global Ratings. The obligor’s capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on these obligations is extremely strong.

A-2 –– A short-term obligation rated ‘A–2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.

A-3 –– A short-term obligation rated ‘A–3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitments on the obligation.

B –– A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitments.

C –– A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.

D –– A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to ‘D’ if it is subject to a distressed exchange offer.

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RATING OF MUNICIPAL OBLIGATIONS:

S&P GLOBAL RATINGS

MUNICIPAL NOTES

An S&P Global Ratings U.S. municipal note rating reflects S&P Global Ratings’ opinion about the liquidity factors and market access risks unique to the notes. Notes due in three years or less will likely receive a note rating. Notes with an original maturity of more than three years will most likely receive a long-term debt rating. In determining which type of rating, if any, to assign, S&P Global Ratings’ analysis will review the following considerations: (1) Amortization schedule—the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and (2) Source of payment—the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

Municipal Short-Term Note Ratings are as follows:

SP-1 - Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

SP-2 - Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3 - Speculative capacity to pay principal and interest.

D - ‘D’ is assigned upon failure to pay the note when due, completion of a distressed exchange offer, or the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions.

MOODY’S

SHORT-TERM OBLIGATION RATINGS

There are three rating categories for short-term municipal obligations that are considered investment grade. These ratings are designated as Municipal Investment Grade (MIG) and are divided into three levels — MIG 1 through MIG 3 – while speculative grade short-term obligations are designated SG. MIG ratings expire at the maturity of the obligation, and the issuer’s long-term rating is only one consideration in assigning the MIG rating.

MIG 1. This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2. This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3. This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG. This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

DEMAND OBLIGATION RATINGS

In the case of variable rate demand obligations (VRDOs), a two-component rating is assigned: a long or short-term debt rating and a demand obligation rating. The first element represents Moody’s evaluation of risk associated with scheduled principal and interest payments. The second element represents Moody’s evaluation of risk associated with the ability to receive purchase price upon demand (“demand feature”). The second element uses a rating from a variation of the MIG scale called the Variable Municipal Investment Grade (VMIG) scale. VMIG ratings of demand obligations with unconditional liquidity support are mapped from the short-term debt rating (or counterparty assessment) of the support provider, or the underlying obligor in the absence of third party liquidity support, with VMIG 1 corresponding to P-1, VMIG 2 to P-2, VMIG 3 to P-3 and SG to not prime. For example, the VMIG rating for an industrial revenue bond with Company XYZ as the underlying obligor would normally have the same numerical modifier as Company XYZ’s prime rating. Transitions of VMIG ratings of demand obligations with conditional liquidity support, as shown in the diagram below, differ from transitions on the Prime scale to reflect the risk that external liquidity support will terminate if the issuer’s long-term rating drops below investment grade.

VMIG 1. This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 2. This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 3. This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

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SG. This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.

For VRDBs supported with conditional liquidity support, short-term ratings transition down at higher long-term ratings to reflect the risk of termination of liquidity support as a result of a downgrade below investment grade. VMIG ratings of VRDBs with unconditional liquidity support reflect the short-term debt rating (or counterparty assessment) of the liquidity support provider with VMIG 1 corresponding to P-1, VMIG 2 to P-2, VMIG 3 to P-3 and SG to not prime.

DUAL RATINGS:

S&P Global Ratings

Dual ratings may be assigned to debt issues that have a put option or demand feature. The first component of the rating addresses the likelihood of repayment of principal and interest as due, and the second component of the rating addresses only the demand feature. The first component of the rating can relate to either a short-term or long-term transaction and accordingly use either short-term or long-term rating symbols. The second component of the rating relates to the put option and is assigned a short-term rating symbol (for example, ‘AAA/A-1+’ or ‘A-1+/A-1’). With U.S. municipal short-term demand debt, the U.S. municipal short-term note rating symbols are used for the first component of the rating (for example, ’SP-1+/A-1+’).

INTERNATIONAL LONG-TERM CREDIT RATINGS:

FITCH, INC.

International credit ratings relate to either foreign currency or local currency commitments and, in both cases, assess the capacity to meet these commitments using a globally applicable scale. As such, both foreign currency and local currency international ratings are internationally comparable assessments.

Rated entities in a number of sectors, including financial and non-financial corporations, sovereigns, insurance companies and certain sectors within public finance, are generally assigned Issuer Default Ratings (IDRs). IDRs are also assigned to certain entities in global infrastructure, project finance and public finance. IDRs opine on an entity’s relative vulnerability to default (including by way of a distressed debt exchange) on financial obligations. The threshold default risk addressed by the IDR is generally that of the financial obligations whose non-payment would best reflect the uncured failure of that entity. As such, IDRs also address relative vulnerability to bankruptcy, administrative receivership or similar concepts.

In aggregate, IDRs provide an ordinal ranking of issuers based on the agency’s view of their relative vulnerability to default, rather than a prediction of a specific percentage likelihood of default.

AAA: Highest credit quality. ‘AAA’ ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very high credit quality. ‘AA’ ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High credit quality. ‘A’ ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB: Good credit quality. ‘BBB’ ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.

BB: Speculative. ’BB’ ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists which supports the servicing of financial commitments.

B: Highly speculative. ‘B’ ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.

CCC: Substantial credit risk. Default is a real possibility.

CC: Very high levels of credit risk. Default of some kind appears probable.

C: Near default. A default or default-like process has begun, or the issuer is in standstill, or for a closed funding vehicle, payment capacity is irrevocably impaired. Conditions that are indicative of a ‘C’ category rating for an issuer include:

a.	the issuer has entered into a grace or cure period following non-payment of a material financial obligation;

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b.	the issuer has entered into a temporary negotiated waiver or standstill agreement following a payment default on a material financial obligation; or

c.	the formal announcement by the issuer or their agent of a distressed debt exchange;

d.	a closed financing vehicle where payment capacity is irrevocably impaired such that it is not expected to pay interest and/or principal in full during the life of the transaction, but where no payment default is imminent

RD: Restricted default. ‘RD’ ratings indicate an issuer that in Fitch’s opinion has experienced:

a.	an uncured payment default on a bond, loan or other material financial obligation but

b.	has not entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, and

c.	has not otherwise ceased operating.

This would include:

i.	the selective payment default on a specific class or currency of debt;

ii.	the uncured expiry of any applicable grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation;

iii.	the extension of multiple waivers or forbearance periods upon a payment default on one or more material financial obligations, either in series or in parallel; ordinary execution of a distressed debt exchange on one or more material financial obligations.

D: Default. ‘D’ ratings indicate an issuer that in Fitch’s opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, or which has otherwise ceased business.

Default ratings are not assigned prospectively to entities or their obligations; within this context, non-payment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange.

In all cases, the assignment of a default rating reflects the agency’s opinion as to the most appropriate rating category consistent with the rest of its universe of ratings and may differ from the definition of default under the terms of an issuer’s financial obligations or local commercial practice.

Within rating categories, Fitch may use modifiers.  The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories.

INTERNATIONAL SHORT-TERM CREDIT RATINGS:

FITCH, INC.

A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term deposit ratings may be adjusted for loss severity. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations and up to 36 months for obligations in U.S. public finance markets.

F1: Highest Short-Term Credit Quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

F2: Good Short-Term Credit Quality. Good intrinsic capacity for timely payment of financial commitments.

F3: Fair Short-Term Credit Quality. The intrinsic capacity for timely payment of financial commitments is adequate.

B: Speculative Short-Term Credit Quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

C: High Short-Term Default risk. Default is a real possibility.

RD: Restricted Default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.

D: Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

Within rating categories, Fitch may use modifiers.  The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories.

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PART C

OTHER INFORMATION

Item 28. Exhibits

a.(i)	Certificate of Trust dated October 25, 2016 (incorporated by reference to the initial Registration Statement on Form N-1A (File No. 811-23232) filed on February 24, 2017)

a.(ii)	Certificate of Amendment to the Certificate of Trust dated January 5, 2017 (incorporated by reference to the initial Registration Statement on Form N-1A (File No. 811-23232) filed on February 24, 2017)

a.(iii)	Agreement and Declaration of Trust dated November 3, 2016 (incorporated by reference to the initial Registration Statement on Form N-1A (File No. 811-23232) filed on February 24, 2017)

b.	By-Laws dated November 3, 2016 (incorporated by reference to the Post-Effective Amendment No. 3 to Registration Statement on Form N-1A (File No. 811-23232) filed on February 28, 2018)

c.	Not Applicable

d.(i)	Form of Investment Management Agreement with Hartford Funds Management Company, LLC (incorporated by reference to the Post-Effective Amendment No. 3 to Registration Statement on Form N-1A (File No. 811-23232) filed on February 28, 2018)

d.(ii)	Form of Investment Sub-Advisory Agreement with Wellington Management Company LLP (incorporated by reference to the Post-Effective Amendment No. 3 to Registration Statement on Form N-1A (File No. 811-23232) filed on February 28, 2018)

e.	Form of Private Placement Agency Contract with Hartford Funds Distributors, LLC (incorporated by reference to the initial Registration Statement on Form N-1A (File No. 811-23232) filed on February 24, 2017)

f.	Not Applicable

g.(i).a	Custodian Agreement with State Street Bank and Trust Company dated December 31, 2014 (effective January 1, 2015) (incorporated by reference to the Post-Effective Amendment No. 3 to Registration Statement on Form N-1A (File No. 811-23232) filed on February 28, 2018)

g.(i).b

Amendment One to the Custodian Agreement with State Street Bank and Trust Company effective March 1, 2017 (incorporated by reference to the Post-Effective Amendment No. 3 to Registration Statement on Form N-1A (File No. 811-23232) filed on February 28, 2018)

g.(i).b	Amendment Number 2 to the Custodian Agreement dated September 27, 2017 (incorporated by reference to Exhibit g.(ii) of Hartford Funds Exchange-Traded Trust’s Post-Effective Amendment No. 19 to its Registration Statement on Form N-1A (File No. 333-215165) filed on November 28, 2018)

h.(i).a	Fund Accounting Agreement with Hartford Funds Management Company dated December 31, 2014 (incorporated by reference to Exhibit h.(iii).a of The Hartford Mutual Funds, Inc.’s Post-Effective Amendment No. 137 to Registration Statement on Form N-1A (File No. 333-02381) filed on February 27, 2015)

h.(i).b	Form of Amendment One to Fund Accounting Agreement (incorporated by reference to Exhibit h.(iii).b of The Hartford Mutual Funds, Inc.’s Post-Effective Amendment No. 140 to Registration Statement on Form N-1A (File No. 333-02381) filed on May 28, 2015)

h.(i).c	Amendment Two to Fund Accounting Agreement (incorporated by reference to Exhibit h.(iii).c of The Hartford Mutual Funds, Inc.’s Post-Effective Amendment No. 143 to Registration Statement on Form N-1A (File No. 333-02381) filed on December 22, 2015)

h.(i).d	Amendment Three to Fund Accounting Agreement (incorporated by reference to Exhibit h.(iii).d of The Hartford Mutual Funds, Inc.’s Post-Effective Amendment No. 144 to Registration Statement on Form N-1A (File No. 333-02381) filed on February 29, 2016)

h.(i).e	Form of Amendment Four to Fund Accounting Agreement (incorporated by reference to Exhibit h.(iii).e of The Hartford Mutual Funds, Inc.’s Post-Effective Amendment No. 149 to Registration Statement on Form N-1A (File No. 333-02381) filed on December 8, 2016)

h.(i).f	Amendment Five to Fund Accounting Agreement (incorporated by reference to Exhibit h.(iii).f of The Hartford Mutual Funds, Inc.’s Post-Effective Amendment No. 150 to Registration Statement on Form N-1A (File No. 333-02381) filed on December 27, 2016)

h.(i).g	Amendment Six to Fund Accounting Agreement (incorporated by reference to Exhibit h.(iii).g of The Hartford Mutual Funds, Inc.’s Post-Effective Amendment No. 153 to Registration Statement on Form N-1A (File No. 811-23232) filed on February 28, 2017)

h.(i).h	Amendment Seven to Fund Accounting Agreement (incorporated by reference to Exhibit h.(iii).h of The Hartford Mutual Funds, Inc. Post-Effective Amendment No. 160 to Registration Statement on Form N-1A (File No. 333-02381) filed on February 28, 2019)

h.(i).i	Amendment Eight to Fund Accounting Agreement (incorporated by reference to Exhibit h.(iii).i of The Hartford Mutual Funds, Inc. Post-Effective Amendment No. 160 to Registration Statement on Form N-1A (File No. 333-02381) filed on February 28, 2019)

h.(ii)	Form of Participation Agreement (incorporated by reference to the initial Registration Statement on Form N-1A (File No. 811-23232) filed on February 24, 2017)

h.(iii)	Form of Global Securities Lending Agency Agreement (incorporated by reference to the Post-Effective Amendment No. 3 to Registration Statement on Form N-1A (File No. 811-23232) filed on February 28, 2018)

i.	Not Applicable

j.	Consent of Independent Public Accounting Firm (filed herewith)

k.	Not Applicable

l.	Not Applicable

m.	Not Applicable

n.	Not Applicable

o.	Not Applicable

p.(i)	Code of Ethics of Hartford Funds Master Fund, Hartford Funds Management Company, LLC and Hartford Funds Distributors, LLC dated November 1, 2018 (incorporated by reference to Exhibit p.(i) of The Hartford Mutual Funds, Inc. Post-Effective Amendment No. 160 to Registration Statement on Form N-1A (File No. 333-02381) filed on February 28, 2019)

p. (ii)	Code of Ethics of Wellington Management Company LLP dated April 30, 2017 (incorporated by reference to Exhibit p.(ii) of The Hartford Mutual Funds, Inc. Post-Effective Amendment No. 160 to Registration Statement on Form N-1A (File No. 333-02381) filed on February 28, 2019)

q.	Power of Attorney dated November 6, 2018 (incorporated by reference to the Post-Effective Amendment No. 4 to Registration Statement on Form N-1A (File No. 811-23232) filed on January 31, 2019)

Item 29. Persons Controlled by or Under Common Control with Registrant

None

Item 30. Indemnification

Reference is made to the subsections of Article X of the Agreement and Declaration of Trust (“Declaration”) for the Registrant (also, the “Trust”).  All section references below are to those contained in the Declaration.

Indemnification and Advancement of Expenses. Subject to the exceptions and limitations contained in Section 10.5 of the Declaration, every person who is, or has been, a Trustee, officer, or employee of the Trust, including persons who serve at the request of the Trust as directors, trustees, officers, employees or agents of another organization in which the Trust has an interest as a shareholder, creditor or otherwise (hereinafter referred to as a “Covered Person”), shall be indemnified by the Trust or the applicable Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been such a Trustee, director, officer, employee or agent and against amounts paid or incurred by him in settlement thereof. No indemnification shall be provided hereunder to a Covered Person to the extent such indemnification is prohibited by applicable federal law. The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such a person. Subject to applicable federal law, expenses of preparation and presentation of a defense to any claim, action, suit or proceeding subject to a claim for indemnification under Section 10.5 of the Declaration shall be advanced by the Trust or the applicable Series prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under Section 10.5 of the Declaration. To the extent that any determination is required to be made as to whether a Covered Person engaged in conduct for which indemnification is not provided as described herein, or as to whether there is reason to believe that a Covered Person ultimately will be found entitled to indemnification, the Person or Persons making the determination shall afford the Covered Person a rebuttable presumption that the Covered Person has not engaged in such conduct and that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification. As used in Section 10.5 of the Declaration, the words “claim,” “action,” “suit” or “proceeding” shall apply to all claims, demands, actions, suits, investigations, regulatory inquiries, proceedings or any other occurrence of a similar nature, whether actual or threatened and whether civil, criminal, administrative or other, including appeals, and the words “liability” and “expenses” shall include without limitation, attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

Further Indemnification.  Nothing contained in the Declaration shall affect any rights to indemnification to which any Covered Person or other Person may be entitled by contract or otherwise under law or prevent the Trust from entering into any contract to provide indemnification to any Covered Person or other Person.  Without limiting the foregoing, the Trust may, in connection with the acquisition of assets subject to liabilities pursuant to Section 4.2 of the Declaration or a merger or consolidation pursuant to Section 11.2 of the Declaration, assume the obligation to indemnify any Person including a Covered Person or otherwise contract to provide such indemnification, and such indemnification shall not be subject to the terms of this Article X.

Amendments and Modifications.  Without limiting the provisions of Section 12.1(b) of the Declaration, in no event will any amendment, modification or change to the provisions of the Declaration or the By-Laws adversely affect in any manner the rights of any Covered Person to (a) indemnification under Section 10.5 of the Declaration in connection with any proceeding in which such Covered Person becomes involved as a party or otherwise by virtue of being or having been a Trustee, officer or employee of the Trust or (b) any insurance payments under policies maintained by the Trust, in either case with respect to any act or omission of such Covered Person that occurred or is alleged to have occurred prior to the time such amendment, modification or change to the Declaration or the By-Laws.

The Registrant’s various agreements with its service providers provide for indemnification.

Item 31. Business and Other Connections of Investment Adviser

Hartford Funds Management Company, LLC (“HFMC”) serves as investment adviser to Hartford Funds Master Fund. The executive officers of HFMC are listed in the investment adviser registration on Form ADV for HFMC (File No. 801-77209) and are hereby incorporated herein by reference thereto.  The business and other connections of a substantial nature of each executive officer are given below.

Name	Position with HFMC (1)	Other Business
James E. Davey	Senior Managing Director, Chairman of the Board, President and Manager	Executive Vice President of The Hartford Financial Services Group, Inc. (2) (“The Hartford”); Senior Managing Director, Chairman of the Board and Manager of Hartford Funds Distributors, LLC (3) (“HFD”); President, Senior Managing Director, Director and Chairman of the Board of Hartford Administrative Services Company (4) (“HASCO”); President, Director, Chairman and Senior Managing Director of the Hartford Funds Management Group, Inc. (5) (“HFMG”); and President, Chairman of the Board and Manager of Lattice Strategies LLC (6) (“Lattice”)
Walter F. Garger	Secretary, Managing Director and General Counsel	Secretary, Managing Director and General Counsel of HFD, HASCO and HFMG; and Secretary and General Counsel of Lattice
Vernon J. Meyer	Chief Investment Officer and Managing Director	Managing Director of HFMG
Gregory A. Frost	Managing Director, Chief Financial Officer and Manager	Director, Managing Director and Chief Financial Officer of HASCO; Manager, Managing Director and Chief Financial Officer of HFD; Managing Director and Chief Financial Officer of HFMG; and Chief Financial Officer, Assistant Treasurer and Manager of Lattice

Name	Position with HFMC (1)	Other Business
Joseph G. Melcher	Executive Vice President and Chief Compliance Officer	Executive Vice President of HASCO and HFMG; Executive Vice President and Chief Compliance Officer of Lattice; and President, Chief Executive Officer and Executive Vice President of HFD
Anita Baldwin	Vice President	Vice President of HFMG
Shannon O’Neill	Vice President and Controller	Vice President and Controller of HASCO and HFMG; Financial and Operations Principal, Vice President and Controller of HFD
Michael J. Fixer	Assistant Vice President and Assistant Treasurer	Assistant Treasurer and Assistant Vice President of HASCO, HFD, The Hartford, HFMG and Lattice
Sarah J. Harding	Assistant Secretary	Assistant Secretary of HLI, HASCO, HFD, Hartford Investment Management Company (7) (“HIMCO”), HFMG and Lattice
Terence Shields	Assistant Secretary	Assistant Secretary of HFD, HFMG, and Lattice; and Vice President and Assistant Corporate Secretary of The Hartford
Audrey E. Hayden	Assistant Secretary	Assistant Secretary of HASCO, HFD, HFMG, HIMCO and Lattice
Holly P. Seitz	Assistant Secretary	Assistant Secretary of HFMG, HASCO, HIMCO, HFD and Lattice
Simone Parillo	Assistant Secretary	Assistant Secretary of HFMG, HASCO, HIMCO, HFD and Lattice
Michael R. Chesman	Senior Vice President and Director of Taxes	Director of Taxes and Senior Vice President of HASCO, HFD, HFMG, The Hartford, HIMCO and Lattice
Keith R. Percy	Vice President	Vice President of HFD, HFMG, HASCO, HIMCO and Lattice
Allison Z. Mortensen	Vice President	Vice President of HFMG
Sabra R. Purtill	Treasurer	Treasurer and Senior Vice President of HASCO and The Hartford; and Treasurer of Lattice, HIMCO, HFMG and HFD
Eapen A. Chandy	Assistant Vice President and Assistant Treasurer	Assistant Vice President and Assistant Treasurer of HASCO, HFD, HFMG, Lattice and The Hartford
Gissell Martinez	Assistant Secretary	Assistant Secretary of HASCO, HFD, HFMG and Lattice
Jeffrey T. Coghan	Vice President	Senior Vice President of HFD and HFMG
Elizabeth L. Kemp	Assistant Secretary	Assistant Secretary of HFD, HFMG, HIMCO and Lattice

(1) The principal business address for HFMC is 690 Lee Road, Wayne, PA 19087.

(2) The principal business address for The Hartford is One Hartford Plaza, Hartford, CT 06155.

(3) The principal business address for HFD is 690 Lee Road, Wayne, PA 19087.

(4) The principal business address for HASCO is 690 Lee Road, Wayne, PA 19087.

(5) The principal business address for HFMG is 690 Lee Road, Wayne, PA 19087.

(6) The principal business address for Lattice is 101 Montgomery Street, 27th Floor, San Francisco, CA 94104.

(7) The principal business address for HIMCO is One Hartford Plaza, Hartford, CT 06155.

Wellington Management Company LLP (“Wellington Management”) serves as sub-adviser to the series of the Registrant. The executive officers of Wellington Management are listed in the investment adviser registration on Form ADV for Wellington Management (File No. 801-15908) and are hereby incorporated herein by reference thereto. The business and other connections of a substantial nature of each executive officer are given below.

Name	Title
Cynthia M. Clarke	Senior Managing Director and General Counsel, Wellington Management Company LLP
John D. Norberg	Senior Managing Director and Chief Compliance Officer, Wellington Management Company LLP
Edward J. Steinborn	Senior Managing Director and Chief Financial Officer, Wellington Management Company LLP
Brendan J. Swords	Chairman, Chief Executive Officer, Wellington Management Company LLP

Item 32.  Principal Underwriters

(a)	Hartford Funds Distributors, LLC (“HFD”) serves as the principal underwriter for the series of the Registrant and is an indirect subsidiary of The Hartford Financial Services Group, Inc. HFD is also the principal underwriter for the series of The Hartford Mutual Funds, Inc., The Hartford Mutual Funds II, Inc., Hartford Series Fund, Inc. and Hartford HLS Series Fund II, Inc.
(b)	The directors and principal officers of HFD and their position with the Registrant are as follows:

Name and Principal Business Address*	Positions and Offices with Underwriter	Position and Offices with Registrant
John F. Brennan	Senior Vice President	None
Eapen A. Chandy**	Assistant Vice President and Assistant Treasurer	None
Michael R. Chesman**	Director of Taxes and Senior Vice President	None
Jeffrey T. Coghan	Senior Vice President	None
James E. Davey	Chairman of the Board, Senior Managing Director and Manager	Director, President and Chief Executive Officer

Name and Principal Business Address*	Positions and Offices with Underwriter	Position and Offices with Registrant
Andrew S. Decker	AML Officer	AML Compliance Officer
Michael J. Fixer**	Assistant Vice President and Assistant Treasurer	None
Gregory A. Frost	Chief Financial Officer, Managing Director and Manager	None
Walter F. Garger	General Counsel, Managing Director and Secretary	Chief Legal Officer
Sarah J. Harding**	Assistant Secretary	None
Audrey E. Hayden**	Assistant Secretary	None
David S. Hescheles	Senior Vice President	None
Keraya S. Jefferson	Chief Compliance Officer and Vice President	None
Elizabeth L. Kemp**	Assistant Secretary	None
Gissell Martinez**	Assistant Secretary	None
Joseph G. Melcher	President, Chief Executive Officer and Executive Vice President	Vice President and Chief Compliance Officer
Shannon O’Neill	Controller, Vice President and Financial and Operations Principal (FINOP)	None
Simone Parillo**	Assistant Secretary	None
Keith R. Percy**	Vice President	None
Sabra R. Purtill**	Treasurer	None
Laura S. Quade	Vice President	Vice President
Holly P. Seitz**	Assistant Secretary	None
Terence Shields**	Assistant Secretary	None
Martin A. Swanson	Chief Marketing Officer and Managing Director	None

* Unless otherwise indicated, principal business address is 690 Lee Road, Wayne, PA 19087.

** Principal business address is One Hartford Plaza, Hartford, CT 06115.

(c)	Not Applicable

Item 33.  Location of Accounts and Records

Books or other documents required to be maintained by the Registrant by Section 31(a) of the Investment Company Act of 1940 and the Rules promulgated thereunder are maintained by the Registrant’s custodian, sub-administrator, and sub-fund accounting agent, State Street Bank and Trust Company, One Lincoln Street, Boston, MA 02111, and the Registrant’s investment manager, Hartford Funds Management Company, LLC, 690 Lee Road, Wayne, PA 19087.  Registrant’s corporate records are maintained at Hartford Funds Management Company, LLC, 690 Lee Road, Wayne, PA 19087, and its financial ledgers are maintained at State Street Bank and Trust Company, One Lincoln Street, Boston, MA 02111.

Item 34.  Management Services

Not Applicable

Item 35.  Undertakings

Not Applicable

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the city of Wayne, and Commonwealth of Pennsylvania, on the 28th day of February 2019.

HARTFORD FUNDS MASTER FUND

By:	/s/ James E. Davey*
James E. Davey
President

*By:	/s/ Thomas R. Phillips

Thomas R. Phillips, Attorney-in-Fact

(Pursuant to Power of Attorney (previously filed))

EXHIBIT INDEX

Exhibit No.	Description
j.	Consent of Independent Public Accounting Firm